UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

PERRIGO COMPANY PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL GENERAL MEETING

Friday, May 6, 2022

10:00 a.m. (Irish Time)

The 2022 Annual General Meeting (the “AGM”) of Shareholders of Perrigo Company plc (“the Company” or “Perrigo”) will be held on Friday, May 6, 2022 at 10:00 a.m. (Irish Time) at The Westin Dublin, College Green, Westmoreland Street, Dublin 2, Ireland, Guinea and Florin Room.

Meeting Agenda:

1.	To elect, by separate resolutions, ten director nominees to serve until the 2023 Annual General Meeting of Shareholders;
2.

To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor;

3.	To provide advisory approval of the Company’s executive compensation;
4.	To amend the Company’s Long-Term Incentive Plan;
5.	To renew the Board’s authority to issue shares under Irish law;
6.	To renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law; and
7.	To transact any other business that may properly come before the meeting.

Proposals 1 – 5 are ordinary resolutions requiring the approval of a simple majority of the votes cast at the meeting. Proposal 6 is a special resolution requiring the approval of not less than 75% of the votes cast. All proposals are more fully described in this Proxy Statement.

In addition to the above proposals, the business of the AGM shall include the consideration of the Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2021, along with the related directors’ and auditor’s reports and a review of the Company’s affairs.

ADMISSION TO THE ANNUAL GENERAL MEETING

The well-being of all attendees and participants at the AGM is a primary concern for the Company, and in this context, we will continue to monitor developments in relation to the COVID-19 pandemic. While all shareholders are invited to attend the AGM, the AGM will proceed subject to the guidance provided by the Irish Government and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as the Board considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the AGM. Due to the ongoing risks posed by the COVID-19 pandemic, the members of our Board and senior management may not be physically present at our AGM in Ireland and may instead participate remotely. Furthermore, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Such additional procedures or limitations may include, but are not limited to, limits on the number of attendees to promote social distancing and requiring the use of face masks.

Shareholders are also encouraged to keep up-to-date with, and follow, any guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate) as circumstances may change on short notice. Should we determine that alternative arrangements may be advisable or required due to public health recommendations regarding COVID-19, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and/or filing with the Securities and Exchange Commission and also post additional information on the Investor Relations section of our website (http://investors.perrigo.com).

For these reasons, we encourage all shareholders to vote their shares by proxy in advance of the AGM to ensure you can vote and be represented at the AGM if attending in person is not feasible or not recommended. This can be done in advance of the AGM by using one of the voting options detailed in the accompanying proxy statement.

If you wish to attend the AGM, you must be a shareholder as of the record date, March 7, 2022. If you plan on attending the meeting, you may obtain admission tickets at the registration desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker, bank or other nominee should bring proof or a certificate of ownership to the meeting.

Your vote is important. Please consider the issues presented in this Proxy Statement and vote your shares as soon as possible. To do so, you should promptly sign, date and return the enclosed proxy card or proxy voting instruction form or vote by telephone or Internet following the instructions on the proxy card or instruction form.

A shareholder entitled to attend and vote at the AGM is entitled, using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the AGM. A proxy need not be a shareholder of record.

By order of the Board of Directors

Todd W. Kingma

Executive Vice President, General Counsel

and Company Secretary

March 24, 2022

We are once again pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. This e-proxy process expedites shareholders’ receipt of proxy materials while reducing the costs and the environmental impact of our AGM. On or about March 24, 2022, we mailed to our beneficial owners and consenting shareholders of record a notice of internet availability of proxy materials containing instructions on how to access our proxy statement, Annual Report and Irish Statutory Financial Statements and how to vote online. All other shareholders will receive a paper copy of the proxy statement, proxy card, Annual Report and Irish Statutory Financial Statements by mail unless otherwise notified by us or our transfer agent. The notice of internet availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card, Annual Report and Irish Statutory Financial Statements if you only received a notice by mail or (ii) elect to receive your proxy statement, Annual Report and Irish Statutory Financial Statements over the Internet if you received them by mail this year.

This Proxy Statement, the Annual Report on Form 10-K and Irish Statutory Financial Statements for the fiscal year ended December 31, 2021, are available at www.proxydocs.com/PRGO.

Page
Proxy Summary	ii

Corporate Governance	1

Environmental, Social & Governance	6

Board of Directors and Committees	14

Certain Relationships and Related-Party Transactions	18

Director Compensation	19

Ownership of Perrigo Ordinary Shares	21

Delinquent Section 16(a) Reports	23

Executive Compensation	24

Potential Payments Upon Termination or Change in Control	52

Talent & Compensation Committee Report	59

Equity Compensation Plan Information	59

CEO Pay Ratio	60

Audit Committee Report	61

Proposals to be Voted on:

(1) Election of Directors	62
(2) Ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company and the authorization to fix the remuneration of the auditor	73
(3) Advisory vote on the Company’s executive compensation	74
(4) Amend the Company’s Long-Term Incentive Plan	75
(5) Renew the Board’s authority to issue shares under Irish law	85

(6) Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	86

Presentation of Irish Statutory Financial Statements	89

Annual Report on Form 10-K	90

Questions and Answers and Voting Information	91

Exhibit A	1

The proxy statement, form of proxy and voting instructions are being mailed to shareholders starting on or about March 24, 2022.

i  2022 Proxy Statement

Proxy Summary

Proxy Summary

Here are highlights of important information you will find in this proxy statement. As this is only a summary, we encourage you to review the complete proxy statement before you vote.

Our Annual General Meeting

Logistics

Date and Time May 6, 2022 at 10:00 a.m. (Irish Time)	The Westin Dublin, College Green, Westmoreland Street, Dublin 2, Ireland, Guinea and Florin Room

Record Date March 7, 2022	Shareholders on the close of business on the record date may vote on all matters.

Proposals

Resolutions Proposed for Shareholder Vote	Board Vote Recommendation	Page Reference for Additional Details
1. Election of directors	FOR each nominee	62
2. Ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor	FOR	73
3. Advisory vote on executive compensation	FOR	74
4. Amend the Company’s Long-Term Incentive Plan	FOR	75
5. Renew the Board’s authority to issue shares under Irish law	FOR	85
6. Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	FOR	86

Governance

• Annual director elections	• Separate independent Chair and CEO roles

• 9 of 10 director nominees are independent	• Annual Board and committee assessments

• All committee members are independent	• Robust stock ownership guidelines

• Board of Directors is diverse in gender, ethnicity, experience and skills	• Majority voting for directors • No shareholder rights plan

• Regular Board refreshment	• Board level risk oversight

• Independent directors regularly meet in executive session	• Anti-hedging and anti-pledging policies • Regular shareholder engagement

Board Refreshment

•	Erica L. Mann was appointed to the Board in 2019.

•	Katherine C. Doyle was appointed to the Board in July 2020

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Proxy Summary

•	Orlando D. Ashford was appointed to the Board in December 2020

•

After five years of distinguished service, including serving as Chair of the Board since 2018, Rolf A. Classon has decided not to stand for re-election to the Board. After the AGM, assuming his election Orlando Ashford will succeed Mr. Classon as Chair of the Board.

•	Average tenure: approximately 4.3 years as of the date of the AGM

Executive Transition/Succession Planning

Sharon Kochan, Former Executive Vice President, President, Rx left the Perrigo Company as part of the sale of our Generic Prescription Drug business to Altaris Capital. Additionally, James E. Dillard was appointed Executive Vice President, President, Consumer Health Care Americas in October 2021, following the resignation of Richard Sorota.

2021 Performance Update1

Our ambition is to empower consumers’ self-care decisions, using the Company’s core competencies to fully take advantage of the massive global trend towards self-care. In 2021, management and the Board of Directors took decisive action and completed our three-year plan to transform Perrigo into a consumer Self-Care market leader, despite pandemic related challenges, by:

•	Executing the July 2021 sale of our Generic Prescription Drug business to Altaris Capital for approximately $1.55 billion, which was the final major step in our consumer self-care transformation.

•

Announcing the binding agreement in September 2021 to acquire Héra SAS (or “HRA Pharma”) for €1.8 billion in cash, which is expected to significantly advance our consumer self-care growth strategy and position Perrigo to deliver top-tier net sales and double-digit adjusted earnings per share (“EPS”) growth, with significant margin expansion.

•

Significantly reducing uncertainty by settling the Irish tax dispute for €266.1 million, removing a potential exposure of €1.6 billion for the business; this settlement was funded by another key victory – a €355 million cash award that was received from Alychlo NV and Holdco I BE NV, the sellers of Omega Pharma, based on an arbitration decision by a Belgium tribunal.

•	Announcing in May 2021 a definitive agreement to sell the Mexico and Brazil-based OTC businesses as part of Perrigo’s margin improvement program and Project Momentum cost savings initiative.

Other highlights and results from continuing operations include:

•	Delivering reported net sales of $4.1 billion, reported operating income of $0.4 billion, and adjusted operating income of $0.5 billion.

•

Growing reported net sales by 1.2%, including a negative impact of 1.7 percentage points from lower net sales of cough/cold products worldwide during the year due to the historically weak cough/cold/flu season.

•	Achieving $130 million in new product sales.

•	Growing our e-commerce sales by more than 21%, on top of strong growth of more than 100% in 2020

1 See Exhibit A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

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Proxy Summary

•	Improving customer service levels while managing through challenges stemming from the COVID-19 pandemic, including supply chain disruptions and worker shortages.

•	Continuing to deliver on the $100 million Project Momentum cost savings program.

•

Continuing progress toward our ESG and sustainability goals, including 100% renewable electricity, a 15% reduction in CO2 emissions and 10% reduction in energy, water and waste by 2026 and 80-100% recyclable, reusable or compostable packaging by 2025

•	Continuing our focus on prioritizing diversity, equity and inclusion, with 49% global female and 22% U.S. people of color representation and 53% global female and 31% U.S. people of color new hires

•	Increasing our dividend for the 19th consecutive year

Executive Compensation

Executive Compensation Principles

A key element of our success in transforming to a Consumer Self-Care market leader is having the right executive leadership team to guide Perrigo in successfully executing our transformation roadmap and ensuring the long-term success of the company.

For this reason, our executive compensation program is designed to attract, inspire, and retain the highest level of executive talent. Further, our programs are structured to closely align with our business objectives and commitment to shareholder value creation by having the vast majority of our executives` compensation being at risk, not guaranteed, and linked to performance in order to be realized.

What We Do	What We Do Not Do

Pay-for-Performance philosophy that emphasizes variable, at-risk, performance based, equitable pay

   Permit hedging or pledging of
Perrigo stock

   Provide significant perquisites

   Provide “single trigger” change in control cash severance benefits

   Provide excise tax gross-up on any change in control payments

Directly align executive compensation with shareholder returns through long-term operational, financial, and share price performance
Mitigate risk by conducting independent annual risk assessments
Incorporate plan design features that cap maximum level of payouts, use multiple performance metrics and include claw back provisions
Have rigorous stock ownership guidelines

Use an independent compensation consultant

Regularly review annual share utilization and potential dilution from equity compensation plans

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Proxy Summary

Program Design

•	The primary elements of executive compensation consist of base salary, annual incentive and long-term equity incentive compensation.

•	The vast majority (88% for our CEO and 74%, on average, for our other NEOs) of our ongoing target executive compensation opportunity is performance-based and/or at-risk (i.e., not guaranteed).

•	Compensation is weighted toward long-term equity awards rather than short-term cash compensation to directly align the interests of executive leadership and our shareholders.

2021 Compensation

•	For 2021, base salaries for all named executive officers were increased at the same overall rates as our broader employee population – 3%.

•	The Annual Incentive Plan paid out below target, in line with our performance for the year

•	The three-year cumulative payout for the 2019-2021 Adjusted Operating Income Performance Share Units (“Adj. OI-PSUs”) was 98% of target.

•	The three-year cumulative payout for the 2019-2021 Relative TSR Performance Share Units (“rTSR-PSUs”) was 0%.

•

In 2021, named executive officers were granted annual long-term incentive plan (“LTIP”) awards allocated 50% to Adj. OI-PSUs that may only be earned based on achievement of Adjusted Operating Income (“Adj. OI”) growth goals over three years (2021-2023), 20% to rTSR-PSUs that may only be earned based on our relative total shareholder return (“rTSR”) performance versus the constituents of the S&P 500 over three years, and 30% to restricted stock units (“RSUs”) vesting over three years—meaning that 70% of our Executives’ Target Long-Term Incentive compensation is subject to performance hurdles in order to vest.

v  2022 Proxy Statement

Proxy Summary

Questions and Answers and Voting Information

Please see the Questions and Answers and Voting Information section beginning on page 91 for important information about voting, the proxy materials, and deadlines for submitting shareholder proposals and director nominees for the 2023 Annual General Meeting of Shareholders. Additional questions may be directed to Perrigo Company plc, Attn: General Counsel, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or GeneralMeeting@perrigo.com.

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Corporate Governance

Corporate Governance

General

We manage our business under the direction of our Board of Directors. The Chief Executive Officer (“CEO”) is a member of, and reports directly to, our Board, and members of our executive management team regularly advise our Board on those business segments for which each executive has management responsibility. Our Board is kept informed through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices and by participating in Board and committee meetings.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that are available on our website (http://www.perrigo.com) under the heading Investors – Corporate Governance – Governance Guidelines. The Board may amend these guidelines from time to time. We will mail a copy of these guidelines to any shareholder upon written request to our Company Secretary, Todd W. Kingma, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or by email at GeneralMeeting@perrigo.com. As part of our ongoing commitment to corporate governance, we periodically review our corporate governance policies and practices for compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of both the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

Code of Conduct

Our Code of Conduct acknowledges that a reputation for ethical, moral and legal business conduct is one of Perrigo’s most valuable assets. In addition to acknowledging special ethical and legal obligations for financial reporting, the Code requires that our employees, officers and directors comply with laws and other legal requirements, adhere to our policies and procedures, avoid conflicts of interest, protect corporate opportunities and confidential information, conduct business in an honest and ethical manner and otherwise act with integrity and in Perrigo’s best interest. Our Code of Conduct is available on our website (http://www.perrigo.com) under the heading Investors – Corporate Governance – Code of Conduct, and we will promptly post any amendments to or waivers of the Code on our website. We will mail a copy of our Code of Conduct to any shareholder upon request to our Company Secretary, Todd W. Kingma, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com.

Director Independence

Our Corporate Governance Guidelines provide that a substantial majority of our directors should meet NYSE independence requirements. A director will not be considered independent unless the Board of Directors determines that the director meets the NYSE independence requirements and has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its most recent annual review of director independence, the Board of Directors has determined that nine of our current ten directors are independent, including Bradley A. Alford, Orlando D. Ashford, Katherine C. Doyle, Adriana Karaboutis, Jeffrey B. Kindler, Erica L. Mann, Donal O’Connor, Geoffrey M. Parker, and Theodore R. Samuels. Murray S. Kessler is not independent under these standards because he is currently serving as an officer of Perrigo.

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Corporate Governance

In making its independence determination, the Board of Directors has broadly considered all relevant facts and circumstances and concluded that there are no material relationships that would impair these directors’ independence.

Board Oversight of Risk

While management is responsible for day-to-day risk management, the Board of Directors is responsible for the overall risk oversight, including environmental, social and governance (“ESG”) risks, and the Audit Committee is responsible for the overall framework for the risk assessment and enterprise risk management (“ERM”) process for the Company. The Board’s committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements; the Talent & Compensation Committee is primarily responsible for risk oversight relating to executive compensation and the Company’s compensation policies and practices, along with corporate culture and diversity; and the Nominating & Governance Committee is primarily responsible for risk oversight relating to corporate governance and cybersecurity, along with sustainability and environmental matters. These committees report to the Board of Directors on risk management matters.

Management periodically presents to the Board of Directors its view of the major risks facing the Company, which may include a dedicated “enterprise risk management” presentation. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is regularly addressed in a wide range of Board discussions, including those related to segment or business unit activities, specific corporate functions (such as treasury, intellectual property, capital allocation and taxation matters), acquisitions, divestitures and consideration of other extraordinary transactions. As part of these discussions, our directors ask questions, offer insights and challenge management to continually improve its risk assessment and management. The Board has full access to management as well as the ability to engage advisors to assist the Board in its risk oversight role.

The following chart provides a summary overview of key areas of risk oversight for the Board and management.

Board of Directors

Oversees Major Risks

Strategic and Competitive – Financial – Brand and Reputational – Legal and Regulatory

Operational – Cybersecurity – ESG – Organizational Succession Planning

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Corporate Governance

Management Key Risk Responsibilities
• Business units identify and manage business risks	• Central functions design risk framework, including setting boundaries and monitoring risk appetite	• Internal audit provides independent assurance on design and effectiveness of internal controls and governance practices

Board Leadership

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders.

Our current leadership structure consists of a separate Chairman of the Board and Chief Executive Officer, and strong, active independent directors. The Board believes that the Company and its shareholders are well-served by this leadership structure at this time. In addition, having three independent Board Committees chaired by independent directors provides a formal structure for strong, independent oversight of the President and Chief Executive Officer and the rest of the Company’s management team.

Chairman of the Board

We have had a separate, independent Chairman of the Board since 2016 and Rolf A. Classon has held the position since 2018. In November 2021, Mr. Classon announced that he would not stand for re-election to the Board at the 2022 AGM. The Board wishes to thank Mr. Classon for his years of service on the Board and to the Company and for his excellent leadership of the Board during the Company’s transition to a Self-Care company. Following the AGM, Mr. Orlando Ashford will succeed Mr. Classon as Chairman of the Board. The role of the Chairman includes:

•	presiding at all Board meetings, including executive sessions of the independent directors;

3  2022 Proxy Statement

Corporate Governance

•

serving as a liaison between the CEO and the independent directors, including being responsible for communicating with the CEO regarding CEO performance evaluations and providing feedback from the independent director sessions;

•	having the authority to call meetings of the independent directors; and

•	approving Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items.

The Chairman is selected from those Perrigo directors who are independent and who have not been a former executive officer of Perrigo. The Chairman position is for an initial term of three years, subject to annual reviews by our Nominating & Governance Committee, annual re-election of that director at the intervening AGMs, and an annual appointment by the independent directors.

Shareholder Engagement

We believe that ongoing, transparent communication with our shareholders is critical to our long-term success. We have a robust shareholder engagement program, and we maintain active, year-round communication with our shareholders and prospective shareholders through a number of forums, including quarterly earnings presentations, investor conferences, securities filings, phone calls, correspondence, plant tours and individual meetings. These meetings enable two-way dialogue between our shareholders and the Company and provide a forum for our leadership to listen to our shareholders’ perspectives, answer any questions and engage in dialogue on any feedback they may have. During 2021, most of our shareholder communications were done virtually due to COVID-19 travel restrictions. We were able to conduct meaningful dialogue with many of our top shareholders, as well as numerous other current and prospective shareholders, on topics such as our business performance and overall corporate strategy, capital allocation, industry and market trends, corporate governance, M&A strategy, ESG, human capital and executive compensation. Throughout 2021, senior management and the investor relations team met with many current and potential institutions representing trillions of dollars in assets under management.

Our shareholders have provided us with valuable feedback and external viewpoints that inform the way we think about our business and strategy, and we are committed to a continuing transparent dialogue. In our conversations, we heard several themes, including positive reactions to completing our transformation to a consumer self-care company, management’s ability to reduce uncertainty by favorably settling the Irish tax assessment and re-investing the proceeds from the RX divestiture with the announcement to acquire HRA Pharma.

We also received positive feedback for our ESG efforts as we have taken steps to report against major ESG frameworks. As such, we began reporting against SASB and TCFD in 2021, in addition to the United Nations SDG. Further, in recent years, certain ESG components such as management of human capital, including diversity and inclusion, and packaging recycling have been embedded in certain senior management’s fiscal year priorities. We also expanded our disclosures regarding diversity and inclusion by issuing our first Diversity, Equity & Inclusion report in January 2022.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits executive officers and directors of the Company from trading in options, warrants, puts and calls or similar instruments on Company securities and holding Company securities in

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Corporate Governance

margin accounts, as well as from pledging Company securities as collateral for a loan. In addition, the policy prohibits Company directors and all employees, including executive officers, from selling Company securities “short”, engaging in “short sales against the box”, and entering into hedging or monetization transactions or similar arrangements with respect to Company securities.

Political and Lobbying Activities and Expenditures

Given the nature and extent of political and lobbying activities by many companies, shareholders are often concerned about how boards oversee these types of activities and expenditures and desire disclosure of related policies and procedures to the extent the disclosure does not place the company at a competitive disadvantage. In this regard, we note that:

•	Perrigo does not regularly engage in political or lobbying activity and, historically, it has had limited, if any, expenditures associated with such activities.

•	As an Irish domiciled company, we are required to report any lobbying activity in Ireland, and we have not had to report any such activity in the last several years.

•	Our Code of Conduct, which is available on our website, states that Perrigo does not make political contributions.

However, in February 2021 our Nominating & Governance Committee and Board reviewed our governance policies and disclosures related to political and lobbying activities and adopted a written policy regarding political lobbying activities and expenditures that can be accessed on our website at:

https://investor.perrigo.com/corporate-governance.

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Environmental, Social & Governance (ESG)

Environmental, Social & Governance (ESG)

Perrigo is committed to doing business in a socially, environmentally, fiscally responsible and transparent manner. That commitment is reflected in our well-established governance (as described above), our corporate responsibility and sustainability programs as well as by our board oversight of governance and sustainability. We have self-reported on our ESG impact, goals, and progress in our Corporate Social Responsibility Report since 2013, which is published annually mid-year and can be found under “Corporate Responsibility” on perrigo.com. Much of the below information can be found in the most recent report, which will be refreshed upon the next publication later this year.

Our sustainability and ESG initiatives are overseen by, and reviewed quarterly with, the Nominating & Governance Committee, which is responsible for risk oversight relating to corporate governance, cybersecurity, sustainability and environmental matters.

Our Sustainability and ESG Reporting Frameworks:

•

United Nations Sustainable Development Goals (UN SDG): In 2020, Perrigo adopted 6 of the UN SDGs: including Goals 12 and 13, which relate to the environment, Goals 3 and 4, which relate to education and wellness social impact, and Goals 5 and 10, which relate to diversity, equity, and inclusion initiatives. See the UN SDG Index in the latest CSR Report for disclosure details.

•

Sustainable Accounting Standards Board (SASB): Last year, Perrigo started disclosing to the SASB Standards, a well-known sustainability framework that identifies the subset of ESG issues most relevant in each industry. As a consumer-packaged goods (CPG) company and OTC self-care leader, Perrigo has aligned its ESG reporting to SASB’s Household and Personal Care products sector. See the SASB Index in the latest CSR Report for disclosure details.

•

Taskforce for Climate Related Financial Disclosures (TCFD): Last year, Perrigo also started reporting to the TCFD standards, a well-known framework to help organizations more effectively disclose climate-related risks and opportunities. While new to TCFD, Perrigo has disclosed its climate impact in its CSR reports since 2013 and to the CDP since 2018. See the TCFD Index in the latest CSR report for disclosure details.

Environmental Sustainability (ESG)

SDG targets 12.2, 12.5, 12.6 and SDG targets 13.2 and 13.3

Perrigo is committed to reducing our impact on the environment. Our environmental sustainability priorities are focused on the five areas that we have determined are most material to our business and stakeholders: Climate change and CO2 emissions, plastics and packaging, waste and recycling, water efficiency and responsible sourcing.

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Environmental, Social & Governance (ESG)

These five sustainability priorities are embedded into our three-legged sustainability strategy, with each leg having its own set of goals and objectives:

•	Sustainable Operations – Focuses on renewable energy and ongoing reduction of CO2 emissions, energy, water and waste within facilities under our operational control.

•

Sustainable Products and Packaging - Focuses on packaging recyclability, use of recycled content and elimination of problematic materials, as well as ongoing material weight reduction and design efficiency.

•	Sustainable Supply Chain - Focuses on responsible and sustainable sourcing, such as using only certified sustainable palm oil and paper packaging from sustainable sources.

Sustainability Goals	Highlights
Operations
• 100% renewable electricity by 2026 • 10% reduction in energy, water, waste from 2020 to 2026 • 15% reduction in Co2 emissions from 2020 to 2026	• Introduced our new renewable electricity
goal
• Achieved more than a 23% reduction in
Scope 1 and 2 emissions between 2015
and 2020.
• Reduced absolute energy by 5% between
2015 and 2020, despite significant
production increases and multiple plant
expansions
• Achieved zero waste to landfill at 4 of our
factories and increased recycling in our
Michigan plant by 475% since 2015.

Products and Packaging
• Increase recycle-ready packaging (CSCA
100% and CSCI 80% by 2025)
• Increase use of recycled content in packaging
where regulations allow (CSCA 20% and CSCI
30% by 2025)
• Reduce 510 metric tons of packaging weight
within 2022	• 20 packaging reduction projects were
implemented in 2021, reducing packaging
weight by more than 160 metric tons.
• Improved overall recyclability metrics in
2021
• Corrugated shippers for CSCA contain 50%
to 100% PCR paper
• Continue to work with industry groups and
regulators to promote use of PCR materials
despite challenges associated with drug
packing regulations in the US and EU.

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Environmental, Social & Governance (ESG)

Sustainability Goals	Highlights
Supply Chain
• 100% of all directly sourced palm oil is certified as sustainable. • All paper/fiber-based packaging comes from a sustainable source	• As reported in last year’s Annual
Communication of Progress (ACOP) to the
RSPO, Perrigo directly sourced 1,290 metric
tons of palm oil, 100% of which was RSPO-
certified Mass Balance or better. We also
claimed 308 RSPO credits to offset
derivatives.
• Three manufacturing sites are physically
certified to RSPO standards
• Nearly 100% of the virgin paper and cartons
in CSCA are certified by the Sustainable
Forestry Initiative or a similar organization

For more details, metrics and key risk areas, see the Sustainability section of our latest CSR report.

Social and People (ESG)

Perrigo’s vision is to “make lives better, by bringing quality affordable self-care products that consumers trust, everywhere they are sold”. We are proud to save consumers billions of dollars a year on healthcare costs by providing high quality, affordable brands and brand alternatives. But our commitment to making lives better goes beyond saving money for our consumers. We are also dedicated to promoting well-being initiatives for our employees; education and community engagement and giving; diversity, equity, and inclusion; and ethical supply chains.

The Perrigo Company Charitable Foundation and Community Engagement

SDG targets 3.2, 3.4, and 3.5 SDG targets 4.1 – 4.7

Promoting good health and well-being is what we do. Perrigo develops thousands of affordable products that enhance health and well-being, such as nutritional products, diabetes care, and nicotine replacement (supporting SDG goals 3.2, 3.4, and 3.5). However, we go beyond the inherent social benefits of our business model.

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Environmental, Social & Governance (ESG)

The Perrigo Company Charitable Foundation: This Foundation is a private, nonprofit organization wholly funded by Perrigo Company plc, and it acts as the philanthropic arm of the company, supporting initiatives that promote investments in healthcare, education, and support services in communities where Perrigo operates. The Foundation also makes annual “signature gift” donations, as well as donation matching, scholarship programs, disaster relief, and charitable donations to encourage associates to volunteer their own time.

The Perrigo Foundation donated a total of $2.6 million in cash across the globe during 2021, along with an additional $1.4 million worth of products, approximately $640,000 of which was donated specifically to support healthcare and healthcare services. Visit the Corporate Responsibility page on www.perrigo.com or the Community section of the CSR report to learn more.

Employee Wellness: See Human Capital section below for more on Employee Wellness.

Due to the heavy reliance on Science, Technology, Engineering, and Math within our industry and company, Quality Education, which is the focus of SDG Goal 4, is both a passion for our employees and the other key focus for giving by the Perrigo Foundation. Last year, we donated over $1.06 million to promote quality education in support of supporting targets 4.1- 4.7.

While significantly limited by current COVID-19 restrictions during the last two years, Perrigo employees pride themselves on strong community engagement and programs, especially relating to education. In fact, Perrigo maintains programs such as Caring 4 Communities, which donates $100 to a charity for every 10 hours an employee volunteers, as well as partnerships and mentor programs with a number of local schools and non-profits.

Goal 5: Gender Equality Goal 10: Reduced Inequalities

Diversity, Equity, and Inclusion (DEI): Perrigo’s inclusive culture values the diversity of our workforce, the consumers we serve, and our surrounding communities.Our commitment to self-care, relentless obsession with our people and consumers, strong moral compass, and evolving social issues serve as our DEI guide.

Our three-year strategy focuses on driving maturity in three key areas:

•	Educating our workforce on our DEI strategy and initiatives

•	Strengthening our talent management practices through a lens of inclusion

•	Creating our governance and key metrics to establish our foundation and monitor progress

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Environmental, Social & Governance (ESG)

Our DEI goals are focused on the following:

•	Taking action to reduce inequalities, as outlined in our racial equity roadmap, and promoting inclusivity through our Global DEI campaigns

•	Educating our workforce on DEI, preventing harassment and illegal discrimination, and unconscious bias

•	Ensuring every new colleague is aware of our commitment to DEI by offering foundational DEI education in the local language beginning in new employee orientation.

•	Increasing our representation by people of color in alignment with U.S. Affirmative Action goals

•	Implementing employee resource groups

•	Continuing roundtable discussions on DEI to hear the voice of our colleagues

Global Diversity Statistics

As of December 2021

Global DEI Campaigns: We highlight key DEI topics throughout the year to educate, engage and inspire our colleagues. Our recent topics include:

Promoting Racial Equity	Lead by our President and CEO, Perrigo is committed to help end racial inequity. We promote education and recognizing, respecting, and leveraging our differences as a strength, as outlined in our racial equity roadmap.
Pride	Perrigo recognizes Pride month by updating our corporate logos and engaging the heart and head of our associates through powerful, personal storytelling.
Diverse Abilities	Perrigo has partnered with the Valuable 500; 500 global organizations committed to disability inclusion. With heightened pandemic stress, Perrigo has prioritized invisible disabilities. Perrigo welcomed a Paralympic athlete to engage with colleagues on the topic of “ability”
Mental Health Advocates	Self-care starts with our own team. Perrigo takes a six-pronged approach to promote wellbeing focusing on physical, emotional, financial, work-life, community, and education.
Women	Perrigo recognizes International Women’s Day events, provides extensive on-demand learning, and is committed to promoting gender equality.
Men	We embrace the unique diversity Perrigo men bring to our workforce. Our Movember campaign raises awareness with respect to men’s health and suicide awareness.

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Environmental, Social & Governance (ESG)

DEI and COVID: Perrigo educated our workforce on avoiding any social stigma associated with COVID-19, and leaders were informed about how COVID-19 is disproportionately impacting people of color. Leaders and Human Resources partnered with each individual essential worker, as needed, to discuss healthcare, childcare, mental well-being and more. Associates that could work at home were set up with the resources and support needed for success. Leaders met regularly to discuss the unique needs of our diverse workforce as we navigate a global health pandemic.

We are pleased to have launched our first DEI Report in January 2022. The report can be accessed on Perrigo.com

Together, we make lives better!

Visit the Diversity Equity and Inclusion page on www.perrigo.com to learn more.

Human Rights and Supply Chain Ethics:

Perrigo’s Human Rights policy and commitments take a zero-tolerance stance on modern slavery, human trafficking, and all other forms of human rights abuse. Our Ethical and Social Compliance Program monitors our suppliers around the globe and is designed to ensure they are operating in accordance with our ethical expectations. In 2021, we conducted more than 180 third-party ethical and social compliance audits in our supply chain, an increase from the 115 completed in 2020. For more information on our approach to Human Rights, see our modern slavery statement at https://www.perrigo.com/modernslaverystatement.

Human Capital Management

As noted earlier, Perrigo’s vision is to “make lives better, by bringing quality affordable self-care products that consumers trust, everywhere they are sold”. We are passionate about making lives better. At Perrigo, we believe that the continuous personal and professional development of our people is an important component of our ability to attract, retain, and motivate top talent, which are all important aspects of our self-care strategy. Our global workforce consists of more than 9,900 full time and part time employees spread across 34 countries, of which approximately 21% were covered by collective bargaining agreements as of December 31, 2021. We continuously endeavor to provide a diverse, inclusive, and safe work environment so our colleagues can bring their best to work, every day. We are all responsible for upholding Perrigo’s Core Values – Integrity, Respect, and Responsibility – in addition to the Perrigo Code of Conduct which, together, form the foundation of all our policies, procedures, and practices. Together, we drive Perrigo forward to deliver on our vision to make lives better by bringing Quality, Affordable Self-Care Products that consumers trust everywhere they are sold.

Total Rewards

Our Total Rewards philosophy is to continuously attract, engage and inspire talent by designing compensation, benefits and other programs that support the total well-being of our people. Our total rewards package delivers competitive pay, cash-based incentives, broad-based stock grants, retirement benefits, leading healthcare, paid time off, and on-site services, amongst other benefits.

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Environmental, Social & Governance (ESG)

Well-being

Perrigo is pleased to offer all colleagues and their household members well-being programs including mindfulness training, life coaching, free counseling services, legal & financial guidance and referrals, education resources and more.

Over the past 18 months, we have enhanced our global well-being offering to include a global Employee Assistance Program (EAP) to further empower the emotional self-care and well-being of our people and their families at no cost to them. The EAP focuses on providing resources and professional support in the areas of physical, emotional, financial, work-life, community, and educational well-being.

Additionally, we are proud to continue our “HEALTHYyou” well-being program that supports our colleagues and their families in maintaining and improving their health as they navigate their own self-care and well-being journeys. This program is highly valued by our colleagues and it continues to be recognized externally by receiving the Best and Brightest in Wellness™ Award since 2017.

Health & Safety

Perrigo’s commitment to self-care starts with our own team. Protecting our people on the job is imperative. From our aggressive safety goals to our behavior-based PASS observations program, our programs are some of the most robust and transparent in the industry. We work hard to exceed regulations, ensure our employees are well-trained and foster safe workplace environments. Doing so allows us to continuously deliver high-quality self-care products to our customers and consumers.

COVID-19 Response

Our top priority during the global COVID-19 pandemic has been, and continues to be, the safety of our colleagues. When faced with the challenges of this pandemic, we focused on understanding and supporting each diverse individual and the unique circumstances impacting their ability to serve as an essential worker. We have implemented safety measures to protect our on-site essential colleagues, while asking those who can safely work from home to do so. On-site, we’ve implemented a multi-step pre-screening process before entry into any facility, deep-cleaning protocols, and other safety precautions, all consistent with the rules and guidelines in each jurisdiction in which we operate.

Growth

We are committed to engaging our colleagues and to fostering a belonging culture, where our people feel enabled to contribute their best to Perrigo’s self-care vision. This includes initiatives supporting overall job satisfaction and personal and professional skill development. We want to enable our colleagues to build successful careers at Perrigo while upholding our core values of Integrity, Respect, and Responsibility.

Our development philosophy focuses on a 70-20-10 approach, which provides a practical, blended framework for learning to support individual long-term success (where individuals obtain 70% of their knowledge from job-related experiences, 20% from interactions with others, and 10% from formal educational events).

We are able to match colleagues with stretching job-related experiences through our robust talent management processes. We moved from a 3 point to a 5-point performance management rating scale to enable more specific performance evaluation and feedback and create greater differentiation. We have also created a set of behavioral expectations called Career Success Drivers to stress the importance of delivering results while strengthening our culture.

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Environmental, Social & Governance (ESG)

Our leaders are encouraged to hold regular career development conversations with our colleagues and support them to find job related experiences to help them get one step closer to reaching their potential. Our approach resulted in 1,100 promotions and 924 lateral moves for colleagues in 2021.

Continuous Learning

We expanded access to personal and professional skill development by partnering with LinkedIn Learning. This platform provides over 10,000 on demand courses to colleagues to support continued growth and success.

Building the capability of our leaders is also crucial to help us navigate the increasingly dynamic environment. We invested in developing the leadership capability of 250 of our most senior leaders in 2021. We also created the Leadership in Action development program for our mid-level leaders to grow their capability.

Engagement

Perrigo regularly conducts global engagement surveys to gather feedback from colleagues to identify strengths and opportunities within our culture. Additionally, we use a variety of channels to facilitate open and direct communication, including regular open forums and town hall meetings with our executive leadership team.

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Board of Directors and Committees

Board of Directors and Committees

Perrigo’s Board of Directors met 10 times during 2021. The Board of Directors has standing Audit, Talent & Compensation and Nominating & Governance Committees, and there were a total of 31 committee meetings during 2021. Each director attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which he or she served during 2021.

We encourage all of our directors to attend our annual general meetings, and all directors then serving participated in the AGM in 2021.

The Board has adopted a charter for each of the Audit, Talent & Compensation and Nominating & Governance Committees that specifies the composition and responsibilities of each committee. Copies of the charters are available on our website (http://www.perrigo.com) under Investors – Corporate Governance – Committees and are available in print to shareholders upon request to our Company Secretary, Todd W. Kingma, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or GeneralMeeting@perrigo.com.

Audit Committee

During 2021, the Audit Committee met 5 times. The Audit Committee currently consists of the following independent directors: Donal O’Connor (Chair), Katherine C. Doyle, Geoffrey M. Parker and Theodore R. Samuels.

The Audit Committee monitors our accounting and financial reporting principles and policies and our internal controls and procedures. It is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm in the preparation and issuance of audit reports and related work, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting. It is also responsible for overseeing the work of our internal audit function. Additional information on the committee and its activities is set forth in the Audit Committee Report on page 61.

The Board of Directors has determined that each member of the Audit Committee (1) meets the audit committee independence requirements of the NYSE listing standards and the rules and regulations of the SEC and (2) is able to read and understand fundamental financial statements, as required by the NYSE listing standards. The Board has also determined that Donal O’Connor, Katherine C. Doyle, Geoffrey M. Parker and Theodore R. Samuels have the requisite attributes of an “audit committee financial expert” under the SEC’s rules and that such attributes were acquired through relevant education and work experience.

Talent & Compensation Committee

During 2021, the Talent & Compensation Committee, formerly known as the Remuneration Committee (the “Committee”) met 6 times. The Committee currently consists of the following independent directors: Jeffrey B. Kindler (Chair), Bradley A. Alford, Orlando D. Ashford and Erica L. Mann.

The Committee reviews and recommends to the Board compensation arrangements for the CEO and non-employee directors. It also reviews and approves the annual compensation for executive officers,

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Board of Directors and Committees

including salaries, annual incentives, and long-term incentive compensation. The Committee administers Perrigo’s annual incentive and long-term incentive plans. The Committee also reviews and makes recommendations to the Board regarding corporate culture, diversity, equity, and inclusion initiatives.

The Committee engaged Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent consultant to provide independent, outside perspective and consulting services on Perrigo’s executive compensation and non-employee director programs. Additionally, FW Cook assists the Committee in considering and analyzing market practices, trends, and management’s compensation recommendations. Perrigo did not retain FW Cook to perform any other compensation-related or consulting services for the Company. Interactions between FW Cook and management were generally limited to discussions on behalf of the Committee or as required to compile information at the Committee’s direction. Based on these factors, its own evaluation of FW Cook’s independence pursuant to the requirements approved and adopted by the SEC and the NYSE, and information provided by FW Cook, the Committee has determined that the work performed by FW Cook did not raise any conflicts of interest.

Additional information regarding the processes and procedures of the Committee is presented in the Compensation Discussion and Analysis, beginning on page 24.

Nominating & Governance Committee

During 2021, the Nominating & Governance Committee met 5 times. The Nominating & Governance Committee currently consists of the following independent directors: Adriana Karaboutis (Chair), Rolf A. Classon, and Theodore R. Samuels.

The Nominating & Governance Committee identifies and recommends to the Board qualified director nominees. This committee also develops and recommends to the Board the Corporate Governance Guidelines applicable to Perrigo, leads the Board in its annual review of Board performance and makes recommendations to the Board with respect to the assignment of individual directors to various committees as well as succession planning.

The Nominating & Governance Committee also oversees and makes recommendations to the Board regarding Perrigo’s cybersecurity policies and practices as well. While no organization can prevent all attacks from the global threat landscape, Perrigo recognizes the critical role that Cybersecurity plays in maintaining operations. To protect the organization, Perrigo uses a “defense in depth” strategy. An industry standard framework and maturity model is used to assess our capabilities, educate associates and shape future investments. A combination of internal skills and external experts are leveraged to identify, detect and protect against potential events that may impact the organization. The Board of Directors is an integral component of our Cybersecurity program and is routinely updated on investment plans, training / awareness programs and any known threats to Perrigo.

Executive Sessions of Independent Directors

The independent members of the Board of Directors hold regularly scheduled meetings in executive session without management, and they also meet in executive session with the CEO on a regular basis.

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Board of Directors and Committees

Board and Committee Self-Assessments

The Board and the Audit, Talent & Compensation and Nominating & Governance Committees have historically conducted annual self-assessments, either through the use of extensive internal questionnaires or third parties. Through this process, directors evaluate the composition, effectiveness, processes and skills of the Board and individual Committees and identify areas that may merit further focus or consideration. The results of the assessments are reviewed and discussed by members of the Nominating & Governance Committee, which then reports to and leads a discussion with the full Board.

Shareholder Communications with Directors

Shareholders and other interested parties may communicate with any of our directors or with the independent directors as a group by writing to them in care of our Company Secretary, Todd W. Kingma, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland. Relevant communications will be distributed to the appropriate directors depending on the facts and circumstances outlined in the communication. In accordance with the policy adopted by our independent directors, any communications that allege or report significant or material fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters will be immediately sent to the Chair of the Audit Committee and, after consultation with the Chair, may be sent to the other members of the Audit Committee. In addition, the Chairman of the Board will be advised promptly of any communications that allege misconduct on the part of Perrigo management or that raise legal or ethical concerns about Perrigo’s practices or compliance concerns about Perrigo’s policies. The General Counsel maintains a log of all such communications, which is available for review by any Board member upon his or her request.

Director Nominations

The Nominating & Governance Committee is responsible for screening and recommending candidates for service as a director and considering recommendations offered by shareholders in accordance with our Articles of Association. The Board as a whole is responsible for approving nominees. The Nominating & Governance Committee recommends individuals as director nominees based on various criteria, including their business and professional background, integrity, diversity, understanding of our business, demonstrated ability to make independent analytical inquiries and the willingness and ability to devote the necessary time to Board and committee duties. A director’s qualifications in meeting these criteria are considered at least each time the director is recommended for Board membership. Should a new director be needed to satisfy specific criteria or to fill a vacancy, the Nominating & Governance Committee will initiate a search for potential director nominees, and it will seek input from other Board members, including the CEO and Chairman of the Board, senior management and any outside advisers retained to assist in identifying and evaluating candidates.

As highlighted above, after five years of distinguished service, Rolf A. Classon has decided not to stand for re-election to the Board at our Annual General Meeting. In accordance with our Constitution, the Board has determined that the number of directors effective as of the close of the Annual General Meeting will be reduced to ten. The Nominating and Governance Committee is currently conducting a search for a new director nominee and has engaged Davis Partners Group, a third-party search firm, to assist in the selection process. The Committee and search firm have identified potential qualified candidates, but do not believe the search will be concluded in time to submit a candidate to a vote by shareholders at the 2022 annual general meeting. The Committee expects to actively continue its search and to consider candidates in light of the above criteria.

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Board of Directors and Committees

Shareholders may nominate candidates for consideration at an annual general meeting by following the process described in the Articles of Association and summarized in this proxy statement under “Voting Information – How do I submit a shareholder proposal or director nomination for the next AGM?”

Upon a change in a director’s job responsibility, including retirement, our Corporate Governance Guidelines require the director to tender his or her resignation from the Board. The Nominating & Governance Committee will consider the change in circumstance and make a recommendation to the Board to accept or reject the offer of resignation.

Proxy Access

Proxy access has been a part of Perrigo since 2017 and allows eligible shareholders to include their own director nominees in Perrigo’s proxy materials along with the candidates nominated by the Board. This right is summarized in this proxy statement under “Voting Information – How do I use proxy access to nominate a director candidate for the next AGM?”

Board Refreshment

The Board is committed to thoughtful board refreshment and ongoing board succession planning. During 2016 and 2017, seven new independent directors were added to our Board. Mr. Kessler was appointed as a director upon his appointment as our President and CEO in October 2018. Erica Mann was appointed to the Board in 2019. Katherine C. Doyle and Orlando D. Ashford were appointed to the board in July 2020 and December 2020, respectively. In addition, after five years of distinguished service, Rolf A. Classon is retiring from the Board. The Board thanks Mr. Classon for his years of valuable service on the Board and to the Company

As of the date of the AGM, the average tenure of our non-employee directors will be approximately 4.3 years.

Stock Ownership

Under our Corporate Governance Guidelines, each director who is not a Perrigo employee is required to attain stock ownership at a level equal to six times their annual cash retainer, or $450,000. Non-employee directors are subject to the same definition of stock ownership and retention requirements as executive officers. The details of the Stock Ownership Guidelines (“SOGs”) are described in the Compensation Discussion and Analysis – Other Policies, Practices and Guidelines – Executive Stock Ownership Guidelines section, on page 41. All of our non-employee directors and named executive officers are in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.

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Certain Relationships and Related-Party Transactions

Certain Relationships and Related-Party Transactions

Our Code of Conduct precludes our directors, officers and employees from engaging in any type of activity, such as related-party transactions, that might create an actual or perceived conflict of interest. In addition, our Board of Directors adopted a Related-Party Transaction Policy that requires that all covered related-party transactions be approved or ratified by the Nominating & Governance Committee. Under that policy, each executive officer, director or director nominee must promptly notify the Chair of the Nominating & Governance Committee and our General Counsel in writing of any actual or prospective related-party transaction covered by the policy. The Nominating & Governance Committee, with input from our Legal Department, reviews the relevant facts and approves or disapproves the transaction. In reaching its decision, the Nominating & Governance Committee considers the factors outlined in the policy, a copy of which is available on our website (http://www.perrigo.com) under the heading Investors – Corporate Governance – Related-Party Transaction Policy.

In addition, on an annual basis, each director and executive officer completes a directors’ and officers’ questionnaire that requires disclosure of any transactions with Perrigo in which he or she, or any member of his or her immediate family, has a direct or indirect material interest in Perrigo. The Nominating & Governance Committee reviews the information provided in response to these questionnaires.

Based on its review of applicable materials, the Nominating & Governance Committee has determined that there are no transactions that require disclosure in this proxy statement.

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Director Compensation

Director Compensation

The Talent & Compensation Committee reviews and makes a recommendation to the Board regarding non-employee director compensation. In determining the level and mix of compensation for non-employee directors, the Talent & Compensation Committee considers our executive compensation peer group and other market data, practices and trends as well as information and analyses provided by FW Cook, its independent consultant.

In 2021, there were no changes to the level and mix of compensation for non-employee directors. All of our non-employee directors were paid an annual cash retainer, and a supplemental annual cash retainer was also paid to committee chairs, the Chairman, and non-chair committee members all as described below.

Chairman Annual Cash Retainer: (in lieu of director retainer)	$150,000
Director Annual Cash Retainer	$75,000
Committee Member Retainer:
Audit	$12,500
Talent & Compensation	$12,500
Nominating & Governance	$ 8,000
Committee Chair Retainer: (in lieu of member retainer)
Audit	$25,000
Talent & Compensation	$25,000
Nominating & Governance	$16,000

For 2021, our Chairman of the Board and other non-employee directors received annual equity awards in the form of restricted stock units having a value of approximately $375,000 and $300,000, respectively. These awards vest one year from the grant date and are intended to directly link the majority of director compensation to shareholders’ interests.

Directors who are Perrigo employees receive no compensation for their services as directors.

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Director Compensation

The following table summarizes the 2021 compensation of our non-employee directors who served during the year.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Total ($)
Alford, Bradley A.	87,500	299,991	387,491

Ashford, Orlando D.	87,500	422,454	509,954
Classon, Rolf A.	158,000	375,000	533,000

Doyle, Katherine C.	87,500	299,991	387,491
Karaboutis, Adriana	91,000	299,991	390,991

Kindler, Jeffrey B.	100,000	299,991	399,991
Mann, Erica L.	87,500	299,991	387,491

O’Connor, Donal	100,000	299,991	399,991
Parker, Geoffrey M.	87,500	299,991	387,491

Samuels, Theodore R.	95,500	299,991	395,491

1) Represents the grant date fair value of 6,599 service-based restricted stock units granted to each non-employee director on May 17, 2021, calculated in accordance with U.S. GAAP. As Chair of the Board, Mr. Classon received 8,249 service-based restricted stock units. Mr. Ashford received 2,984 service-based restricted stock units on March 5, 2021, representing a prorated annual grant for his board service from December 15, 2020, through May 17, 2021. The shares vest one year after the grant date. The grant date fair value is based on the closing price of Perrigo Company plc ordinary shares on the NYSE on the grant date, which was $45.46 per share for all directors, except for Mr. Ashford’s March 5, 2021, award, which was $41.04. No other unvested stock awards were outstanding as of December 31, 2021.

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Ownership of Perrigo Ordinary Shares

Ownership of Perrigo Ordinary Shares

Directors, Nominees and Executive Officers

The following table shows how many Perrigo ordinary shares the directors, nominees, and named executive officers, individually and collectively, beneficially owned as of March 7, 2022. The percent of class owned is based on Perrigo ordinary shares outstanding as of that date. The named executive officers are the individuals listed in the Summary Compensation table on page 38.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and stock options and restricted stock units that are vested currently or become vested within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

	Ordinary Shares Beneficially Owned	Shares Acquirable Within 60 Days of Record Date(1)	Total	Percent of Class
Director

Bradley A. Alford	23,978	6,599	30,577	*
Orlando D. Ashford	1,551	0	1,551	*

Rolf A. Classon	17,442	8,249	25,691	*
Katherine C. Doyle	2,931	0	2,931	*

Adriana Karaboutis	10,447	0	10,447	*
Murray S. Kessler	120,501	242,882	363,383	*

Jeffrey B. Kindler	10,975	6,599	17,574	*
Erica L. Mann	5,690	0	5,690	*

Donal O’Connor (2)	14,653	6,599	21,252	*
Geoffrey M. Parker (3)	24,609	0	24,609	*

Theodore R. Samuels (4)	38,212	6,599	44,811	*

Named Executive Officers Other Than Directors

Raymond P. Silcock	56,992	38,101	95,093	*
James Dillard III	22,938	0	22,938	*

Svend Andersen (5)	55,024	0	55,024	*
Todd W. Kingma (6)	67,269	90,986	158,255	*

Sharon Kochan (7)	65,129	0	65,129	*

Directors and Executive Officers as a Group (19 Persons) (8)	540,901	513,304	1,054,205	0.8%

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Ownership of Perrigo Ordinary Shares

* Less than 1%.

1) Includes stock options that are exercisable within 60 days of the record date as well as restricted stock units that may vest within 60 days of the record date.

2) Shares owned include 1,198 shares in a retirement fund.

3) Shares owned include 10,879 shares in a revocable trust, of which Mr. Parker and his spouse are the trustees, and 5,500 shares in the Geoffrey Parker Roth IRA.

4) Shares owned include 18,118 shares in the Ted and Lori Samuels Family Trust, of which Mr. Samuels and his spouse are the trustees.

5) Shares owned include 13,683 shares owned indirectly via the Panel ApS, an entity wholly owned by Mr. Andersen.

6) Shares owned include 2,000 shares in Mr. Kingma’s Charitable Remainder Uni-Trust and 20,000 shares in a family trust for the benefit of Mr. Kingma’s children and of which Mr. Kingma’s spouse is a trustee.

7) Shares owned include 450 shares in a charitable fund.

8) See footnotes 1 through 7. Includes directors and executive officers as of 7 March 2022.

Other Principal Shareholders

The following table shows all shareholders other than directors, nominees and named executive officers that we know to be beneficial owners of more than 5% of Perrigo’s ordinary shares. The percent of class owned is based on 134,542,239 Perrigo ordinary shares outstanding as of March 7, 2022.

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Class
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	13,789,589	10.2%
Barrow Hanley Global Investors(2) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	13,505,133	10.0%
BlackRock Inc. (3) 55 East 52nd Street New York, NY 10055	11,557,239	8.6%
T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	10,721,574	8.0%

(1) The Vanguard Group, Inc. has shared voting power with respect to 80,130 of the shares, sole dispositive power with respect to 13,594,839 of the shares and shared dispositive power with respect to 194,750 of the shares. This information is based on a Schedule 13G/A filed with the SEC on February 10, 2022.

(2) Barrow Hanley Global Investors has sole voting power with respect of 9,448,333 shares, shared voting power with respect of 4,056,800 shares, and sole dispositive power over all 13,505,133 shares. This information is based on a Schedule 13G filed with the SEC on January 10, 2022.

(3) BlackRock, Inc. has sole voting power with respect to 11,024,407 of the shares and sole dispositive power with respect to 11,557,239 shares. This information is based on a Schedule 13G/A filed with the SEC on February 3, 2022.

(4) T. Rowe Price Associates, Inc. has sole voting power with respect to 4,642,385 of the shares and sole dispositive power with respect to 10,721,574 shares. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2022.

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Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that Perrigo’s executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of Perrigo ordinary shares with the SEC. Based on a review of copies of these reports filed with the SEC and written representations from executive officers and directors, all filing requirements were met during 2021, such that there were no delinquent reports in 2021.

23 2022 Proxy Statement

Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

Introduction

Executive Compensation

Our ambition is to empower consumers’ self-care decisions, using the Company’s core competencies to fully take advantage of the massive global trend towards self-care. In 2021, management and the Board of Directors took decisive action and completed our three-year plan to transform Perrigo into a consumer Self-Care market leader, despite pandemic related challenges, by:

•	Executing the July 2021 sale of our Generic Prescription Drug business to Altaris Capital for approximately $1.55 billion, which was the final major step in our consumer self-care transformation.

•

Announcing the binding agreement in September 2021 to acquire Héra SAS (or “HRA Pharma”) for €1.8 billion in cash, which is expected to significantly advance our consumer self-care growth strategy and position Perrigo to deliver top-tier net sales and double-digit adjusted earnings per share (“EPS”) growth, with significant margin expansion.

•

Significantly reducing uncertainty by settling the Irish tax dispute for €266.1 million, removing a potential exposure of €1.6 billion for the business; this settlement was funded by another key victory – a €355 million cash award that was received from Alychlo NV and Holdco I BE NV, the sellers of Omega Pharma, based on an arbitration decision by a Belgium tribunal.

•	Announcing in May 2021 a definitive agreement to sell the Mexico and Brazil-based OTC businesses as part of Perrigo’s margin improvement program and Project Momentum cost savings initiative.

Other highlights and results from continuing operations include:

•	Delivering reported net sales of $4.1 billion, reported operating income of $0.4 billion, and adjusted operating income of $0.5 billion.

•

Growing reported net sales by 1.2%, including a negative impact of 1.7 percentage points from lower net sales of cough/cold products worldwide during the year due to the historically weak cough/cold/flu season.

•	Achieving $130 million in new product sales.

•	Growing our e-commerce sales by more than 21%, on top of strong growth of more than 100% in 2020.

•	Improving customer service levels while managing through challenges stemming from the COVID-19 pandemic, including supply chain disruptions and worker shortages.

•	Continuing to deliver on the $100 million Project Momentum cost savings program.

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•

Continuing progress toward our ESG and sustainability goals, including 100% renewable electricity, 15% reducing in CO2 emissions and 10% reduction in energy, water and waste by 2026 and 80-100% recyclable, reusable or compostable packaging by 2025

•	Continuing our focus on prioritizing diversity, equity and inclusion, with 49% global female and 22% U.S. people of color representation and 53% global female and 31% U.S. people of color new hires

•	Increasing our dividend for the 19th consecutive year

[1]	See Exhibit A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

Our Named Executive Officers for 2021

Perrigo’s named executive officers (“NEO”) for 2021 were:

Named Executive Officer	Position

Murray S. Kessler	President and Chief Executive Officer

Raymond P. Silcock	Executive Vice President and Chief Financial Officer

Svend Andersen	Executive Vice President and President, Consumer Self-Care International

Todd W. Kingma	Executive Vice President, General Counsel, and Company Secretary

James Dillard III	Executive Vice President and President, Consumer Self-care Americas

Sharon Kochan*	Former Executive Vice President and President, Rx

*Specific details regarding Mr. Kochan who separated from Perrigo as part of the sale of our Generic Prescription Drug business to Altaris Capital in July 2021 are discussed on page 44,

This Compensation Discussion and Analysis provides information about our executive compensation program, factors that were considered in making compensation decisions for our NEOs, and details on our programs designed to drive Perrigo’s performance into the future.

2021 Say-on-Pay Voting Results

At the 2021 AGM, our shareholders strongly supported our executive compensation, with 80.2% of the votes cast voting in favor of the say-on-pay proposal. The Committee considered our shareholders support of our compensation programs in its evaluation of our compensation policies and program design for fiscal 2021. All changes made to our program design over the past several years were intended to better support our business strategy. Further, we continue to maintain an open line of communication on executive compensation issues with shareholders. In 2021, Perrigo met with shareholders accounting for more than 60% of its shares outstanding, or more than 74% of its active shareholders, to discuss a range of topics including, but not limited to, our consumer self-care strategy, business operations and long-term outlook, capital allocation, transformation objectives and timing, corporate governance and ESG initiatives.

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Best Compensation Governance and Practices

Our executive compensation program continues to be grounded in the following policies and practices, promoting sound compensation governance, enhancing alignment of our pay-for-performance philosophy, and furthering our NEOs’ interests with those of our shareholders:

What We Do	What We Do Not Do

Pay-for-Performance philosophy that emphasizes variable, at-risk, performance based, equitable pay

   Permit hedging or pledging of
Perrigo stock

   Provide significant perquisites

   Provide “single trigger” change in control cash severance benefits

   Provide excise tax gross-up on any change in control payments

Directly align executive compensation with shareholder returns through long-term operational, financial, and share price performance
Mitigate risk by conducting independent annual risk assessments
Incorporate plan design features that cap maximum level of payouts, use multiple performance metrics and include claw back provisions

Have rigorous stock ownership guidelines
Use an independent compensation consultant
Regularly review annual share utilization and potential dilution from equity compensation plans

2021 Compensation Decisions

The Committee’s key compensation decisions, based on the Company’s results in 2021, were aligned with actual performance in the year:

Program Element	Committee Decisions
Annual Base Salary	Based on the Committee’s review of the compensation market data and assessment of individual performance in the prior year, as well as Perrigo’s business priorities and strategy, all executive officers received an increase in base pay for 2021 that was in line with all other global employees, except for Mr. Dillard, who received a greater increase because he was newly promoted into his current role on October 4, 2021, and Mr. Kessler who received no increase

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Annual Incentive Plan (AIP)	The then-serving NEOs received annual incentive awards based on corporate, segment, and individual performance against strategic objectives aligned with delivery of our self-care transformation and strategy under the AIP, which ranged from 37.7% to 99.7% of target.
Long-Term Incentive Plan (LTIP)	In 2021, all of the then-serving named executive officers were granted annual LTIP awards, which were allocated 50% to Performance-Based Restricted Stock Units (“PSUs”) that may be earned based on achievement of Adjusted Operating Income (“Adj. OI”) growth goals over three years, 20% to PSUs that may be earned based on our Relative Total Shareholder Return (“rTSR”) performance versus the companies in the S&P 500 over three years, and 30% to Service-Based Restricted Stock Units (“RSUs”) ratably vesting over three years.

What Guides Our Executive Compensation Program

Our Executive Compensation Principles

Perrigo’s executive compensation program is designed to attract, inspire and retain our entire executive team, including our named executive officers, who are critical to the execution of Perrigo’s Self-Care strategy and the long-term success of the company. Perrigo’s executive compensation program reflects our core principles:

•

Pay is linked to performance: A significant portion of total compensation should be performance-based (“at-risk”) and linked to the attainment of specific, measurable objectives, including the delivery of our strategic and transformation plan.

•

Pay opportunities are market-competitive: Compensation opportunities and program design should attract, inspire, and retain the highest level of executive talent who can effectively deliver our strategies and are focused on the long-term interests of our shareholders.

•

Pay is shareholder-aligned: Compensation should be provided through multiple pay elements (base salaries, annual and long-term incentives) designed to drive sustainable business performance, build a strong internal culture of company ownership, and create long-term value for all our shareholders.

The core elements of our executive compensation program are summarized in the table below.

Element	Form	What It Does
Base Salary	Cash (Fixed)	Provides a competitive rate of fixed compensation relative to similar positions at relevant peer companies that enables us to attract and retain critical executive talent.
AIP	Cash (Variable)	Focuses executives on achieving measurable, annual financial, operational, and strategic goals that, in the aggregate, create long-term, sustainable shareholder value.
LTIP	Equity (Variable)	Provides incentives for executives to execute on long-term financial/strategic growth goals that drive shareholder value creation and support our long-range talent development and retention strategy.

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Executive Compensation

The charts below show the target compensation of our CEO and NEOs for fiscal year 2021. These charts illustrate that a majority of NEO compensation is performance-based and/or variable (88% for our CEO and an average of 74% for our other NEOs). The weighting of these pay elements is consistent with the market and best practices and puts a substantial majority of the NEOs’ total direct compensation at risk if performance goals are not achieved or if Perrigo performance declines.

The Decision-Making Process

The Role of the Talent & Compensation Committee (“The Committee”). The Committee, which is composed entirely of independent directors, oversees our executive compensation program. The Committee works very closely with FW Cook, its independent executive compensation consultant, and management to examine the efficacy of Perrigo’s executive compensation program. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at http://perrigo.investorroom.com/corporate-governance.

Each year, the Committee reviews and approves the elements of compensation for all executive officers, including the NEOs. The Committee submits its recommendations regarding the CEO’s compensation to the independent directors of the Board for approval.

To assist it in making compensation decisions, the Committee annually reviews comprehensive historical, current and projected data on the total compensation and benefits package for each of our NEOs. As needed, additional analyses for various termination events are provided (including terminations with and without cause and for death, disability, retirement or following a change in control) so that the Committee can consider and understand the nature and magnitude of potential payouts and obligations under the various circumstances. The information is prepared by management and reviewed by FW Cook, generally containing data that are substantially similar to that contained in the tables presented below.

The Role of Management. The CEO makes recommendations to the Committee regarding the compensation of all other executive officers for the Committee’s approval. The CEO does not participate in the deliberations of the Committee regarding his own compensation. Management is responsible for implementing the executive compensation program as approved by the Committee and the Board.

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The Role of the Independent Consultant. For 2021, the Committee continued to engage FW Cook as its independent compensation consultant to provide advice on various aspects of our executive and non-employee director compensation programs. Other than the support that it provided to The Committee, FW Cook provided no other services to the Company or Perrigo management.

The Role of Market Comparison Data. The Committee uses information provided by FW Cook regarding the compensation practices of select companies (the “Peer Group”), in addition to applicable broader market data, as an element in evaluating both the structure of our executive compensation program and target levels of compensation. Management also periodically reviews survey and industry data from Mercer Human Resource Consulting, Willis Towers Watson, Aon Hewitt, the Korn Ferry Hay Group, and others regarding the market positioning for base salary, annual, and long-term incentive target levels for all employees, including executives. The Committee considers this information, together with the factors described above under “Our Executive Compensation Principles”, on page 26, in determining executive compensation.

Each year, with assistance from F.W. Cook, the Committee reviews the composition of our peer group with the goal to ensure its alignment with our consumer self-care strategy and core business focus. As part of such reviews, the Committee considers specific criteria and recommendations regarding companies to add or remove from the peer group. The primary criteria used in determining peer companies are similarity in strategic focus, business operations and/or regulatory environment, company size and industry, as well as evaluating companies that consider Perrigo to be a peer, and/or peer networks as determined by other external parties.

The peer group used to inform the Committee’s evaluation and determination of executive compensation opportunities for 2021 was established in the third quarter of 2020. At that time, the Committee determined that adding six additional consumer focused companies of comparable size and similar customer and strategic business profiles was appropriate. Campbell Soup, Hain Celestial, McCormick & Co. and Coty were added because they are similarly sized as Perrigo and all have similar consumer-facing business models, including significant self-care products. Bausch Health and Endo International, in addition to being similarly sized, have a reasonably significant OTC pharmaceutical portfolio and operate in a highly regulated environment similar to Perrigo`s. The table below shows the full list of 20 publicly traded companies that were included in the peer group used to inform the Committee’s decisions for fiscal year 2021 executive compensation.

Bausch Health	Endo International Estée Lauder Hain Celestial Helen of Troy Kimberly-Clark McCormick & Co. Nu Skin Enterprises	Post Holdings Prestige Consumer Healthcare, Inc. Reckitt Benckiser Group plc Revlon Spectrum Brands Holdings, Inc. TreeHouse Foods, Inc.
Campbell Soup
Church & Dwight Co., Inc.
Clorox
Colgate-Palmolive
Coty
Edgewell Personal Care

The Committee considers the 50th percentile of market data to be a salient indication of what is competitive in the market. However, the Committee does not focus exclusively on market benchmarking data when making compensation decisions for the NEOs. Instead, market data is one of many contributing factors and reference points that the Committee uses when determining appropriate compensation levels for each element of our program (salary, annual, and long-term incentives) and for the combined sum of these elements (total compensation).

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In addition to market comparison data, the Committee also considers an individual’s competencies, experience, and overall performance against measurable objectives; Company, segment, and divisional financial and strategic performance; and the aggregate return on investment of executive rewards to Perrigo. Consideration of market comparison data in setting compensation levels is ultimately intended to ensure that our compensation practices are competitive in terms of attracting, motivating, rewarding and retaining executive leaders who can, and do, drive Perrigo’s long-term performance.

2021 Executive Compensation Program in Detail

Base Salaries

Name	FY2020 Base Salary	FY2021 Base Salary
Murray S. Kessler	$1,236,000	$1,236,000

Raymond P. Silcock	$670,000	$681,216
Svend Andersen*	$656,177	$621,728

Todd Kingma	$578,000	$592,645
James Dillard III	$589,000	$650,000

* Amounts paid in Euros were converted to U.S. dollars based on foreign exchange rates on the last day of the respective fiscal year.

The Committee approves base salaries for the NEOs other than the CEO. For the CEO, the Committee submits its recommendation for the CEO base salary to the independent directors of the Board for approval. In approving an NEOs’ base salary, the Committee may consider comparisons among positions internally and externally, proxy and survey data, performance against measurable financial and strategic objectives, job experience, and unique role responsibilities (in addition to any other data points determined to be relevant). To assist the Committee in this process, each year the CEO provides the Committee with base salary recommendations for each of the other NEOs, as well as summaries of such NEOs’ individual performance.

For 2021 the Committee approved increases in base salaries for the NEOs that were in line with the Company’s overall salary increase budget of 3%. Mr. Dillard`s increase was greater, reflecting his promotion to EVP & President, Consumer Self-Care Americas on October 4, 2021. Mr. Kessler did not receive a salary increase.

Annual Incentive Award Opportunities

The Perrigo Annual Incentive Plan (“AIP”) is designed to motivate and reward employees for achieving and exceeding specific, measurable, strategic and financial goals that support our objective of sustainably creating and increasing long-term shareholder value. Most colleagues participate in the AIP, including executives, management and individual contributors. AIP awards are paid in cash following completion of the performance year.

Near the beginning of each performance period, and in connection with the Board’s approval of the financial plan for the year, the Committee determines and approves the performance goals and payout schedules of the AIP. The payout schedules reflect a range of potential award opportunities that are set around the target performance goals for the year. Additionally, the Board determines and approves the individual annual incentive targets of executives, which are stated as a percentage of base salary. Finally, the Board reviews and approves the individual strategic objectives of executive officers to ensure strong alignment of their AIP with

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Perrigo’s business priorities. These individual strategic objectives were a formulaic input for determining the bonus opportunity of executive officers in 2021, meaning that each objective is articulated with clearly measurable success criteria focused on the execution of our consumer-focused Self-Care transformation strategy. However, to ensure that awards reflect a named executive officer’s contribution to our results, the Committee has, or in the case of the CEO, the independent directors have, the discretion to adjust any executive officer’s actual award down to as low as 0% payout based on overall individual performance. The maximum incentive award payout for any individual executive is capped at 200% of the target award opportunity.

Target Award Opportunity and Actual Payouts. The 2021 target AIP award opportunities (as a percentage of base salary) and actual payouts (as a percentage of target) for the NEOs are shown in the table below. The range of award opportunities is listed in the Grants of Plan-Based Awards for 2021 table on page 47.

Named Executive Officer	2021 Target AIP (as % of Salary)	2021 Actual AIP Payout (as % of Target)
Mr. Kessler	125%	93.46%

Mr. Silcock	80%	88.46%
Mr. Andersen	75%	99.75%

Mr. Kingma	65%	93.46%
Mr. Dillard	68%	73.46%

Earned awards can range from 0 to 200% of target based on actual performance against the pre-established goals. In addition, to ensure that awards reflect an executive officer’s contribution to our results, the Committee has, or in the case of the CEO, the independent directors have, the discretion to reduce any executive officer’s actual award down to as low as 0 based on individual performance.

2021 AIP Performance Measures. The Committee determined and approved the performance goals and payout schedules for the 2021 Corporate and Segment Leader AIPs, which corresponded to the 2021 financial plan approved by the Board near the beginning of 2021. Messrs. Kessler, Silcock, and Kingma participated in the Corporate AIP, and Mr. Andersen participated in the CSCI Segment plan. Mr. Dillard participated in the Corporate AIP plan given that he was aligned to a corporate role for the majority of the year.

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Eighty percent of each NEO’s AIP is tied to financial measures that underpin our stated strategic long-term growth objectives (“3/5/7”): Adjusted Operating Income (“Adj. OI”) at the corporate level (and for segment leaders, the segment level) and corporate or segment revenue. “Corporate” OI and revenue are based on the aggregate financial performance of our consumer businesses and exclude the pharmaceutical segment, which was divested in 2021. As shown in the chart below, 2021 revenue attainment, which represents 30% of the NEO`s total target AIP, ranged from 81.2% for CSCA to 85.6% of target for CSCI. Adj. OI attainment, which represents 50% of the NEO`s total target AIP, ranged from 0% for CSCA to 98.6% for CSCI.

2021 AIP Financial Targets and Actual Results

IN $MILLIONS	METRIC	TARGET	ACTUAL	PAYOUT (% of TARGET)
CORPORATE	Revenue	$4,256.9	$4,103.8	82.0%
	Adj. OI	$567.5	$471.5	57.7%
CSC AMERICAS	Revenue	$2,794.0	$2,688.8	81.2%
	Adj. OI	$560.6	$431.7	0.0%
CSC INTERNATIONAL	Revenue	$1,457.0	$1,415.1	85.6%
	Adj. OI	$207.9	$206.7	98.6%

Revenue Threshold/Max is 90%/110% performance for 50%/200% payout; OI Threshold/Max is 80%/120% performance for 50%/200% payout

* Payout for performance between levels is interpolated; payout for performance below the threshold level on each metric would result in no payout for that metric.

Perrigo’s AIP Adjusted Operating Income performance for 2021 was $471.5 million, which consisted of $410.4 million profit from operations as reported in our financial statements, plus $61.1 million of net, non-operational adjustments reviewed and approved by the Audit Committee of the Board. These adjustments primarily included $213.2 million of amortization expense and $173.1 million of impairment charges, offset by a net $365.2 million of unusual litigation receipts primarily driven by Alychlo NV and Holdco I BE NV arbitration. In addition, certain other smaller adjustments were made related primarily to acquisition and integration related charges, restructuring charges, separation and reorganization expenses, acquisitions and divestitures not included in Perrigo’s original plan for 2021 and currency.

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Executive Compensation

Twenty percent (20%) of each NEO’s AIP payout is based on performance against pre-established, measurable individual strategic objectives. The independent directors in the case of the CEO, and the Committee in the case of the other NEOs, assessed each NEO against his individual goals and determined the payouts as a percentage of target, as laid out in the table below:

NEO	Payout on Individual Strategic Objectives Component (% of Target)	2021 Performance Goals	2021 Evaluation
Murray Kessler	200%	• Reconfigure the Portfolio & Capital Allocation • Reduce Uncertainty • Engagement & Sustainability

In determining Mr. Kessler’s individual strategic objectives payout, the Committee considered Mr. Kessler’s performance as far exceeding expectations in relation to the following three major accomplishments that materially improved the Company’s strategic positioning:

•   Successfully negotiated the sale of the Generic Prescription Drug business completing final major step in consumer self-care transformation.

•   Further advanced our consumer self-care strategy redeploying the Rx sale proceeds by entering into an agreement for the €1.8 billion acquisition of HRA Pharma.

•   Significantly reduced uncertainty by favorably settling the Irish tax dispute, removing a potential exposure of €1.6 billion.

Other important accomplishments include:

•   Announced definitive agreement to sell Mexico and Brazil based OTC business as part of margin improvement program and cost savings initiative.

•   Led the reduction of packaging materials by 164M tons, which far exceeded expectations.

•   Far exceeded expectations in driving progress in Diversity, Equity & Inclusion initiatives and established new consumer ESG goals.

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Executive Compensation

NEO	Payout on Individual Strategic Objectives Component (% of Target)	2021 Performance Goals	2021 Evaluation
Ray Silcock	175%	• Continue to transform Global Finance organization • Support Portfolio reconfiguration and reallocation of Capital • Develop Talent & convert Perrigo to Consumer

In determining Mr. Silcock’s individual strategic objectives payout, the Committee considered Mr. Silcock’s contribution to the same three major accomplishments as for Mr. Kessler that materially improved the Company’s strategic positioning as exceeding expectations:

• Provided critical support to facilitate the successful sale of the Generic Prescription Drug business completing final major step in consumer self-care transformation.

• Further advanced our consumer self-care strategy by supporting the agreement for the acquisition of HRA Pharma.

• Significantly reduced uncertainty by providing critical support to the favorable settlement the Irish tax dispute, removing a potential exposure of €1.6 billion.

Other important accomplishments include:

• Completed first phase of finance system upgrade.

• Exceeded expectations and made significant improvements to Investor Relations processes.

• Appointed new VP Internal Audit and new Corporate Controller.

• Pursued change to consumer focus and analyst following.

Svend Andersen	175%	• Sustainable Growth • Next Normal & Covid Mitigation • Post-Merger Management & Acquisition Partnership

In determining Mr. Andersen’s individual strategic objectives payout, the Committee considered the following accomplishments:

•   Achieved Core Brand growth and new product launches in segment including successful creation of Direct-to-Consumer platform.

•   Grew e-Commerce sales ahead of plan.

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NEO	Payout on Individual Strategic Objectives Component (% of Target)	2021 Performance Goals	2021 Evaluation

•   Exceeded expectations by creating and achieved plans to combat COVID-19 challenges, stabilizing and demonstrating strong growth in key regions.

•   Far exceeded expectations in advancing our consumer self-care strategy by providing support in the acquisition of HRA Pharma.

•   Far exceeded expectations and completed integration of Sanofi products into Eastern European portfolio.

•   Successfully eliminated many areas of organizational complexity across CSCI.

Todd Kingma	200%	• Risk/Uncertainty Mitigation • Support Self-Care/Business Growth Initiatives • Drive a Compliant Culture

In determining Mr. Kingma’s individual strategic objectives payout, the Committee considered his contribution to the same three major accomplishments as for Mr. Kessler that materially improved the Company’s strategic positioning as far exceeding expectations:

•   Significantly reduced uncertainty by successfully settling or securing dismissals in several complex legal matters including favorably settling the Irish tax dispute, removing a potential exposure of €1.6 billion.

•   Provided key support for the successful sale of the Generic Prescription Drug business completing final major step in consumer self-care transformation.

•   Supported the further advancing of our consumer self-care strategy by announcing the acquisition of HRA Pharma.

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NEO	Payout on Individual Strategic Objectives Component (% of Target)	2021 Performance Goals	2021 Evaluation

•   Secured and collected a favorable arbitration award of €355 million in the SPA arbitration.

Other important accomplishments include:

•   Added additional focus to ESG metrics.

•   Completed many company-wide activities further establishing and reinforcing Perrigo’s compliance culture and importance of data privacy.

Jim Dillard	100%	• Deliver 2021 New Products for CSCA & CSCI • Improve Innovation pipeline • Support Albuterol plan for return to market

In determining Mr. Dillard’s individual strategic objectives payout, the Committee considered his strong performance related to the following strategic accomplishments:

•   Delivered new product launches per the 2021 Plan.

•   Further developed new product pipeline for future years.

•   Completed root cause analysis for Albuterol recall and successfully transferred Albuterol IP to Padagis upon sale of Generic Prescription Drug business.

Additional Bonus for Mr. Kingma

As the Committee evaluated Mr. Kingma’s individual performance, they considered that his overall performance far exceeded expectations. The Committee also gave consideration to the tremendous progress the Company made in successfully resolving several complex legal matters, in which Mr. Kingma played a significant role, including:

•	Favorably settling the Irish tax dispute for €266.1 million, removing a potential exposure of €1.6 billion.
•	Favorably settling the securities litigation related to the Irish tax dispute well within available insurance coverage.
•	Securing a favorable arbitration award and collecting €355 million in an arbitration in Belgium.
•	Securing dismissals of numerous other product liability and class action claims against the Company.

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In addition, Mr. Kingma was instrumental in the successful sale of our Generic Prescription Drug business, as well as in securing the binding agreement to acquire HRA Pharma. As previously discussed, these accomplishments significantly reduced uncertainly for the Company, marked the completion of our three-year transformation plan to transform Perrigo into a consumer self-care market leader, and materially strengthen our strategic positioning.

For these reasons, the Committee determined that, in addition to the individual component of the AIP, it wanted to provide Mr. Kingma with an additional $1 million cash bonus award in recognition of these tremendous contributions and the material and positive long-term impact that these contributions will have on Perrigo going forward.

Long-Term Incentive Award Opportunities

Long-term stock-based compensation, awarded under our shareholder-approved Long-Term Incentive Plan (LTIP), is intended to motivate and reward Perrigo employees, including the NEOs, for creating sustainable, long-term value, as reflected in the total shareholder return of Perrigo stock. Awards under the LTIP may be in the form of incentive stock options, non-statutory stock options, stock appreciation rights or stock awards, including restricted shares or restricted stock units, or performance stock or performance stock units. We provide long-term incentive opportunities to all eligible employees solely through stock-based awards.

As a variable component of compensation, the amount realized from stock-based compensation will vary based on the long-term performance of Perrigo’s shares. In addition to share price performance, PSUs are only earned if specific, measurable financial and/or market-based performance-conditioned goals are achieved over the applicable performance periods.

The Committee sets stock-based award levels after consideration of an NEO’s position, review of market competitive reward and grant practices, and the aggregate expense to Perrigo.

During our regularly scheduled meetings in the first quarter of the calendar year, the independent directors approve all regular annual stock-based awards for the CEO, and the Committee approves all stock-based awards for the other NEOs, as well as the maximum potential total grants for other employee levels. All regular annual stock-based awards are granted on, and priced upon, the closing price of Perrigo stock on the fifth trading day after Perrigo publicly releases its year-end earnings.

Off-cycle stock-based awards may be granted at various times during the year to new hires or to existing non-executive employees under special circumstances (e.g., promotions, retention, performance, etc.) through the shareholder-approved LTIP. Though they rarely occur, off-cycle stock-based awards may also be granted during the year to the executive officers other than the CEO with the approval of the Committee and to the CEO with the approval of the independent directors as permitted under the LTIP. Such awards are priced at the closing price of Perrigo’s shares on the day the awards are granted. No such awards were granted to the CEO or NEOs in 2021.

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LTIP and Pay-for-Performance

The LTIP is designed to align executive rewards with Perrigo performance and investor expectations, and we believe it is working. When Perrigo’s performance did not meet our targets, LTIP awards paid below target. As outlined in the chart below, only 62% of the 2019 – 2021 LTIP award of our NEOs was realized.

*For both RSUs and PSUs, based on the closing share price on date of vest (March 4, 2022) of $37.23. For OI-PSUs, considers actual payout of 98%, and for rTSR-PSUs payout of 0%. In the case of Mr. Silcock, only 58% of his 2019 – 2021 LTIP award was realized given his date of grant as a new joiner was different than the rest of NEOs. Analysis excludes Mr. Kochan as he separated from the business in July of 2021.

PSU Performance Cycles Ending in 2021

2019-2021 Adjusted OI PSUs (50% of Target Award). 2021 was the last year of the three-year performance period for the 2019-2021 Adjusted OI PSUs. Vesting credit for each of the three respective years was 112%, 125%, and 58% of target PSUs. The final vesting was 98% and was determined by averaging the vesting credit for each of the 3 years in the 3-year performance period.

2019-2021 rTSR PSUs (20% of Target Award). 2021 was the last year of the three-year performance period for the 2019-2021 rTSR PSUs. The Company’s relative TSR was below the 30th percentile versus the applicable peer group (Perrigo ranked 11th out of 14 companies), and therefore no shares were earned under this award.

Information regarding fiscal 2019 grant is included in footnote 4 to the Outstanding Equity Awards at 2021 Year End table on page 49. The actual number of restricted stock units that vested in 2021 for each of our NEOs is listed under Number of Shares Acquired on Vesting in the Option Exercises and Stock Vested in 2021 table on page 50.

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2021 – 2023 Regular Annual LTIP Awards. All of the NEOs received their target annual LTIP award for 2021, which consisted of 50% Adj. OI-PSUs that may be earned based on achievement of Adj OI growth goals (from fiscal 2021 through fiscal 2023), 20% rTSR-PSUs that may be earned based on our Relative Total Shareholder Return (“rTSR”) performance versus the companies in the S&P 500 from 2021 through 2023, and 30% RSUs vesting over three years. The table and chart below show the LTIP award values granted in fiscal 2021 for each of the NEOs.

	2021 – 2023 Target Awards
Named Executive Officer	Adj. OI-PSUs (50%)	rTSR-PSUs (20%)	RSUs (30%)	Target Total Grant Value (100%)
Mr. Kessler	$3,875,000	$1,550,000	$2,325,000	$7,750,000
Mr. Silcock	$1,000,000	$400,000	$600,000	$2,000,000
Mr. Andersen	$700,000	$280,000	$420,000	$1,400,000
Mr. Kingma	$700,000	$280,000	$420,000	$1,400,000
Mr. Dillard	$550,000	$220,000	$330,000	$1,100,000

*Award amounts were determined based on the closing price of Perrigo ordinary shares on the date of grant.

2021-2023 Adjusted Operating Income PSUs (Adj. OI-PSUs)

Fifty percent of each executive’s target annual grant value is in the form of Adj. OI-PSUs. The number of Adj. OI-PSUs to be earned for the 2021 grant is dependent on Perrigo’s average performance vest credit during the three-year performance period of January 1, 2021 through December 31, 2023.

The Board sets challenging target goals based on the annual financial plan. Earned awards, if any, can range from 0% to 200% of the target number of shares granted and will vest and pay out approximately three years from the grant date, following certification of performance by the Committee.

The Committee selected Adj. OI as the applicable long-term performance measure for these PSUs because it directly aligns with our stated strategic long-term growth “3/5/7” objectives. Goals for the three-year period are set up front as follows: the target goal for the first year of the three-year performance period is based on the Board-approved annual financial plan, and the target goals for the second and third years of the three-year performance period are determined by applying a pre-determined, and fixed, growth rate (i.e., +5%) over the prior year’s actual Adj. OI.

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The per-share accounting cost of the Adj. OI-PSUs is based on the stock price on the grant date. The ultimate expense for the Adj. OI-PSUs is based on the number of shares actually earned and is accrued over the three-year performance period.

The grant date fair value, as calculated under the applicable accounting standard (FASB ASC Topic 718), for 2021 share-based grants is presented in the Grants of Plan-Based Awards for 2021 table on page 47.

2021-2023 Relative Total Shareholder Return (“rTSR”) PSUs

Twenty percent of each executive’s target annual grant value is in the form of rTSR PSUs. The number of rTSR PSUs to be earned for the 2021 grant is dependent on Perrigo’s rTSR performance versus the companies in the S&P 500 over the three-year performance period of January 1, 2021 through December 31, 2023.

The Committee approved the continued use of rTSR as a performance metric in the performance-based equity mix as a way of directly aligning the interests of the executive team with the long-term market performance of Perrigo’s shares. The Committee believes the use of rTSR-PSUs in the LTIP mix further aligns executive interests with that of shareholders. The inclusion of rTSR-PSUs in the overall LTIP mix elevates the percentage of each executive’s annual LTI award that is subject to measurable performance achievement, and also provides a relative external performance metric to balance the internal performance metric of Adj. OI growth.

For the 2021 grant, the number of rTSR-PSUs that may be earned is based on our relative total shareholder return versus the constituents of the S&P 500, measured cumulatively over the three-year performance period. Total shareholder return for Perrigo and the peer companies is calculated using an average of adjusted closing prices for the 20-trading day periods starting on the first and ending on the last day of the performance period (January 1, 2021 and December 31, 2023, respectively, for the 2021 rTSR-PSUs). Earned shares can range from 0 to 200% of the target number of rTSR-PSUs, as outlined in the following table.

2021-2023 Relative TSR Percentile Rank	Payout (% of Target Shares)
>= 80th Percentile	200%
55th Percentile	100%
30th Percentile	50%
<30th Percentile	0%

Payout for performance between levels is linearly interpolated. If our absolute TSR is negative, the maximum number of shares that may be earned is 100% of target, regardless of our relative performance. In addition, the overall earned value is capped at 500% of the target value.

Sharon Kochan, former Executive Vice President, President, Rx

In July 2021, we completed the final major step in our consumer self-care transformation by selling our Generic Prescription Drug business to Altaris Capital for approximately $1.55 billion. As a result, Sharon Kochan’s employment relationship with Perrigo Company plc as EVP & President of Perrigo Rx ended.

Prior to entry into the Generic Prescription Drug business sale agreement, as part of our regular compensation review process in 2021 and based on the Committee’s review of the compensation market data and

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assessment of individual performance in the prior year, Mr. Kochan received an increase in base pay of 2.5% and a regular long-term incentive target award of $1.1M, the composition of which was the same as all other NEOs as outlined on page 39 under “2021 Regular LTIP Awards”

Under Israeli law, Mr. Kochan, an Israeli resident, was entitled to certain separation payments upon his termination of employment from Perrigo. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table, the details of which can be found on page 45.

Other Policies, Practices and Guidelines

Executive Stock Ownership Guidelines

Consistent with our compensation philosophy of tying a significant portion of the total compensation to performance, our executive compensation program facilitates and encourages long-term ownership of Perrigo stock. Our stock ownership guidelines reinforce that philosophy by requiring executive officers to maintain specific levels of stock ownership.

Each executive officer is required to attain certain target levels of stock ownership. These ownership guidelines are expressed in terms of a multiple of base salary. The current ownership guidelines are as follows:

•	Chief Executive Officer: 6 times base salary
•	Executive Vice President: 3 times base salary
•	Senior Vice President: 2 times base salary

For purposes of determining an executive officer’s stock ownership, at least fifty percent (50%) must consist of (i) shares purchased on the open market, (ii) shares owned jointly with a spouse and/or children, (iii) shares acquired through the exercise of stock options or vesting of restricted shares or RSUs, or (iv) shares held through the Perrigo Company Profit-Sharing and Investment Plan. The balance of an executive officer’s stock ownership may be satisfied through (a) unvested but earned PSUs or RSUs that have not been forfeited, and (b) unvested service-based restricted shares or RSUs that have not been forfeited. Unearned PSUs and unexercised stock options do not count toward an executive’s ownership when measured against the requirement.

Until each executive officer attains the applicable target stock ownership level, he or she is required to retain a stated percentage of shares received through our incentive plans, including shares obtained through the exercise of stock options, vesting of restricted shares or RSUs, payout of PSUs and any other vehicle through which the individual acquires shares. At any time that an executive’s direct stock ownership is below the required levels set forth above, (i) with respect to restricted shares and units, he or she is restricted from selling more than 50% of the net shares received following the vesting of any service-based or PSUs or RSUs under any of the Company’s compensation plans, and (ii) with respect to stock options, he or she is restricted from selling more than 50% of the net value received upon the exercise of any stock option (i.e. after the cost of the option and taxes are remitted), such that at least 50% of the net value received upon the exercise of any stock option must be converted to directly owned shares. In these cases, however, the participants must still adhere to the retention requirements with respect to the remaining shares.

As of the end of 2021, all of our executive officers, including our NEOs, were in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.

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Clawback Policy

Our AIP and 2019 LTIP (including in the LTIP grant documents) include claw-back provisions that allow Perrigo to recover incentive compensation paid to an executive if Perrigo’s financial results are later restated due to the individual’s misconduct, including, without limitation, fraud or knowing illegal conduct.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits executive officers and directors from trading in options, warrants, puts and calls or similar instruments on Perrigo securities and holding Perrigo securities in margin accounts, as well as from pledging Perrigo securities as collateral for a loan. In addition, the policy prohibits our directors and all employees, including executive officers, from selling Perrigo securities “short,” engaging in “short sales against the box,” and entering into hedging or monetization transactions or similar arrangements with respect to Perrigo securities.

Compensation Risk Assessment

At the Committee’s request, FW Cook, the Committee’s independent consultant, conducted an assessment of Perrigo’s compensation policies and practices for 2021 to determine whether any practices might encourage excessive risk taking on the part of executives. This assessment included a review of Perrigo’s pay philosophy, competitive position, annual incentive arrangements (including broad-based incentive plans, based on an inventory of such plans that management provided to FW Cook) and long-term incentive arrangements (including stock option, restricted stock unit and PSU design, as well as potential mitigating factors such as stock ownership requirements, caps on incentive plan payouts, and recoupment policies).

After considering FW Cook’s assessment, the Committee concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and are not designed in such a way to encourage executives and employees to take unnecessary risks that would be reasonably likely to have a material adverse effect on Perrigo.

Benefits and Perquisites

Retirement Benefits. We offer retirement benefit plans to provide financial security and to facilitate employees’ saving for their retirement. We make annual contributions under our Perrigo Profit-Sharing and Investment Plan for employees, including the executive officers. We also make matching contributions up to the limits as defined in the applicable regulations under our 401(k) Plan to certain of our employees, including the NEOs.

Executive Benefits. We provide a limited number of perquisites to our NEOs. Benefits may include executive physical exams, relocation benefits, pension benefits and financial counseling/tax advice.

Non-Qualified Deferred Compensation Plan. We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) that allows certain executives, including the NEOs, and other management level personnel to voluntarily elect to defer base salary and earned annual incentive awards. Under that plan, we provide annual profit-sharing contributions and matching contributions that cannot be provided under Perrigo’s Profit-Sharing and Investment Plan (the “Tax-Qualified Plan”) because of the limitations of Sections 415 and 401(a)(17) of the Code. Code Section 415 limits the total annual additions to a

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participant’s account under the Tax-Qualified Plan to a specified dollar amount, which was $58,000 for 2021. Code Section 401(a)(17) limits total compensation that can be considered under the Tax-Qualified Plan. This limit is currently $290,000. Due to these limits, certain Perrigo employees would not receive profit-sharing contributions and matching contributions under the Tax-Qualified Plan on their full compensation. Therefore, we provide affected employees who contribute to the Deferred Compensation Plan, including the NEOs, a company match and a profit-sharing contribution under the Deferred Compensation Plan that they would have been eligible for under the Tax-Qualified Plan but for the limitations under the Code.

Employment Agreements (Severance Benefits)

We typically do not enter into employment agreements with our executives other than our CEO and non-U.S. executives, such as Mr. Andersen and Mr. Kochan, where local laws require it. We entered into an employment agreement with Mr. Kessler when he was appointed as President and CEO in October 2018. The key compensation terms of this agreement are summarized below. In December 2019, based on Svend Andersen’s move to Belgium and based on Belgian law, we terminated Mr. Andersen’s U.K. agreement and replaced it with a Belgian agreement. The key compensation terms of Mr. Andersen’s agreement are also summarized below. Mr. Kochan’s agreement became effective September 1, 2016 and ended on July 6, 2021 in connection with the Generic Prescription Drug business sale. The key compensation terms of Mr. Kochan’s agreement are also summarized below.

Post-employment payments under employment agreements, as applicable, and the Executive Committee Severance Policy, are presented in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 52.

All other NEOs, except Mr. Andersen and Mr. Kochan, are subject to our general severance policy.

Mr. Kessler

Mr. Kessler’s employment agreement became effective on October 8, 2018. Consistent with our emphasis on performance-based pay, the majority of Mr. Kessler’s annual compensation is stock-based with the ultimate value realized based on Perrigo’s stock price performance. In accordance with his employment agreement, Mr. Kessler’s compensation includes: a base salary; participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo’s other employee benefit plans.

The employment agreement provides for an initial term of three years, subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The agreement contains customary confidentiality obligations, non-competition restrictions for two years from the date of termination of employment and non-solicitation restrictions for two years from the date of termination of employment.

If Mr. Kessler were involuntarily terminated by us without cause or voluntarily terminated for good reason (as defined in the agreement), he would receive cash severance benefits and continued vesting of certain stock-based awards. The circumstances under which severance benefits are triggered and the resulting payouts are generally consistent with market practices.

On February 13, 2019, Mr. Kessler’s employment agreement was amended to avoid the unintended forfeiture of equity compensation if he were to retire after the initial three-year term of his contract. It now provides for

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accelerated vesting of awards granted under the LTIP (other than PSUs, which will vest or be forfeited based on the attainment of performance goals) so long as Mr. Kessler attains age 62 prior to his termination from employment.

On March 1, 2021, Perrigo Management Company (a subsidiary of the Company) signed an Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Kessler to extend his term as CEO, President and member of the Board of Directors for an additional three-year period through October 8, 2024. The term remains subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The Amended Agreement maintains Mr. Kessler’s current salary and provides a target annual bonus opportunity of $1,545,000 in 2021 and not less than $1,745,000 in 2022 and future years. Beginning in 2022, the fair value of Mr. Kessler’s annual grant under the Long-Term Incentive Plan will be no less than $9,750,000. Under the Amended Agreement, a notice of non-renewal timely sent by Perrigo Management Company will not be considered a Termination for severance purposes.

Except as described above, the terms of Mr. Kessler’s ongoing employment remain materially unchanged from his Employment Agreement, dated October 8, 2018, as amended on February 13, 2019.

Mr. Andersen

Mr. Andersen’s current Belgian management agreement became effective in December 2019. In accordance with his management agreement, Mr. Andersen’s compensation includes a base salary; participation in the AIP; annual grants of equity under the LTIP; and an additional fee to use for travel.

The management agreement has an indefinite term and will continue unless Mr. Andersen provides six months’ prior notice of termination or the Company provides three months’ prior notice of termination. The agreement contains confidentiality provisions as well as non-competition and non-solicitation provisions, ranging from one year to two years from the date of termination of his agreement.

Mr. Kochan

Mr. Kochan’s employment agreement became effective on September 1, 2016. In accordance with his employment agreement, Mr. Kochan’s compensation included a base salary; participation in the AIP Plan; and annual grants under the LTI Plan.

The employment agreement had an indefinite term and would continue unless either party provides 18 months’ prior notice of termination. The agreement contains non-disclosure restrictions for three years from the date of termination of his employment and non-competition and non-solicitation restrictions for six months from the date of termination of his employment.

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Summary Compensation Table

The following table summarizes the compensation of our named executive officers for 2021, 2020, and 2019.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Bonus($) (1)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation($)(4)	All Other Compensation($)(5)	Total($)
Murray S. Kessler CEO, President	2021	1,236,000	—	7,749,994	—	1,444,014	99,253	10,529,261
	2020	1,219,500	—	7,749,982	—	1,928,593	69,155	10,967,230
	2019	1,200,000	—	7,750,010	—	1,791,436	66,326	10,807,772
Raymond P. Silcock EVP, CFO	2021	678,287	—	2,000,002	—	481,950	42,792	3,203,032
	2020	664,625	—	1,999,974	—	636,443	58,378	3,359,420
	2019	500,000	500,000	2,000,033	—	471,775	8,400	3,480,208
James Dillard III EVP President CSCA	2021	605,558	—	1,100,036	—	311,694	82,103	2,099,391
	2020	625,400	—	1,099,975	—	465,143	113,652	2,304,170
	2019	529,266	—	1,700,002	—	437,677	47,848	2,714,794
Svend Andersen EVP, President CSCI(6)	2021	618,980	—	1,400,039	—	465,148	96,657	2,580,823
	2020	651,400	—	1,400,048	—	366,614	103,849	2,521,911
	2019	646,704	—	1,399,985	—	398,390	32,394	2,477,473
Todd W. Kingma EVP, General Counsel and Secretary	2021	589,032	1,000,000	1,400,039	—	359,648	60,719	3,409,437
	2020	573,981	—	1,400,048	—	461,617	62,566	2,498,212
	2019	557,263	—	1,399,985	—	435,498	82,647	2,475,393
Sharon Kochan EVP, President Rx	2021	349,360	—	1,100,036	—	0	1,340,626	2,790,022
	2020	662,451	—	1,099,975	—	344,468	224,949	2,331,842
	2019	602,517	—	975,042	—	349,496	207,649	2,134,703

1) Represents any cash bonus with the exception of the Annual Bonus (captured in the column “Non-Equity Incentive Plan Compensation”): for Mr. Silcock, a sign-on bonus of $500,000 in 2019. For Mr. Kingma, an additional bonus of $1,000,000 in 2021.

2) Represents the full grant date fair value of stock awards granted in the years shown, calculated in accordance with U.S. GAAP. Stock awards include service-based restricted stock units and performance-based restricted stock units. For the performance-based stock awards, the amounts reported were valued using the closing market price of our ordinary shares on the date of grant assuming payout at target performance of 100% (the probable outcome of the relevant performance conditions as of the grant date). See the Grants of Plan-Based Awards for 2021 table for additional information regarding the full grant date fair value for all stock awards. Additional weighted average valuation assumptions related to stock awards are included in the shareholders’ equity note of the audited financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019.

3) Represents the full grant date fair value of stock options granted in the fiscal years shown, calculated in accordance with U.S. GAAP. Stock options were valued using the Black-Scholes model. Additional weighted average valuation assumptions related to option awards are included in the shareholders’ equity note of the audited financial statements included in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2021.

4) The compensation amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the Annual Incentive Plan (AIP) bonus earned for the relevant fiscal year period as described in the Compensation Discussion and Analysis section entitled 2021 Executive Compensation Program in Detail – Annual Incentive Award Opportunities.

5) The following table discloses the compensation amounts set forth in the “All Other Compensation” column of the Summary Compensation Table.

6) Amounts paid to Mr. Andersen, Mr. Dillard and Mr. Kochan were converted to U.S. dollars based on foreign currency exchange rates on December 31, 2021.

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All Other Compensation Detail

Name	Perquisites and Other Personal Benefits($)(1)	Registrant Contributions to Defined Contribution Plans ($)(2)	Registrant Contributions to Non-Qualified Plans ($)	Executive Long-Term Disability ($)(3)	Severance ($)(4)	Total ($)
Murray S. Kessler	0	17,250	82,003	0	0	99,253
Raymond P. Silcock	0	17,250	25,542	0	0	42,792
James Dillard III(4)	21,623	60,480	0	0	0	82,103
Svend Andersen(4)	96,657	0	0	0	0	96,657
Todd W. Kingma	0	17,250	43,469	0	0	60,719
Sharon Kochan(4)(5)	61,658	58,797	0	0	1,220,171	1,340,626

1) For Mr. Andersen, represents a contractual management fee. For Mr. Dillard, represents a car allowance for the time he was in Ireland, which is in accordance with local benefit policy for management and executive roles. For Mr. Kochan, represents a car allowance, education fund, holidays and meals, as provided in accordance with local policy.

2) Represents the Company’s contributions to 401(k) and Profit-Sharing Plans. For Mr. Dillard, also represents Perrigo’s contribution into Irish pension scheme. For Mr. Kochan, also represents Perrigo’s contribution into Israeli pension scheme.

3) Represents executive long-term disability plan premiums paid by the Company.

4) Amounts paid to Mr. Andersen, Mr. Dillard and Mr. Kochan were converted to U.S. dollars based on foreign currency exchange rates on December 31, 2021.

5) For Mr. Kochan, represents a severance payment, which is in accordance with local benefit policy and based on the 18-month notice period contained in his employment agreement.

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Grants of Plan-Based Awards for 2021

The following table provides information regarding equity and non-equity awards granted to the named executive officers during 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plans(4)			All Other Stock Awards # of units(5)	All Other Option Awards: Number of Securities Underlying Options(#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(7)
Name	Grant Date(1)	Award Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Murray S. Kessler	—	—	772,500	1,545,000	3,090,000	—	—	—	—	—	—	—
	3/5/2021(8)	2/22/2021	—	—	—	18,884	37,768	75,536	—	—	—	1,549,999
	3/5/2021(9)	2/22/2021	—	—	—	47,210	94,420	188,840	—	—	—	3,874,997
	3/5/2021	2/22/2021	—	—	—	—		—	56,652	—	—	2,324,998
Raymond P. Silcock	—	—	272,400	544,800	1,089,600	—	—	—	—	—	—	—
	3/5/2021(8)	2/22/2021	—	—	—	4,874	9,747	19,494	—	—	—	399,996
	3/5/2021(9)	2/22/2021	—	—	—	12,183	24,366	48,732	—	—	—	1,000,016
	3/5/2021	2/22/2021	—	—	—	—		—	14,620	—	—	600,020
Svend Andersen	—	—	241,915	483,830	967,659	—	—	—	—	—	—	—
	3/5/2021(8)	2/22/2021	—	—	—	3,412	6,823	13,646	—	—	—	280,016
	3/5/2021(9)	2/22/2021	—	—	—	8,529	17,057	34,114	—	—	—	700,019
	3/5/2021	2/22/2021	—	—	—	—		—	10,234	—	—	420,003
James Dillard III	—	—	212,142	424,283	848,566	—	—	—	—	—	—	—
	3/5/2021(8)	2/22/2021	—	—	—	2,681	5,361	10,722	—	—	—	220,015
	3/5/2021(9)	2/22/2021	—	—	—	6,701	13,402	26,804	—	—	—	550,018
	3/5/2021	2/22/2021	—	—	—	—		—	8,041	—	—	330,003
Todd W. Kingma	—	—	192,400	384,800	769,600	—	—	—	—	—	—	—
	3/5/2021(8)	2/22/2021	—	—	—	3,412	6,823	13,646	—	—	—	280,016
	3/5/2021(9)	2/22/2021	—	—	—	8,529	17,057	34,114	—	—	—	700,019
	3/5/2021	2/22/2021	—	—	—	—		—	10,234	—	—	420,003
Sharon Kochan	—	—	180,765	361,530	723,060	—	—	—	—	—	—	—
	3/5/2021(8)	2/22/2021	—	—	—	2,681	5,361	10,722	—	—	—	220,015
	3/5/2021(9)	2/22/2021	—	—	—	6,701	13,402	26,804	—	—	—	550,018
	3/5/2021	2/22/2021	—	—	—	—		—	8,041	—	—	330,003

1) Actual date of grant.

2) Date on which the Talent & Compensation Committee approved the award.

3) These columns show the dollar range of potential payout for fiscal 2021 performance under the Annual Incentive Bonus Plan as described in the section titled 2021 Executive Compensation Program in Detail in the Compensation Discussion and Analysis. The target values are based on a percentage of each executive’s salary. The maximum incentive award opportunity for any individual participant was 200% of the target award. In addition, the Talent & Compensation Committee, or the Board in the case of the CEO, had the discretion to adjust any named executive officer’s award up by as much as 50% or down by as much as 100% based on individual performance. The actual payments for fiscal 2021 non-equity incentive awards are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

4) These columns show the range of performance-based restricted stock units that were granted in fiscal 2021 and that could be earned in fiscal 2024 under the LTIP, depending on whether specific performance goals are achieved in each of the three applicable performance periods, as described in the section titled 2021 Executive Compensation Program in Detail – Long-term Incentive Award Opportunities in the Compensation Discussion and Analysis. Earned awards, if any, can range from 0% to 200% of the target grant. The U.S. GAAP value of the 2021 fiscal performance-based restricted stock units granted on March 5, 2021, was $41.04 per share. These awards, to the extent earned, vest at the end of the year performance period.

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5) This column shows the service-based restricted stock units granted during 2021. These award vest in three equal installments on each grant anniversary.

6) No stock options were granted during 2021.

7) Amounts are computed in accordance with U.S. GAAP and are included in the Summary Compensation Table in the applicable columns titled “Stock Awards” and “Option Awards.” For performance-based restricted stock units, the amounts disclosed are computed based on a target performance of 100%, which is the probable outcome of the relevant performance conditions as of the grant date.

8) Grant of rTSR performance-based restricted stock units.

9) Grant of OI performance-based restricted stock units.

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Outstanding Equity Awards at 2021 Year End

The following table sets forth information detailing the outstanding equity awards held on December 31, 2021, by each of our NEOs.

		Option Awards				Stock Awards
Name	Option / Stock Award Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(3)
Murray S. Kessler	10/8/2018	110,074	0	72.80	10/8/2028	0	0	0	0
	3/6/2019	0	0	—	—	16,384	637,338	113,329	4,408,498
	3/5/2020	0	0	—	—	28,120	1,093,868	94,437	3,673,599
	3/5/2021	0	0	—	—	56,652	2,203,763	118,969	4,627,894
Raymond P. Silcock	4/5/2019	0	0	—	—	3,963	154,161	27,415	1,066,444
	3/5/2020	0	0	—	—	7,256	282,258	24,371	948,032
	3/5/2021	0	0	—	—	14,620	568,718	30,702	1,194,308
Svend Andersen	6/6/2017	13,075	0	70.34	6/6/2027	0	0	0	0
	3/8/2018	11,674	0	85.06	3/8/2028	0	0	0	0
	3/6/2019	0	0	—	—	2,959	115,105	20,472	796,361
	3/5/2020	0	0	—	—	5,080	197,612	17,060	663,634
	3/5/2021	0	0	—	—	10,234	398,103	21,492	836,039
James Dillard III	2/7/2019	0	0	—	—	4,297	167,153	0	0
	3/6/2019	0	0	—	—	2,325	90,443	16,085	625,707
	3/5/2020	0	0	—	—	3,991	155,250	13,404	521,416
	3/5/2021	0	0	—	—	8,041	312,795	16,887	656,904
Todd W. Kingma	8/23/2012	8,576	0	108.62	8/23/2022	0	0	0	0
	8/22/2013	7,182	0	119.78	8/22/2023	0	0	0	0
	8/21/2014	7,133	0	147.75	8/21/2024	0	0	0	0
	2/26/2016	10,971	0	129.23	2/26/2026	0	0	0	0
	6/6/2017	20,189	0	70.34	6/6/2027	0	0	0	0
	3/8/2018	15,945	0	85.06	3/8/2028	0	0	0	0
	3/6/2019	0	0	—	—	2,959	115,105	20,472	796,361
	3/5/2020	0	0	—	—	5,080	197,612	17,060	663,634
	3/5/2021	0	0	—	—	10,234	398,103	21,492	836,039
Sharon Kochan	8/23/2012	5,886	0	108.62	8/23/2022	0	0	0	0
	8/22/2013	6,245	0	119.78	8/22/2023	0	0	0	0
	8/21/2014	6,029	0	147.75	8/21/2024	0	0	0	0
	2/26/2016	7,461	0	129.23	2/26/2026	0	0	0	0
	6/6/2017	13,075	0	70.34	6/6/2027	0	0	0	0
	4/3/2018	9,681	0	82.82	4/3/2028	0	0	0	0

49  2022 Proxy Statement

Executive Compensation

1) For better understanding of this table, this column has been added to show the grant date of all stock options and equity awards outstanding at fiscal year-end.

2) All stock option awards vest one-third per year over three years beginning on the anniversary of the grant date, except the option award granted to Mr. Kessler, which vests 100% on the third anniversary of the date of grant.

3) The market value of these unvested awards was calculated using the closing price of our ordinary shares as of December 31, 2021, which was $38.9.

4) Performance-based restricted stock units are earned and vest, if at all, at the end of, and depending on, our performance over three full years for the fiscal 2019, 2020 and 2021 grants, as more fully described in the section entitled 2021 Executive Compensation Program in Detail – Long-Term Incentive Award Opportunities in the Compensation Discussion and Analysis. As of December 31, 2021, the number of unearned units for the 2019 award was calculated using vesting credits of 112%, 125% and 58% for 2019, 2020 and 2021, respectively. The 2019 award is deemed vested at the end of the performance period and will be settled in March 2022. The number of unearned units for the 2020 award was calculated using vesting credits 125% and 58% for 2020 and 2021, respectively, and assuming 100% for 2022; the number of unearned units for the 2021 award was calculated using a vesting credit of 58% for 2021, and assuming 100% for 2022 and 2023.

Option Exercises and Stock Vested in 2021

The following table provides information for each NEO concerning the vesting of restricted stock during 2021. No NEO exercised options in 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Murray S. Kessler	30,446	1,249,504
Raymond P. Silcock	7,593	309,040
Svend Andersen	11,043	457,528
James Dillard III	8,619	362,533
Todd W. Kingma	13,071	542,339
Sharon Kochan	70,033	3,236,791

1) Represents service-based restricted stock units and performance-based restricted stock units issued under the LTIP.

2) The value realized on vesting was calculated using the closing price of Perrigo shares on the day the awards vested.

Non-Qualified Deferred Compensation in 2021

The Deferred Compensation Plan allows participants to defer as much as 80% of base salary and 100% of incentive compensation. Participation in the plan is limited to the executive officers (including the NEOs) and other management level personnel. Amounts deferred under the Deferred Compensation Plan earn a return based on measurement funds made available to participants, which are determined by the Retirement Plan Committee. These measurement funds mirror the investment choices available in our 401(k) Plan, with the exception of Company stock, which is not an investment option in the Deferred Compensation Plan. Participants elect the form and timing of distributions of their Deferred Compensation Plan deferrals prior to the year in which it is deferred. Participants may change their distribution elections, however, changes must be made 12 months in advance and are subject to a five-year delay. Participants may elect in-service distributions to be paid in a lump sum up to five annual installments; in-service deferrals must remain in the Deferred Compensation Plan for at least three years prior to distribution. Participants may elect to receive their retirement/termination distributions in a lump sum or annual installments (up to 15 years) upon separation from service. If a participant’s in-service distribution was not paid prior to a separation from service, the in-service distribution will be paid according to their retirement/termination distribution election. All participants with an account balance subject to Section 409A of the Internal Revenue Code may not begin receiving retirement/termination distributions earlier than the first day of the seventh month following a separation from service.

50

Executive Compensation

The following table sets forth information relating to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Perrigo Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)*	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(3)
Murray S. Kessler	0	82,003	17,292	0	190,111
Raymond P. Silcock	0	25,542	5,625	0	61,593
James Dillard III	0	0	139	0	1,381
Svend Andersen	0	0	0	0	0
Todd W. Kingma	57,942	43,469	37,155	0	2,416,779
Sharon Kochan	0	0	175,585	1,842,972	0

1) Of the total amounts shown in this column, the following amounts are included in the Summary Compensation Table as 2021 salary: Mr. Kingma, $11,780.64; and the following additional amounts are included for 2021 in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation: Mr. Kingma, $46,161.65.

2) These amounts are included in the Summary Compensation Table as All Other Compensation in the column “Registrant Contributions to Non-Qualified Plans”.

3) In addition to the amounts in footnote 1, this column includes the following amounts included in the Summary Compensation Table in the columns entitled (i) Salary (for fiscal year 2020): Mr. Kingma, $11,479.68; (ii) Non-Equity Incentive Plan Compensation (for fiscal year 2020): Mr. Kingma, $43,549.80; (i) Salary (for fiscal year 2019): Mr. Kingma, $11,145.24; (ii) Non-Equity Incentive Plan Compensation (for fiscal year 2019): Mr. Kingma, $22,903.80.

*We do not pay above-market or preferential interest or earnings on amounts deferred under the Deferred Compensation Plan.

51  2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

All of our current NEOs participate in our AIP and LTIP and have the ability to participate in our Deferred Compensation Plan. In addition, all of our current NEOs, other than Mr. Kessler and Mr. Andersen, are covered by our U.S. Severance Policy, our Change in Control Severance Policy for U.S. Employees, and through January 15, 2020, by our Executive Committee Severance Policy. These plans and policies may require us to provide compensation to these officers in the event of a termination of employment or a change-in-control of Perrigo. Mr. Kessler’s agreement provides that he would receive compensation under his employment agreement in the event of a termination of employment or a change-in-control of Perrigo; however, any severance benefits payable under that agreement will only occur in the event of a termination of employment that, when following a change-in-control of Perrigo, results in a “double trigger” for severance benefits. The Talent & Compensation Committee retains discretion to provide additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

The following table sets forth the expected benefits to be received by each current NEO, in addition to the amounts shown in the Non-Qualified Deferred Compensation in 2021 table on page 50 in the event of his termination resulting from various scenarios and assuming a termination date of December 31, 2021, the last business day of 2021, and a stock price of $38.9, our closing stock price on that date. For Mr. Kochan, this table shows actual benefits received upon the termination of his employment in July 2021. Assumptions and explanations of the numbers included in the table below are set forth in the footnotes to, and in additional text following, the table.

Name and Benefits	Change in Control(1) ($)	Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(3) ($)
Murray S. Kessler
Cash	7,107,000	1,545,000	—	5,716,500	5,716,500
Equity Awards
Service-Based Restricted Stock	3,934,968	3,934,968	—	3,200,381	3,200,381
Performance-Based Restricted Stock	13,432,287	12,709,992	—	4,801,933	4,801,933
Stock Options	—	—	—	—	—
Other Benefits	0	—	—	0	0

Total Estimated Incremental Value	24,474,255	18,189,960	—	13,718,814	13,718,814

Raymond P. Silcock
Cash	3,541,200	544,800	—	1,770,600	1,770,600
Equity Awards
Service-Based Restricted Stock	1,005,137	1,005,137	—	815,577	815,577
Performance-Based Restricted Stock	3,394,297	3,208,783	—	1,188,590	1,188,590
Stock Options	—	—	—	—	—
Other Benefits(4)	15,000	—	—	15,000	15,000

Total Estimated Incremental Value	7,955,634	4,758,720	—	3,789,767	3,789,767

52

Potential Payments Upon Termination or Change in Control

Name and Benefits	Change in Control(1) ($)	Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(4) ($)
Svend Andersen
Cash	1,243,456	466,296	—	621,728	621,728
Equity Awards
Service-Based Restricted Stock	710,820	710,820	—	578,132	578,132
Performance-Based Restricted Stock	2,426,543	2,296,034	—	867,431	867,431
Stock Options	—	—	—	—	—
Other Benefits	0	—	—	0	0

Total Estimated Incremental Value	4,380,819	3,473,149	—	2,067,291	2,067,291

James Dillard III
Cash	4,646,439	424,283	—	2,323,219	2,323,219
Equity Awards
Service-Based Restricted Stock	725,641	725,641	—	621,389	621,389
Performance-Based Restricted Stock	1,906,528	1,804,026	—	681,567	681,567
Stock Options	—	—	—	—	—
Other Benefits(4)	15,000	—	—	15,000	15,000

Total Estimated Incremental Value	7,293,607	2,953,950	—	3,641,175	3,641,175

Todd W. Kingma
Cash	2,723,200	384,800	—	1,361,600	1,361,600
Equity Awards
Service-Based Restricted Stock	710,820	710,820	—	578,132	578,132
Performance-Based Restricted Stock	2,426,543	2,296,034	—	867,431	867,431
Stock Options	—	—	—	—	—
Other Benefits(4)	15,000	—	—	15,000	15,000

Total Estimated Incremental Value	5,875,563	3,391,653	—	2,822,163	2,822,163

Sharon Kochan
Cash	—	—	—	1,220,171	—
Equity Awards
Service-Based Restricted Stock	—	—	—	1,337,729	—
Performance-Based Restricted Stock	—	—	—	1,535,131	—
Stock Options	—	—	—	—	—
Other Benefits	—	—	—	0	—

Total Estimated Incremental Value	0	0	—	4,093,030	0

1) In the event of a termination in connection with a change in control, all NEOs will receive the double of the standard cash treatment and immediate vesting on all equity vehicles (value at target for PSUs).

2) In the event of death, disability or retirement, all NEOs will receive immediate vesting on all equity vehicles, except for PSUs which will continue to vest until the end of the performance period and payout based on actual performance.

53  2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

3) In the event of an involuntary termination for economic reasons, Mr. Kessler’s and Mr. Andersen’s severance treatment is determined by their respective agreements; Mr. Silcock’s, Mr. Dillard’s (from October 12, 2021) and Mr. Kingma’s by the Perrigo Company plc U.S. Severance Policy Amended and Restated Effective February 13, 2019; Mr. Dillard’s (before October 12, 2021) by the Irish Perrigo Severance Programme. RSUs, PSUs and NQSOs will continue to vest for 24 months under their original vesting schedule. PSUs will vest based on actual performance at the end of the original performance periods. The terms of Mr. Kochan’s separation on July 6, 2021 were determined by the Talent & Compensation Committee and are consistent with Israeli law; RSUs, PSUs and NQSOs vested immediately (value at target for PSUs).

4) Other benefits include career transition services up to $15,000 for Mr. Silcock, Mr. Dillard and Mr. Kingma.

Employment Agreement with Chief Executive Officer

Mr. Kessler’s employment agreement provided that his employment may be terminated during the term of the agreement under the following circumstances:

•	upon Mr. Kessler’s death or disability;

•	by Perrigo with or without cause (as defined in the agreement);

Potential Payments Upon Termination or Change in Control

•	by mutual agreement; or

•	by Mr. Kessler with good reason (as defined in the agreement).

If during the term of this agreement Mr. Kessler’s employment were terminated by us without cause or by him for good reason and he agrees to a release of claims against Perrigo, he would also be entitled to compensation and benefits earned to that date, as well as:

•	a prorated annual bonus for the year of termination (determined based on actual performance);

•	payment of an amount equal to 18 months of his then-current salary and target bonus, payable in a lump sum;

•	a payment of health insurance premiums for 18 months, but only if Mr. Kessler is not entitled to health insurance coverage from another employer-provided plan; and

•	immediate vesting of all RSUs and NQSOs, and in the case of PSUs, PSUs will vest or be forfeited based on the attainment of performance goals.

If any such termination without cause or for good reason were to occur within 24 months following a change of control, Mr. Kessler would be entitled to the same benefits as listed above, except he would be entitled to:

•	a cash payment of an amount equal to 24 months of his then-current salary and target bonus rather than 18 months;

•	a cash payment equal to the cost of health insurance premiums for six months; and

•	immediate vesting of all equity incentive awards granted to him, and in the case of PSUs, based on “target” levels of achievement.

If Mr. Kessler were terminated for cause, he would receive compensation and benefits earned to date, including payment for unused vacation days. If Mr. Kessler’s employment were terminated for death or

54

Potential Payments Upon Termination or Change in Control

disability, he would receive compensation and benefits earned to date, including payment for unused vacation days, as well as a prorated annual bonus for the year of termination (determined based on actual performance).

Payments Under the Annual Incentive Plan

Generally, no portion of the payments under the AIP is considered earned or payable for a particular year unless the NEO is employed by us and in good standing on the last day of the fiscal year. The AIP, however, may require us to make payments to NEOs who are no longer employed by us on the last day of the fiscal year under the following circumstances:

•	retirement at age 65 or older;

•	retirement at age 60 or older with at least 10 years of service;

•	early retirement of a named executive officer under an early retirement plan;

•	permanent disability as determined by the Talent & Compensation Committee; or

•	death.

Under all circumstances listed above, the NEO, or the executive officer’s estate in the case of death, will be entitled to a pro rata portion of any payment under the AIP for that fiscal year, computed to the date of the termination.

An NEO eligible to receive a post-termination payment under the AIP will be paid in a lump sum within a reasonable time after the close of the fiscal year in which termination occurred.

Payments Under the Long-Term Incentive Plan

If an NEO terminates employment with us due to death, disability or retirement, the executive officer’s (i) outstanding options will immediately vest in full, (ii) service-vesting restricted stock units (RSUs) will be free of any restriction period; and (iii) PSUs will vest or be forfeited based on the attainment of performance goals. The outstanding options may be exercised in whole or in part by the participant or his/her fiduciary, beneficiary or conservator, as applicable, at any time prior to their respective expiration dates.

If an NEO is involuntarily terminated for economic reasons, the executive officer may exercise the executive officer’s options, to the extent vested, at any time prior to the earlier of (i) the date that is 30 days after the date that is 24 months after the termination date, or (ii) their respective expiration dates. Any options, RSUs and PSUs that are not vested on the termination date, but are scheduled to vest during the 24-month period following the termination date, according to the vesting schedule in effect before termination, will vest as if the participant had continued to provide services to us during the 24-month period. Any unvested options, RSUs and PSUs that are not scheduled to vest during that 24-month period will be forfeited on the termination date. If an NEO who is involuntarily terminated for economic reasons should die while the executive officer’s options remain exercisable, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options (to the extent that those options were vested and exercisable prior to the named executive officer’s death) at any time prior to the later of the date that is (i) 30 days after the date that is 24 months after the NEO’s termination date, or (ii) 12 months after the date of death, but in no event later than the respective expiration dates of the options.

55  2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

Upon an event of termination for any reason during the restriction period, restricted shares and restricted stock units still subject to restriction generally will be forfeited by the NEO and reacquired by Perrigo. Subject to the one-year minimum vesting requirements of the LTIP, we may in our sole discretion waive in whole or in part any or all remaining restrictions with regard to an NEO’s shares.

If an NEO is terminated for cause, any restricted shares or restricted stock units subject to a restriction period will be forfeited and the executive officer’s right to exercise the executive officer’s options will terminate. If within 60 days after an NEO is terminated for any reason, we discover circumstances that would have permitted us to terminate an NEO for cause, any shares, cash or other property paid or delivered to the NEO within 60 days of such termination date will be forfeited and the NEO must repay those amounts to Perrigo.

If the NEO is terminated for any reason other than those described above, the NEO will have the right to exercise the executive officer’s options at any time prior to the earlier of (i) the date that is three months after the termination date, or (ii) their respective expiration dates, but only to the extent that those options were vested prior to the termination date. Any options or RSUs and PSUs that are not vested at the termination date will be forfeited on the termination date. If an NEO dies after the termination date while the executive officer’s options remain exercisable and the termination was not due to death, disability, retirement or an involuntary termination for cause or due to economic reasons, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options (to the extent that those options were vested and exercisable prior to the executive officer’s death) at any time prior to the earlier of (i) 12 months after the date of death, or (ii) their respective expiration dates.

Regardless of the vesting requirements that otherwise apply to an award under the LTIP as described above, in the event of a change in control (as defined in the LTIP), options and RSUs outstanding under the LTIP as of the date of the change in control that have not vested will become vested and the options will become fully exercisable. The restrictions and deferral limitations applicable to any restricted shares and units will lapse and such restricted shares and service-vesting RSUs will become free of all restrictions and limitations and will become fully vested and transferable. In addition, upon a change in control, all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse, and the performance awards will be immediately settled and distributed. The restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and those other stock unit awards and other awards will become free of all restrictions, limitations or conditions and will become fully vested and transferable to the full extent of the original grant.

The above discussion described the default rules applicable to awards. The Talent & Compensation Committee has the discretion to establish different terms and conditions relating to the effect of the NEO’s termination date on awards under the LTIP.

Payments Under the Non-Qualified Deferred Compensation Plan

If an NEO is terminated for any reason other than death, the executive officer will receive a termination benefit under the Deferred Compensation Plan equal to the executive officer’s vested account balance. The Non-Qualified Deferred Compensation in 2021 table on page 50 reflects account balances as of the end of 2021.

56

Potential Payments Upon Termination or Change in Control

This termination benefit will be paid to the NEO in a lump sum or under an annual installment method of up to 15 years, based on the NEO’s choice when the executive officer began participation in the plan or as the executive officer subsequently changed the election. If the NEO did not make an election with respect to method of payment for a termination benefit, the executive officer will be deemed to have elected to be paid in a lump sum. A lump sum payment of the termination benefit will be made, or annual installments will commence, as of the first day of the seventh month following the date the NEO terminates the executive officer’s employment with us.

An NEO’s beneficiary will receive a survivor benefit equal to the NEO’s vested account balance if the NEO dies before the executive officer commences payment under the Deferred Compensation Plan. The survivor benefit will be paid to the NEO’s beneficiary in a lump sum payment as soon as administratively practicable, but in no event later than the last day of the calendar year in which the NEO’s death occurs or, if later, by the 15th day of the third month following the NEO’s death.

Payments Under the Change in Control Severance Policy for U.S. Employees

On February 13, 2019, we amended and restated our broad-based Change in Control Severance Policy for U.S. Employees to modify the definition of change in control thereunder as it pertains to a change in incumbent directors. As amended, any director whose initial assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by our Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings.

The change in control policy provides that upon a qualifying termination of employment within two years following a change in control, a named executive officer (other than the CEO and non-U.S. NEO), would receive a lump sum severance payment equal to two times the sum of the executive officer’s base salary and target bonus opportunity, and a prorated annual bonus for the year of termination, based on actual performance.

In addition, the NEO would receive payment of health insurance premiums for 18 months, followed by a cash payment equal to the cost of such premiums for another six months, but only if the executive officer is not otherwise entitled to health insurance coverage under another employer-provided plan.

Payments Under the U.S. Severance Policy

On February 13, 2019, we amended and restated our broad-based severance policy for U.S. employees to modify the definition of change in control thereunder as it pertains to a change in incumbent directors. As amended, any director whose initial assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by our Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings.

57  2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

Our broad-based severance policy provides that, upon a qualifying termination of employment not within two years following a change in control, an eligible named executive officer, other than the CEO and non-U.S. NEO, would receive a severance payment equal to 52 weeks of the executive officer’s base salary, payable in installments, and a pro rata bonus payment for the year in which the termination occurs, based on actual performance.

In addition, the NEO would receive payment of health insurance premiums for 12 months, but only if the executive officer is not entitled to health insurance coverage under another employer-provided plan.

58

Talent & Compensation Committee Report

Talent & Compensation Committee Report

The Talent & Compensation Committee of our Board of Directors consists of four directors, each of whom is independent, as defined under SEC rules and the NYSE standards.

The Talent & Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management. Based on the review and discussions, the Talent & Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Perrigo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE TALENT & COMPENSATION COMMITTEE

Jeffrey B. Kindler, Chair
Bradley A. Alford
Orlando D. Ashford
Erica L. Mann

Equity Compensation Plan Information

The table below provides information about Perrigo’s ordinary shares that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2021. Shareholder-approved plans include our LTIP, as well as our Employee Stock Option Plan and Non-Qualified Stock Option Plan for Directors, which were replaced by our LTIP.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	4,335,503(1)	$93.80	2,903,985(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	4,335,503	$93.80	2,903,985

1) Of these shares, 1,247,501 were subject to non-qualified stock options, 1,934,202 were subject to unvested restricted stock units and 1,153,800 were subject to unvested performance-based stock units at target.

2) All of these shares were available for issuance under our LTIP.

59 2022 Proxy Statement

CEO Pay Ratio

CEO Pay Ratio

The CEO pay ratio was calculated in accordance with SEC rules and requirements. We identified our median employee in 2021 using target total cash compensation (base salary plus target bonus) for all individuals, excluding the CEO, who were employed by us on December 31, 2021. We believe target total cash compensation is an appropriate consistently applied compensation measure by which to identify our median paid employee. We excluded 478 individuals in the following jurisdictions because they represent less than 5% of our total employee population: India, China, Brazil, Hungary, Czech Republic, Turkey, Slovenia, Ukraine, Slovakia, Serbia, Romania, Bulgaria, Hong Kong, and Latvia. We included all other employees, whether employed on a full-time or part-time basis, or seasonally. We did not make any assumptions, and we did not make any adjustments.

We calculated total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table in this proxy statement. The total compensation of the median-paid employee, excluding the CEO, was $70,056 for 2021. The Compensation for our CEO in 2021 was $10,481,897. Therefore, the ratio of CEO pay to median employee pay was 150:1.

This information involves reasonable estimates based on employee payroll records and other relevant company information. In addition, SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

60

Audit Committee Report

Audit Committee Report

The Audit Committee of the Board is responsible for monitoring the following, including their related risks: (1) Perrigo’s accounting and financial reporting principles and policies; (2) the integrity of Perrigo’s financial statements and the independent audit thereof; (3) Perrigo’s compliance with legal and regulatory requirements; (4) the qualifications, independence and performance of Perrigo’s independent registered public accounting firm; (5) the qualifications and performance of Perrigo’s internal audit function including where the service is outsourced and (6) Perrigo’s internal control over financial reporting. In particular, these responsibilities include, among other things, the appointment and compensation of Perrigo’s independent registered public accounting firm, reviewing with the independent registered public accounting firm the plan and scope of the audit of the financial statements and internal control over financial reporting and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal auditors and the independent registered public accounting firm. All of the members of the Audit Committee are independent directors, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. The Board has adopted an Audit Committee Charter, which it reviews annually based upon input from the Audit Committee.

In connection with the December 31, 2021 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm the matters required to be discussed under current auditing standards, and (3) received and discussed with the independent registered public accounting firm the written disclosures and letter from the independent registered public accounting firm required under PCAOB Ethics and Independence Rule 3526 and has discussed with the independent registered public accounting firm their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that Perrigo’s audited financial statements be included in Perrigo’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021.

THE AUDIT COMMITTEE

Donal O’Connor, Chair
Katherine C. Doyle
Geoffrey M. Parker
Theodore R. Samuels

61 2022 Proxy Statement

Proposals to be Voted on

Proposals to be Voted on

Proposal 1 – Election of Directors

Under the Company’s Articles of Association, the Board of Directors must consist of between two and eleven directors, with the exact number determined by the Board of Directors. Eleven directors currently serve on our Board of Directors. In connection with Rolf A. Classon’s decision to retire from the Board, and in accordance with our Constitution, the Board has determined that the number of directors effective as of the close of the Annual General Meeting will be reduced to ten.

All directors who are elected will serve until the 2023 Annual General Meeting.

Based upon the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated Bradley A. Alford, Orlando D. Ashford, Katherine C. Doyle, Adriana Karaboutis, Murray S. Kessler, Jeffrey B. Kindler, Erica L. Mann, Donal O’Connor, Geoffrey M. Parker, and Theodore R. Samuels for election as directors to serve until the 2023 Annual General Meeting.

Shareholders are entitled to one vote per share for each of the ten nominees. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy. If a director nominee does not receive this majority vote, he or she is not elected.

Information about each nominee is set forth below is based on information provided to us as of March 19, 2022.

All Director nominees exhibit:
• High integrity	• An appreciation of multiple cultures
• A proven record of success	• Knowledge of corporate governance requirements and practices

Our Director nominees bring a balance of relevant skills to our boardroom:
• Global perspective	• Regulatory and governmental
• Consumer and pharmaceutical	• Financial
• CEO experience	• Public company board experience

Our Director nominees exhibit an effective mix of diversity, experience and fresh perspectives:
• Gender, Racial, or Ethnic diversity: 50%
• Average age: 61.7 years
• Average tenure: approximately 4.3 years
• Active versus retired executives: 4 of 10
• Countries of origin: Australia, Ireland, and U.S.A.

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Director Skills Matrix

Area of Expertise / Skill	Board Member
	BA	OA	KD	AK	MK	JK	EM	DO	GP	TS
Senior Leadership	•	•	•	•	•	•	•	•	•	•
Financial Expertise			•		•			•	•	•
Industry	•	•			•	•	•		•	•
OTC/Consumer Commercial	•		•	•	•	•	•
Manufacturing/Supply Chain	•	•		•	•		•
Global/International	•	•	•	•	•	•	•	•
IT / Cyber Security			•	•
Governance	•	•	•	•	•	•	•	•	•	•
Diversity*		•	•	•			•	•

*Gender/Ethnic

Election of Directors

The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all of our director nominees may be found on pages 66-71.

Name	Director Since	Primary Occupation	Independent	Number of Other Public Company Boards
Bradley A. Alford	2017	Retired Executive	Yes	One
Orlando D. Ashford	2020	Retired Executive	Yes	Two
Katherine C. Doyle	2020	Retired Executive	Yes	One
Adriana Karaboutis	2017	Executive	Yes	One
Murray S. Kessler	2018	Executive	No	None
Jeffrey B. Kindler	2017	Executive	Yes	Two
Erica L. Mann	2019	Retired Executive	Yes	Three
Donal O’Connor	2014	Retired Executive	Yes	One
Geoffrey M. Parker	2016	Executive	Yes	Two
Theodore R. Samuels	2017	Retired Executive	Yes	Two

Each director will serve for a term expiring at the 2023 Annual General Meeting, until a qualified successor has been elected, or until his or her death, resignation, retirement or removal by the shareholders for cause.

About the Nominated Directors

Our goal is to assemble a Board that operates cohesively and challenges and questions management in a constructive way. When assessing directors for the Board, we consider:

•	the directors’ overall mix of skills and experience;

•	the director’s understanding of our business;

•	how active they are in participating in Board, committee and annual general meetings; and

•	their character, integrity, judgment, record of achievement, diversity and independence.

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We also look at a director’s ability to contribute to the Board, his or her available time and his or her participation on other boards. We believe these are important factors that impact the quality of the Board’s decision-making and its overall oversight of management and our business. The Nominating & Governance Committee specifically considers diversity in regard to the selection of nominees.

The Nominating & Governance Committee recognizes that some institutional investors and institutional shareholder advisory firms have policies regarding “overboarding,” which refers to a director who sits on an excessive number of boards, due to concerns that overboarded directors face excessive time commitments and challenges in fulfilling their duties. In recommending that each nominee should continue to serve on the Board, the Nominating & Governance Committee carefully considered the number of other boards on which each director serves as part of its process, evaluating the level of engagement, skill set, expertise, perspective and other qualities of each director against any overboarding concerns.

In particular, we note that current director Geoffrey M. Parker received lower shareholder support at our 2021 annual general meeting than he or our other director nominees typically receive. We believe this lower support was due primarily to one large shareholder voting against Mr. Parker because of potential overboarding concerns. Mr. Parker is Chief Financial Officer of Tricidia, Inc., a public company, and sits on three total public company boards, one of which recently became a public company. After consideration of shareholder feedback, the voting policies of other large Company shareholders and a variety of other considerations, the Board’s Nominating & Governance Committee enthusiastically recommended to the Board that Mr. Parker be re-nominated to the Board for election at the Annual General Meeting. In making this recommendation, the Nominating & Governance Committee noted Mr. Parker’s perfect attendance record at board and audit committee meetings in 2021 and high levels of participation at meetings of the Board and its committees, which indicate that he is not overboarded in a way that negatively affects his service on our Board. Mr. Parker has demonstrated commitment to the Company and been fully engaged during his tenure, providing valuable guidance and oversight to the Board and management. His industry experience, public company financial expertise and skill set align with our strategic priorities. The Board finds all of these factors and qualities valuable and useful to the effective oversight of the Company’s business.

Our Expectations for Directors

We expect each member of our Board of Directors to act honestly and in good faith and to exercise business judgment with a view to the best interests of Perrigo overall. Each director is expected to:

•	comply with our Code of Conduct, including conflict of interest disclosure requirements;

•	develop an understanding of our strategy, our business environment and operations, the markets in which we operate and our financial position and performance;

•	diligently prepare for each Board, committee and annual general meeting by reviewing all of the materials he or she receives in advance;

•	actively and constructively participate in each Board meeting and seek clarification from management and outside advisors when necessary to fully understand the issues being considered;

•	participate in continuing education programs, as appropriate; and

•	participate in the Board and committee self-assessment process.

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Director Experience

Our Board represents a cross-section of business, industry and financial experience. All of our directors bring to the Board of Directors significant leadership experience derived from their professional experience in either the corporate or academic sectors, as well as their service as executives or board members of other corporations or businesses. The process undertaken by the Nominating & Governance Committee in recommending qualified director candidates is described in “Director Nominations” on page 16. Certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board of Directors as a whole are described below.

All of the nominees for this year are current Perrigo directors. We will vote your shares as you specify on the enclosed proxy card or through telephone or Internet voting. If you return a proxy card and do not specify how you want your shares voted, we will vote them FOR the election of each of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.

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NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AT THE AGM

Bradley A. Alford

Director Qualifications:

•    Leadership experience – current and previous executive leadership roles within the private and public sectors.

•    Board and corporate governance experience – board and corporate governance experience from service as a director of public, private and non-profit companies.

•   Industry knowledge – extensive experience and knowledge in management, operations and supply chain as well as the development and marketing of consumer products.

Bradley A. Alford, 65, has been a director of Perrigo since February 2017. Mr. Alford joined Advent International Corporation, a global private equity firm, in 2014 as an Industry Advisor and moved to Operating Partner in March of 2016. From 2006 to 2013, Mr. Alford was Chairman and Chief Executive Officer of Nestlé USA. Mr. Alford also served as CEO and President of Nestlé Brands Company. He serves as a director of Avery Dennison Corporation since April 2010 and previously served as a director of Conagra Brands, Inc. from July 2015 to September 2018. Throughout his career, Mr. Alford has been focused on developing brands, initiatives to improve processes and facilitate best practices across an organization.

Orlando D. Ashford

Director Qualifications:

•    Leadership experience – current and previous executive leadership roles within the public and private sectors.

•    Board and corporate governance experience – board and corporate governance experience from service as a director of public companies.

Orlando D. Ashford, 53, has been a director since December 2020. Mr. Ashford is a strategic advisor with Sycamore Partners in New York. Since October 2020, Mr. Ashford has served on the board of directors of Array Technologies, Inc. Based on a press release dated March 14, 2022, Mr. Ashford will become a director of Amerant Bancorp, Inc. effective April 1, 2022. Based on an 8-K filed on November 9, 2021, by ITT, Inc. Mr. Ashford will not stand for re-election as director of ITT, where he has served as a director since December 2011, such that his service on that board will end at ITT’s next AGM, which is expected to be in May 2022. He most recently served as president of Holland America Line, leading the award-winning cruise line’s brand and business, and was previously president of the Talent Business Segment for Mercer, the global consulting firm. Previous to Mercer he served as senior vice president, chief human resources and communications officer of Mercer’s parent company, Marsh & McLennan Companies and also has held several other leadership roles during the course of his career at Coca-Cola Company and Motorola Inc. Mr. Ashford holds a Bachelor of Science degree and Master of Science degree in Organizational Leadership and Industrial Technology from Purdue University.

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Katherine C. Doyle

Director Qualifications:

•    Leadership experience – previous Chief Executive Officer and executive leadership roles within the public and private sectors.

•    Board and corporate governance experience – board and corporate governance experience from service as a director of public companies.

•    Industry knowledge – extensive experience and knowledge in management, operations and the development and marketing of healthcare and consumer products and e-commerce.

Katherine C. Doyle, 54, has been a director of Perrigo since July 2020. From 2016 to 2019, Ms. Doyle served as the Chief Executive Officer of Swanson Health Products, Inc, an e-commerce brand. Prior to that, she served as an independent consultant to direct-to-consumer wellness businesses from 2014 to 2016. Ms. Doyle previously worked at Abbott Laboratories in various executive leadership roles from 2011 to 2014, including President of the Abbott Nutrition Product Division and, before that, Vice President and General Manager of Pediatric Nutrition. Prior to 2011, Ms. Doyle gained more than 20 years of experience at McKinsey & Company, Inc., including 10 years as Principal, working in the consumer-packaged goods, consumer healthcare and retail sectors across Europe, Asia, Latin America and Africa. Since April 2019, Ms. Doyle has served as a director of Ahold Delhaize, a global omnichannel grocery retailer, where she is the Chair of the Health and Sustainability Committee and serves on the Nominating and Governance Committee since April 2021, and previously served on its Audit Committee from April 2020 to April 2021. Previously, she served on the board of Bemis Company, Inc., a former publicly traded global packaging company, from August 2017 to June 2019, where she served on its Audit and Nomination and Governance Committees.

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Adriana Karaboutis

Director Qualifications:

•    Leadership and operating experience – executive leadership roles in the public and non-profit sectors across multiple industries.

•   Board and corporate governance experience – current and prior board and committee experience in the healthcare, retail and cyber security industries.

•    Industry knowledge – extensive experience and knowledge in management, technology, e-commerce and cyber security.

Adriana Karaboutis, 59, has been a director of Perrigo since May 2017. Since August 2017, Ms. Karaboutis has served as Chief Information and Digital Officer of National Grid, a publicly traded utility company. Ms. Karaboutis served as Executive Vice President, Technology, Business Solutions and Corporate Affairs at Biogen Inc., an independent biotechnology company from December 2015 to February 2017, and as Executive Vice President, Technology and Business Solutions from September 2014 to December 2015. Prior to that, Ms. Karaboutis served as Vice President and Global Chief Information Officer of Dell, Inc., a global technology company, from 2011 to September 2014, and as Vice President of IT, Global Operations and Technology from 2010 to 2011. Ms. Karaboutis spent more than 20 years at General Motors Corporation and Ford Motor Company in various leadership positions, including computer-integrated manufacturing, supply chain operations and information technology. Since July 2019, Ms. Karaboutis has served as a director of Aspen Technologies, Inc., a global leader in optimization software, and chair of its nominating and corporate governance committee. Ms. Karaboutis served on the board of directors of Advance Auto Parts, Inc. from 2015 to May 2020 as well as Blue Cross Blue Shield of Massachusetts from February 2016 to December 2017.

Murray S. Kessler

Director Qualifications:

•    Leadership experience – current Chief Executive Officer and previous executive leadership roles within the public sector.

•    Board and corporate governance experience – board and corporate governance experience from service as a director and chairman of public and non-profit companies.

•   Industry knowledge – extensive experience and knowledge in management, operations and the development and marketing of consumer products.

Murray S. Kessler, 62, was appointed President, Chief Executive Officer and Board Member of Perrigo Company plc, effective October 8, 2018. Before joining Perrigo, Mr. Kessler served as the Chairman of the board of directors, President and CEO of Lorillard, Inc. (2010-2015). He served as Vice Chair of Altria, Inc. (2009) and President and CEO of UST, Inc. (2000-2009), a wholly owned subsidiary. Previous to his time at UST, Mr. Kessler had over 18 years of consumer-packaged goods experience with companies including Vlasic Foods International, Campbell Soup and The Clorox Company. In addition to his board service at Lorillard, Mr. Kessler previously served on the board of directors of Reynolds-American, Inc. from 2015 to 2017. Mr. Kessler has served as voluntary President of the United States Equestrian Federation from 2015 to January 2021.

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Jeffrey B. Kindler

Director Qualifications:

•    Leadership experience – current and previous executive leadership roles within the private and public sectors.

•    Board and corporate governance experience – board and corporate governance experience from service as a director of public, private and non-profit companies.

•   Legal experience – extensive legal experience in both the public and private sectors.

Jeffrey B. Kindler, 66, has been a director of Perrigo since February 2017. Mr. Kindler has served as CEO of Centrexion Corporation, a privately held bio therapeutics company that develops pain therapies, since 2013. Prior to this, Mr. Kindler was a Venture Partner at Lux Capital from 2012 until January 2020, Executive Chairman of vTv from July 2015 to November 2019, Chairman and CEO of Pfizer, Vice President of Litigation and Legal Policy at General Electric Company, Executive Vice President and General Counsel at McDonald’s, and President at Partner Brands. In addition, Mr. Kindler has been a director of Terns Pharmaceutical since December 2020, in February 2021 Terns became public company; a director Intrexon, now known as Precigen, since 2011; and PPD since May 2017, in February 2020 PDD became a public company. Mr. Kindler ended his service on the PPD board in December 2021. Mr. Kindler served on the board of Siga Technologies from 2013 until May 2020 and vTv Therapeutics from 2025 until December 2020. Mr. Kindler also serves as an advisor of a number of healthcare companies.

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Erica L. Mann

Director Qualifications:

•    Leadership experience – former executive and previous executive leadership roles within the private and public sectors.

•    Board and corporate governance experience – current and prior board and committee experience in the pharmaceutical and other industries.

•    Industry knowledge – extensive experience and knowledge in management, operations and the development and marketing in the pharmaceutical and self-care industries.

Erica L. Mann, 63, has been a director of Perrigo since April 2019. Ms. Mann is a seasoned pharmaceutical executive. She served as President of Bayer’s Consumer Health Division from March 2011 until March 2018. Prior to this Ms. Mann was the President of Pfizer’s Global Nutrition Division from 2009 until 2011 and with the Wyeth Group from 1994 until 2009, where she held various senior executive positions. Ms. Mann has served as a non-executive director of Kellogg since February 2019; has served as a non-executive director of DSM, a global Nutrition, Health and Sustainable Living company, since May 2019; and has served as a non-executive director of Blackmores Limited, a natural heathy company, since September 2021. She previously served as a non-executive director of SOHO Flordis International from August 2018 until November 2019 and as a director of Bayer AG and Bayer CH from January 2016 until March 2018 and as a director of the World Self Medication Industry Association (Geneva, Switzerland) from 2011 until March 2018 (chair 2014-2016). She has held executive positions in several industry organizations, including the South African Pharmaceutical Manufacturers’ Association, Medicines Australia, and the International Association of Infant Food Manufacturers.

Donal O’Connor

Director Qualifications:

•    Leadership experience – former Senior Partner of Pricewaterhouse Coopers.

•    Board and corporate governance experience – current and prior board and committee experience in the financial, pharmaceutical and other industries.

•    Accounting and financial expertise – qualified chartered accountant currently designated as an“audit committee financial expert” given his skills and attributes acquired through relevant education and work experience.

Donal O’Connor, 71, has been a director of Perrigo since November 2014 and was previously a director of Elan Corporation, plc from May 2008 until Perrigo’s acquisition of Elan in December 2013. He was previously the senior partner of PwC in Ireland from 1995 until 2007. He was also a member of PwC Global board from 2003 to 2008 and was a former chairman of the PwC Eurofirms board. From December 2008 to May 2012, Mr. O’Connor served as a director for Readymix plc, an Irish concrete manufacturer and supplier. From December 2008 to June 2010, Mr. O’Connor served as the government appointed Chairman of Anglo Irish Bank plc. From July 2017 to July 2018, Mr. O’Connor served as a director of Malin Corporation. Since October 2015, Mr. O’Connor has served as a director of Theravance Biopharma, Inc. Mr. O’Connor also holds directorships on a number of private Irish company boards.

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Geoffrey M. Parker

Director Qualifications:

•    Leadership experience – current Chief Operating Officer and Chief Financial Officer as well as a former investment banking executive.

•    Board and corporate governance experience – current board and committee experience in the health science industry.

•    Accounting and financial expertise – designated as an“audit committee financial expert” given his skills and attributes acquired through relevant education and work experience.

Geoffrey M. Parker, 57, has been a director of Perrigo since November 2016. Mr. Parker currently serves as Chief Operating Officer and Chief Financial Officer of Tricida, Inc., a biopharmaceutical company, where he has worked since April 2017. Mr. Parker previously served as Chief Financial Officer of Anacor Pharmaceuticals, a biopharmaceutical company, from September 2010 to May 2015. From 1997 to 2009, Mr. Parker led the West Coast Healthcare Investment Banking practice at Goldman Sachs, where he advised leading companies in the biotechnology, life science tools and medical device industries. Mr. Parker has served as a member of the board of directors of ChemoCentryx since December 2009 and a member of the board of directors of Better Therapeutics since April 2021. Mr. Parker previously served on the board of directors of Genomic Health from June 2016 until November 2019 and of Sunesis Pharmaceuticals from March 2016 until December 2017.

Theodore R. Samuels

Director Qualifications:

•    Leadership experience – former investment management executive and former co-chair of Children’s Hospital Los Angeles.

•    Board and corporate governance experience – past and current board and committee experience in the financial and health science industries.

•    Accounting and financial expertise – extensive accounting and financial skills and attributes acquired through relevant education and work experience.

Theodore R. Samuels, 67, has been a director of Perrigo since January 2017. From 1981 to 2017, Mr. Samuels was an investor at Capital Group, a financial services company, and he served as President of Capital Guardian Trust Company, an affiliated company of Capital Group, from 2010 to 2016. While at Capital Group, he also served on The Capital Group board, audit committee and finance committee, as well as on numerous management and investment committees. Mr. Samuels has been a director of Bristol-Myers Squibb since February 2017; and a director of Centene Corporation since January 2022. Mr. Samuels was a director for Stamps.com from January 2017 until October 2021.

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Accordingly, we are asking shareholders to approve the following resolutions as Ordinary Resolutions of the Company at the AGM:

RESOLVED that the shareholders elect, by separate resolutions, the following individuals as directors, to serve until the 2023 Annual General Meeting:

•	Bradley A. Alford

•	Orlando D. Ashford

•	Katherine C. Doyle

•	Adriana Karaboutis

•	Murray S. Kessler

•	Jeffrey B. Kindler

•	Erica L. Mann

•	Donal O’Connor

•	Geoffrey M. Parker

•	Theodore R. Samuels

The Board of Directors unanimously recommends a vote FOR

each of the director nominees

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Proposal 2 – Ratification, in a Non-Binding Advisory Vote, of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor and Authorization, in a Binding Vote, of the Board of Directors, Acting Through the Audit Committee, to Fix the Remuneration of the Auditor

The firm of Ernst & Young LLP (“EY”) began auditing the consolidated financial statements of Perrigo Company, our predecessor, in fiscal 2009. The Audit Committee has appointed EY to serve as our independent auditor for fiscal year 2022, and the Board of Directors recommends that the shareholders ratify the appointment of EY to audit our consolidated financial statements for our 2022 fiscal year. While under Irish law, EY is deemed to be reappointed without the necessity of a shareholder vote, we are submitting the appointment to our shareholders as a matter of good corporate practice to obtain their views. In addition, the shareholders are being asked to authorize the Board of Directors, acting through the Audit Committee, to determine EY’s remuneration. This authorization is required by Irish law. The affirmative vote of a majority of the votes cast at the AGM is required for this proposal.

We expect representatives of EY to be present at the AGM with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

EY has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in Perrigo or any of its affiliates other than as accountants.

During fiscal years 2020 and 2021, we retained EY to perform auditing and other services for us and paid them the following amounts for these services:

Fiscal Year 2020
Audit Fees	$11,080,306
Audit-Related Fees (2)	$156,850
Tax Compliance	$204,900
Tax Consulting & Advisory	$579,900
All Other Fees	-0-
Total Fees	$12,021,956

Fiscal Year 2021
Audit Fees	$11,100,000
Audit-Related Fees (1), (2)	$1,260,000
Tax Compliance	$480,000
Tax Consulting & Advisory	$1,700,000
All Other Fees	-0-
Total Fees	$14,540,000

(1) Relates primarily to services provided in connection with the Company’s strategic portfolio review.

(2) Includes $7,500 for access to an online research tool

The Audit Committee maintains a policy pursuant to which it reviews and pre-approves audit and permitted non-audit services (including the fees and terms thereof) to be provided by our auditor, except for the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to the completion of our audit. The Chair of the Audit Committee, or any other member or members designated by the Audit Committee, is authorized to pre-approve non-audit services, provided that any pre-approval shall be reported to the full Audit Committee at its next scheduled meeting. All audit and other services performed by our auditor in fiscal year 2020 were approved in accordance with the Audit Committee’s policy.

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Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (the “Company”) ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022, and authorize, in a binding vote, the Board of Directors acting through the Audit Committee to fix the remuneration of the auditor.

The Board of Directors unanimously recommends that shareholders vote

FOR the ratification, in a non-binding advisory vote, of the appointment of Ernst & Young LLP as our Company’s independent auditor for the fiscal year ending December 31, 2022 and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor

Proposal 3 – Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires us to provide our shareholders with an opportunity to cast an advisory vote regarding the compensation of our named executive officers. This is commonly known as a “Say-on-Pay” proposal, as it gives our shareholders the opportunity to communicate to the Talent & Compensation Committee and the Board of Directors their view on our compensation of the named executive officers.

It has been our practice to hold a Say-on-Pay vote annually, and at our 2021 AGM, our shareholders expressed their preference that we continue to do so. For that reason, we are asking our shareholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers disclosed in this proxy statement. As described in detail in the “Compensation Discussion and Analysis”, beginning on page 24, our philosophy in setting executive compensation is to provide a total compensation package that provides the compensation and incentives needed to attract, retain and motivate talented executives who are crucial to our long-term success while aligning our executives’ compensation with our short-term and long-term performance.

Consistent with that philosophy, a significant percentage of the total compensation opportunities for each of our named executive officers is directly related to our stock price performance and to other performance factors that measure progress against operating plans and the creation of shareholder value. Through stock ownership requirements and equity incentives, we also align the interests of our executives with the long-term interests of the Company and our shareholders. For these reasons, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles.

At the 2021 AGM, our shareholders strongly approved the Say-on-Pay proposal, with more than 80% of the votes cast voting in favor of the proposal.

Our pay-for-performance compensation program demonstrated once again in 2021 that it is working as intended.

The Talent & Compensation Committee and Board of Directors believe that the information provided in the

“Compensation Discussion and Analysis” demonstrates that our executive compensation program aligns our

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executives’ compensation with Perrigo’s short-term and long-term performance and provides compensation and incentives needed to attract, motivate and retain key executives that are crucial to Perrigo’s long-term success.

Although this Say-on-Pay advisory vote is non-binding, the Talent & Compensation Committee and the Board will review the results of this vote and take them into account for future determinations concerning our executive compensation program.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2022 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis and the compensation tables and narrative disclosures under the “Executive Compensation” section of this proxy statement.

The Board of Directors unanimously recommends that shareholders vote

FOR the approval, on an advisory basis, of the compensation of the

Company’s named executive officers

Proposal 4 – Amend the Company’s Long-Term Incentive Plan

We are asking our shareholders to approve an amendment of the Perrigo Company plc 2019 Long-Term Incentive Plan (the “2019 LTIP” or “LTIP”), including an increase in the number of shares authorized for issuance under the 2019 LTIP of 4,417,878 shares.

The board of directors of our subsidiary Perrigo Company originally adopted the Perrigo Company 2003 Long-Term Incentive Plan (the “2003 LTIP”) in August 2003 and the Perrigo Company shareholders approved it on October 28, 2003. On December 18, 2013, Perrigo Company became a wholly-owned subsidiary of the Company and the Company assumed sponsorship of the 2013 LTIP.

Since the 2003 LTIP’s initial adoption, Perrigo Company or Perrigo Company plc shareholders, as applicable, also approved:

•	an amendment to the 2003 LTIP on October 28, 2005, increasing the number of shares issuable under the 2003 LTIP by 4,500,000 shares;

•

an amendment and restatement of the 2003 LTIP on November 4, 2008 that, among other things, renamed the LTIP as the 2008 Long-Term Incentive Plan (the “2008 LTIP”) and increased the number of shares authorized for issuance under the 2008 LTIP by 3,100,000 shares; and

•

an amendment and restatement of the 2008 LTIP on November 18, 2013 that, among other things, renamed the LTIP as the 2013 Long-Term Incentive Plan (the “2013 LTIP”) and increased the number of shares authorized for issuance under the 2013 LTIP by 3,100,000 shares.

•

an amendment and restatement of the 2013 Long-Term Incentive Plan on April 26, 2019 that, among other things, renamed the 2013 LTIP as the 2019 LTIP, made certain tax-related changes and increased the number of shares authorized for issuance under the 2019 LTIP by 3,000,000 shares.

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On February 16, our Board of Directors approved an amendment of the 2019 LTIP (the “LTIP Amendment”) based on the recommendation of the Talent & Compensation Committee, subject to the approval of our shareholders, in order to:

•	increase the number of shares authorized for issuance under the 2019 LTIP by 4,417,878 shares;

•	clarify that any dividends with respect to restricted shares granted under the 2019 LTIP shall be payable only to the extent the underlying restricted shares become vested.

We believe that equity-based compensation is a critical part of our compensation program. Shareholder approval of the LTIP Amendment and the associated share increase would enhance our ability to attract and retain talented employees, consultants and directors upon whom, in large measure, Perrigo’s sustained progress, growth and profitability depends. For more information on how the LTIP fits within our existing compensation program and our past and current grant practices, see the “Director Compensation”, “Executive Compensation”, and “Equity Compensation Plan Information” sections of this Proxy Statement. The number of shares requested was determined on the retained advice of our compensation consultants. Using their model, we determined that we could request up to 6.8 million shares with a 5 point margin. However, we did not request the maximum number of shares allowable under their model in an effort to minimize shareholder dilution and maximize shareholder value. Our Average Annual Share Usage (“Run Rate”) was 0.83%, 0.68%, and 0.56% in 2018, 2017, and 2016, respectively. The last time we requested shares was 2019.

If this proposal is not approved by our shareholders, we will not be able to issue awards under the 2019 LTIP after the March 2022 grants and our ability to continue to issue equity-based incentive compensation to our directors, employees, and consultants will be limited to the shares available under the 2019 LTIP, which we believe will be insufficient to remain competitive with our peers or to recruit, motivate and retain our employees, directors, and consultants.

Material Terms of the LTIP

The summary of the LTIP provided below describes the material features of the LTIP; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the LTIP. A copy of the entire LTIP has been filed with this proxy statement and is attached for your review as Annex A.

Effective Date and Duration

The effective date of the LTIP is April 26, 2019. No awards may be granted under the LTIP on a date that is more than ten years after the effective date of the LTIP unless the LTIP is extended by a subsequent vote of our shareholders, but awards theretofore granted may extend beyond that date.

Eligibility

Under the LTIP, the Talent & Compensation Committee may grant share-based incentives to employees, directors and consultants to Perrigo and its affiliates. The LTIP also permits our CEO to grant share-based incentives to employees and consultants to Perrigo and its affiliates; however, our CEO may not grant awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Approximately 1,782 employees, 9 non-employee directors, and 2 consultants will be eligible to participate in the LTIP.

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Shares Available under the LTIP

As of December 31, 2021, there were 2,827,510 shares available for issuance under the LTIP. As of that date, the number of shares underlying outstanding awards under the LTIP was 2,744,905 shares. The number of available shares under the LTIP may change prior to the effective date of the amendment of the LTIP if additional awards are granted or forfeited under the LTIP between December 31, 2021, and the date of our AGM.

If any award under the LTIP expires, is terminated or forfeited, or is settled in cash or exchanged for other awards, on or after the effective date of the LTIP without the issuance of shares, then the shares subject to the award will be added to the shares available for issuance under the LTIP. In addition, any shares which are used as full or partial payment of the purchase price of shares or the tax withholding requirement with respect to any awards shall again be available for awards under the LTIP. If a stock appreciation right is settled in shares, shares that are in excess of the net shares delivered on exercise of such stock appreciation right shall be added back to the number of shares available for future awards under the LTIP.

The number of shares that may be issued with respect to awards under the LTIP to any one participant in a calendar year may not exceed 400,000 shares. The number of shares that may be issued with respect to awards under the LTIP to any one non-employee director in a calendar year may not exceed 25,000 shares.

Plan Administration

The Talent & Compensation Committee administers the LTIP. Subject to the terms of the LTIP, the Talent & Compensation Committee determines award eligibility, timing and the type, amount and terms of the awards. The Talent & Compensation Committee also interprets the LTIP, establishes rules and regulations under the LTIP and makes all other determinations necessary or advisable for the LTIP’s administration. With respect to participants who are not subject to Section 16 of the Exchange Act, our CEO has the authority to determine award eligibility and the timing, type, amount and terms of the awards, subject to the terms of the LTIP.

Types of Awards

Awards under the LTIP may be in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted shares, performance shares, performance units and restricted share units. The terms of each award will be set forth in a written agreement.

Stock Options

A stock option provides the option holder with the right to purchase Perrigo ordinary shares at a future date and at a specified price per share called the exercise price. Options under the LTIP may be either “incentive stock options,” as defined under the tax laws, or nonstatutory stock options; however, only employees may be granted incentive stock options. The per share exercise price may not be less than the fair market value of a Perrigo ordinary share on the date the option is granted. The Talent & Compensation Committee (or our CEO, in the case of an option granted to a participant who is not subject to Section 16 of the Exchange Act) may specify any period of time following the date of grant during which options are exercisable, but the period cannot be longer than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the share underlying the options and a required holding period for shares received upon exercise of the option.

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Upon exercise, the option holder may pay the exercise price in several ways. He or she may pay in cash, in previously acquired shares or, if permitted by terms of his or her award agreement, other consideration having a fair market value equal to the exercise price, or through a combination of the foregoing.

Except for adjustments to effect mergers, reorganizations, consolidations, share splits, share dividends, recapitalizations or similar events, in no event shall the purchase price of an option be decreased after the grant date or surrendered in consideration of a new option grant with a lower exercise price or be cancelled or exchanged for cash without shareholder approval.

Stock Appreciation Rights

A stock appreciation right or “right” allows its holder to receive payment from us equal to the amount by which the fair market value of an ordinary share of Perrigo exceeds the grant price of the right on the exercise date. The grant price may not be less than the fair market value of an ordinary share of Perrigo on the grant date of the right and the term may not be greater than 10 years.

Under the LTIP, the Talent & Compensation Committee may grant rights in conjunction with the grant of stock options or on a stand-alone basis. If the Talent & Compensation Committee grants a right with an option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related stock options. The holder can exercise stand-alone stock appreciation rights during the period determined by the Talent & Compensation Committee (or the CEO, as applicable). Upon the exercise of a stock appreciation right, the holder receives cash, ordinary shares of Perrigo or other property, or a combination thereof, in the Talent & Compensation Committee’s or the CEO’s discretion, as applicable. Except for adjustments to effect mergers, reorganizations, consolidations, share splits, share dividends, recapitalizations or similar events, in no event shall the grant price of a stock appreciation right be decreased after the grant date or surrendered in consideration of a new stock appreciation right grant with a lower grant price or be cancelled in exchange for cash without shareholder approval.

Restricted Shares and Restricted Share Units

Restricted shares refers to ordinary shares of Perrigo subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted shares may not sell or otherwise transfer the shares, but he or she may vote the shares and may be entitled to any dividend or other distributions if determined by the Talent & Compensation Committee or the CEO, as applicable, provided, however, that any such dividend would become payable only if and to the extent such restricted shares become vested. The restricted shares become freely transferable when the restriction period expires.

A restricted share unit award is an award valued by reference to Perrigo ordinary shares that entitles the holder to receive one ordinary share of Perrigo or cash equal to the value of one ordinary share of Perrigo on the date of vesting of the award. Restricted share units are subject to a risk of forfeiture or other restrictions on ownership for a certain period of time.

The Talent & Compensation Committee (or the CEO, as applicable) sets the terms and conditions of restricted share and restricted share unit awards, including the restrictions applicable to such awards. The Talent & Compensation Committee (or the CEO, as applicable) also determines whether the restrictions have been satisfied and the form of payment of restricted stock units, which may be in cash or Perrigo ordinary shares.

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Performance Shares and Performance Units

A performance share is a right to receive ordinary shares of Perrigo or equivalent value in the future, contingent on the achievement of performance goals or other objectives during a specified period. A performance unit represents an award valued by reference to property other than ordinary shares of Perrigo, as designated by the Talent & Compensation Committee (or the CEO, as applicable), contingent on the achievement of performance goals or other objectives during a specified period.

The Talent & Compensation Committee or the CEO, as applicable, sets the terms and conditions of each award, including the performance goals that must be attained and the various percentages of performance unit value to be paid out upon full or partial attainment of those goals. The Talent & Compensation Committee or the CEO, as applicable, also determines whether the goals have been satisfied and the form of payment, which may be in cash, ordinary shares of Perrigo, other property or a combination thereof.

Dividend Equivalents

A dividend equivalent provides a participant with the right to receive an amount equal to the amount of dividends paid on one ordinary share of Perrigo for each share represented by the dividend equivalent award. The Talent & Compensation Committee or the CEO, as applicable, determines whether a participant will receive dividend equivalents in connection with an award. Such dividend equivalents shall be subject to the same terms and conditions as the award to which the dividend equivalents relate and shall be payable only if and to the extent the underlying awards become vested.

Minimum Vesting Requirements

The LTIP allows for the grant of awards subject to time-based vesting or performance-based vesting or both. Awards have a minimum vesting period of one-year, except that this one-year minimum vesting requirement does not apply if the participant’s termination from service occurs due to his or her death, disability, or retirement, upon a change in control, or upon his or her termination without cause or separation for good reason within a specified period following a change in control. The one-year minimum vesting requirement also does not apply to any award granted in substitution for another award that does not reduce the vesting period of the award being substituted.

Termination of Employment

The LTIP provides that upon a participant’s death, disability or retirement, (i) all outstanding awards (other than performance units) immediately vest, (ii) performance units will vest or be forfeited depending on the attainment of performance goals, and (iii) stock options and stock appreciation rights may be exercised by the participant, or by his or her estate, beneficiary or conservator in the case of death or disability, at any time prior to their stated expiration dates.

If the participant’s employment is terminated involuntarily for economic reasons, for example, restructurings, dispositions or layoffs, as determined in the discretion of the Talent & Compensation Committee (or the CEO, as applicable), the participant may exercise any vested options or stock appreciation rights until the earlier of 30 days following the date that is 24 months after the termination date and the expiration date of the options or stock appreciation rights. Unvested options, stock appreciation rights, restricted shares and service-vesting restricted share units that are scheduled to vest during the 24-month period following the termination date will

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continue to vest as if the participant had continued to perform services during the 24-month period. Those not scheduled to vest during the 24-month period are forfeited on the termination date. Unvested performance units for which the performance period is scheduled to end during the 24-month period following the participant’s termination date will vest or be forfeited depending on the attainment of performance goals. Any shares subject to a performance unit for which the performance period is not scheduled to end during such 24-month period shall be forfeited on the participant’s termination date.

If a participant’s termination is for cause, all outstanding awards are forfeited. Except as otherwise provided above, in all other terminations, unvested awards are forfeited on the termination date and the participant may exercise his or her vested options and stock appreciation rights during the three-month period after the termination date, but not later than the expiration date of the option or stock appreciation right. In certain circumstances, the LTIP provides for extended exercisability when a participant dies following termination. The payment of certain awards to officers or other key employees following termination from employment will be delayed by at least six months if earlier payment of the awards would result in the imposition of excise taxes on him or her.

This section describes the default rules applicable to awards. The Talent & Compensation Committee (or the CEO, as applicable) has discretion to establish different terms and conditions relating to the effect of a participant’s termination date on awards under the LTIP.

Change in Control

Regardless of the vesting requirements that otherwise apply to an award under the LTIP, unless the Talent & Compensation Committee (or the CEO, as applicable) determines otherwise in an individual award agreement, if the participant’s termination date occurs by reason of a termination without cause or a separation for good reason on or after a change in control and prior to the two-year anniversary of the change in control, all outstanding awards will vest as of such termination date. In the case of performance units, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.

On a change in control, the Talent & Compensation Committee has the discretion to take any of the following actions with respect to awards granted under the LTIP, without the consent of any participant: (i) require that any outstanding option or stock appreciation right be surrendered for cash or Perrigo shares, (ii) terminate any outstanding option or stock appreciation right after participants have been given an opportunity to exercise such awards, or (iii) convert the award to an award of the surviving corporation.

Generally, a change in control is defined in the LTIP to mean (1) a change in ownership of 50% or more of Perrigo ordinary shares, (2) the consummation of a merger, consolidation or similar transaction following which our shareholders cease to own shares representing more than 50% of the voting power of the surviving entity (or the parent of such entity) or (3) a change in Board composition so that a majority of the Board is comprised of individuals who are neither incumbent members nor their nominees.

Performance-Based Awards Prior to 2018

Prior to January 1, 2018, the Talent & Compensation Committee could designate an award as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards were conditioned on the achievement of one or more performance measures based on one or any combination of

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the following, as selected by the Talent & Compensation Committee: cash flow; cash flow from operations; net income; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; cost control; debt reduction; productivity; delivery performance; safety record; share price; share price appreciation; and total shareholder return of Perrigo or of a division or affiliate of Perrigo that employs the participant.

The maximum annual cash payment that may be made in settlement of a performance-based compensation award to an executive subject to Section 162(m) of the Code is $6,000,000. No awards granted on or after January 1, 2018, will be considered performance-based compensation for purposes of Section 162(m) of the Code.

Adjustments

The number of shares that may be issued under the LTIP and the number of shares subject to outstanding awards may be adjusted in the event of a merger, reorganization, consolidation, share split, share dividend, recapitalization or other similar event affecting the number of outstanding ordinary shares of Perrigo. In that event, the Talent & Compensation Committee also may make appropriate adjustments to any options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or other awards outstanding under the LTIP.

Transferability

The recipient of an award under the LTIP generally may not pledge, assign, sell or otherwise transfer his or her stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, or performance units other than by will or by the laws of descent and distribution. The Talent & Compensation Committee, however, may establish rules and procedures to allow participants in the LTIP to transfer nonstatutory stock options to immediate family members or to certain trusts or partnerships.

Subplans

The LTIP includes three subplans that reflect the requirements of applicable foreign laws with respect to certain types of awards.

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The first subplan is for awards granted to participant who are residents of the state of Israel for Israeli income tax purposes. These participants may be granted awards that are intended to meet the requirements of Section 102 or Section 3(i) of the Israeli Income Tax Ordinance [New Version], 1961 (the “Israeli Tax Ordinance”) as amended by Amendment no. 132 to the Israeli Tax Ordinance.

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The second subplan is for employees and directors who are residents of the Republic of Ireland for tax purposes or who are subject to Irish taxation. These participants may be granted fully vested shares that are subject to restrictions (the shares are “clogged”) that meet the requirements of a clog scheme under Section 128D of the Taxes Consolidation Act 1997 (as amended).

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The third subplan is for granting awards to non-employee directors and to consultants, with the intent that the portion of the LTIP covering employees meet the requirements of an “employee share scheme” under Irish company law.

Plan Amendment and Termination

Generally, the Board may amend or terminate the LTIP at any time without shareholder approval. Without shareholder approval, however, the Board may not: (1) increase the number of Perrigo ordinary shares available for issuance under the LTIP (other than as described in “Adjustments” above); (2) change the employees or the class of employees eligible to participate in the LTIP; (3) change the minimum exercise price for any option or stock appreciation right below the grant date fair market value of the award; or (4) materially change the terms of the LTIP. In addition, if any action that the Board proposes to take will have a materially adverse effect on the rights of any participant or beneficiary under an outstanding award, then the affected participant or beneficiary must consent to the action.

Amendment of Awards

The Talent & Compensation Committee or the CEO may amend the terms of any award previously granted, provided that (i) no such amendment will impair the rights of any participant without his or her consent, and (ii) the CEO may only amend the terms of awards granted to participants who are not subject to Section 16 of the Exchange Act.

Clawback

The LTIP includes a claw-back provision that allows Perrigo to recover equity-based compensation paid to an executive under the LTIP (and associated gains) if Perrigo’s financial results are later restated due to the individual’s misconduct, including, without limitation, fraud or knowing illegal conduct. In addition, any Perrigo shares acquired under the LTIP (including shares acquired through the exercise of options and/or stock appreciation rights), and any gains or profits on the sale of such shares, will be subject to any clawback or recoupment policy adopted by Perrigo, as in effect from time to time.

Deferral of Awards

At the discretion of the Talent & Compensation Committee (or the CEO, in the case of a participant who is not subject to Section 16 of the Exchange Act), a participant may elect to defer the payment or settlement of awards upon such terms and conditions as the Talent & Compensation Committee (or the CEO) may prescribe.

Tax Consequences

The holder of an award granted under the LTIP may be affected by certain U.S. federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Exchange Act. The following discussion of U.S. federal income tax consequences is based on U.S. federal income tax laws in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax consequences that apply to participants in the LTIP. This summary is not intended to be exhaustive and does not constitute legal or tax advice. This summary does not address municipal, state or foreign income tax consequences of awards, or employment taxes.

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Incentive Stock Options. There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The “spread” between the exercise price and the fair market value of Perrigo ordinary shares on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the share’s appreciation until he or she sells the shares.

Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the option grant date and has held the shares for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a nonstatutory stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income

Nonstatutory Stock Options. There are no federal income tax consequences to us or to the recipient of a nonstatutory stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of Perrigo ordinary shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. Perrigo receives an income tax deduction upon the exercise of a nonstatutory stock option in an amount equal to the spread.

Stock Appreciation Rights. There are no tax consequences associated with the grant of stock appreciation rights. Upon exercise, the holder of stock appreciation rights recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. Perrigo receives a corresponding deduction in the same amount that the holder recognizes as income.

Restricted Shares. Unless the holder makes an election to accelerate the recognition of income to the grant date (as described below), the holder of restricted shares does not recognize any taxable income on the shares while they are restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation) equals the fair market value of the shares (less the amount paid for the shares, if any). If within 30 days of receiving a restricted share award the holder files with the Internal Revenue Service an election under Section 83(b) of the Code, the holder will recognize ordinary income equal to the fair market value of the shares on the grant date (less the amount paid for the shares, if any) and any future appreciation will be taxed at capital gain rates. Generally, at the time the holder recognizes taxable income with respect to restricted shares, Perrigo will receive a deduction in the same amount.

Performance Shares, Performance Units and Restricted Share Units. There are no tax consequences associated with the grant of performance shares, performance units or restricted share units. The holder recognizes ordinary income (treated as compensation) upon a payment on the performance shares,

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performance units or restricted share unit awards in amount equal to the payment received, and Perrigo receives a corresponding tax deduction.

Section 280G. Under certain circumstances, the accelerated vesting of an award in connection with a change in control of Perrigo might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent they are considered excess parachute payments, a participant in the LTIP may be subject to a 20% excise tax and Perrigo may be unable to receive a tax deduction.

Section 409A. Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the affected participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The LTIP and awards granted under the LTIP are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Section 162(m). Generally, whenever an award holder recognizes ordinary income under the LTIP, a corresponding deduction is available to Perrigo. However, Section 162(m) of the Code placed a $1 million limit on the amount of compensation that Perrigo can deduct in any one taxable year for certain covered employees. Historically, certain performance-based pay has been excluded from this limit. However, the performance-based compensation exception has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to certain covered employees in excess of $1 million per taxable year will not be deductible unless it qualified for the transition relief applicable to certain arrangements in place as of November 2, 2017. Due to uncertainties in the application and the interpretation of the changes to Section 162(m) of the Code and the transition relief for arrangements in place as of November 2, 2017, there is no assurance that compensation intended to be exempt from the $1 million deduction limit will in fact be exempt.

New Plan Benefits

The Talent & Compensation Committee has not granted any awards under the 2019 LTIP subject to shareholder approval of the LTIP Amendment. Participation and the types of awards under the 2019 LTIP are subject to the discretion of the Talent & Compensation Committee, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the 2019 LTIP, including from any additional shares authorized under the LTIP Amendment, are not currently determinable. As of December 31, 2021, the closing price of a Perrigo ordinary share was $38.90.

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The following table sets forth information on restricted shares, RSUs, PSUs and options granted under the LTIP between January 1, 2021 and December 31, 2021:

Name/Group	Number of RSUs, PSUs and Options Granted(1)
Named Executive Officers
Murray S. Kessler	188,840
James Dillard III	26,804
Raymond P. Silcock	48,733
Svend Andersen	34,114
Todd W. Kingma	34,114
Sharon Kochan	26,804
All current executive officers as a group	398,880
All current non-executive directors as a group	70,624
All employees (excluding current executive officers)	1,264,894

(1) Assumes PSUs granted in 2021 achieve target performance over the performance period. No options were granted.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (the “Company”) approve the amendment to the Perrigo Company plc 2019 Long-Term Incentive Plan (the “LTIP”) including increasing the number of ordinary shares of the Company available for issuance under the LTIP by 4,471,878 shares.

The Board of Directors unanimously recommends that shareholders vote FOR the amendment of the Perrigo Company plc 2019 LTIP Plan including an increase in the number of shares available under the LTIP

Proposal 5 – Renew the Board’s Authority to Issue Shares under Irish Law

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. On May 12, 2021, shareholders granted the Board authority to issue shares, with such authority to expire on November 12, 2022. The proposed resolution seeks to renew the Board’s authority to issue shares.

It is customary practice in Ireland to seek shareholder authority to issue shares with an aggregate nominal value of up to 33% of the aggregate nominal value of the company’s issued share capital and for such authority to be renewed each year.

Consistent with that practice, we are seeking approval to issue up to a maximum of 33% of our issued share capital for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

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Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the U.S. Securities and Exchange Commission, including those rules that limit our ability to issue shares in specified circumstances. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Approval of this resolution would merely place us on par with other NYSE-listed companies.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the directors are generally and unconditionally authorized to exercise all powers to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of €44,398.94 (44,398,939 shares) (being equivalent to approximately 33%of the aggregate nominal value of the issued share capital of the Company as at the last practicable date prior to the issue of the notice of this meeting) and that the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred had not expired.

The Board of Directors unanimously recommends that shareholders vote

FOR the renewal of the Board’s authority to issue shares under Irish law

Proposal 6 – Renew the Board’s Authority to Opt-out of Statutory Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). On May 12, 2021, shareholders granted the Board this authorization, with such authority to expire on November 12, 2022. The proposed resolution seeks to renew the Board’s authority to opt-out of statutory pre-emption rights.

It is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued share capital (with the possibility of issuing an additional 5% of the company’s issued share capital provided the company uses it only in connection with an acquisition or specified capital investment that is announced contemporaneously with the issuance, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue), bringing the total acceptable limit to 10% of the company’s issued share capital.

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It is also customary practice for such authority to be limited to a period of up to 18 months. Consistent with these customary practices, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization requested in Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Approval of this resolution would merely place us on par with other NYSE-listed companies.

Accordingly, we are asking shareholders to approve the following resolution as a Special Resolution of the Company at the AGM:

RESOLVED that, subject to and conditional on the passing of the resolution in respect of Proposal No. 5 as set out above, the directors are empowered pursuant to section 1023 of the Companies Act 2014 to allot and issue equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of €13,454.22 (13,454,224 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 7, 2022) (the latest practicable date before this Proxy Statement) provided that, with respect to 6,727,112 of such shares, (being equivalent to approximately 5% of the issued ordinary share capital as of March 7, 2022), such allotment is to be used for the purposes of an acquisition or a specified capital investment;

and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted

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Proposals to be Voted on

after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

The Board of Directors unanimously recommends that shareholders vote FOR the renewal of the Board’s authority to opt-out of statutory pre-emption rights under Irish law

88

Other Matters

Presentation of Irish Statutory Financial Statements

The Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2021, including the reports of the directors and auditor thereon, will be considered at the AGM. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our AGM. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the AGM. We will mail without charge, upon written request, a copy of the Irish Statutory Financial Statements to beneficial owners of our shares and shareholders of record. Requests should be sent to: Perrigo Company plc, Attention: Todd W. Kingma, Company Secretary, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com. The Company’s Irish Statutory Financial Statements are also available on our website at www.perrigo.com.

89 2022 Proxy Statement

Annual Report on Form 10-K

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statement schedules, is on file with the Securities and Exchange Commission and delivered with this proxy statement. If you would like a copy of the exhibits to the Form 10-K, please contact Todd W. Kingma, Company Secretary, Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com.

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Questions and Answers and Voting Information

Questions and Answers and Voting Information

1.	Who may vote and how many votes do I have?

Shareholders owning Perrigo’s ordinary shares at the close of business on March 7, 2022, the record date, or their proxy holders, may vote their shares at the AGM. On that date, there were 134,542,239 Perrigo ordinary shares outstanding.

Each ordinary share held as of the record date is entitled to one vote on each matter properly brought before the AGM.

2.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record: If your ordinary shares are registered directly in your name with Perrigo’s Transfer Agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.”

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name.” If you are a beneficial shareholder, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote.

3.	How do I vote?

While you should follow the specific voting instructions given by your bank, broker or other nominee; here is a summary of the common voting methods:

If you own ordinary shares as a shareholder of record, you may vote your shares in any of the following ways:

•	mailing your completed and signed proxy card in the enclosed return envelope by following the instructions set forth in the enclosed proxy card;

•	voting over the Internet as instructed on the enclosed proxy card or by telephone by following the recorded instructions or;

•	attending the AGM and voting in person.

If you vote by Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

If you hold your shares in street name, you will need to obtain a legal proxy from your bank, broker or nominee in order for you to vote in person at the AGM and submit the legal proxy along with your ballot at the AGM. In addition, you may request paper copies of the Proxy Statement from your broker, bank or nominee by following the instructions on the Internet Notice of Availability provided by your broker, bank or nominee.

Other than as set out in this Proxy Statement, the Board knows of no other matter to be presented at the AGM. If any other business properly comes before the AGM, such business will be decided on a poll conducted at the AGM.

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Questions and Answers and Voting Information

4.	If I voted by proxy, can I still attend and vote at the AGM?

Yes. Even if you have voted by proxy, you may still attend and vote at the AGM. Please note, however, that if you are a beneficial owner whose shares are held in street name, you are not the shareholder of record. In that event, if you wish to attend and vote at the AGM, you must obtain a proxy issued in your name from that holder of record giving you the right to vote your shares at the AGM.

5.	May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?

Yes, if you own ordinary shares as a shareholder of record, you may change your vote at any time before your proxy is voted at the AGM in one of four ways:

•	timely deliver a valid later-dated proxy by mail by following the instructions set forth in the enclosed proxy card;

•	timely deliver written notice that you have revoked your proxy to the Company Secretary at the following address:

Perrigo Company plc,

Sharp Building,

Hogan Place,

Dublin 2, D02 TY74, Ireland

Attn: Company Secretary

•	timely submit revised voting instructions by telephone or over the Internet by following the instructions set forth on the proxy card; or

•	attend the AGM and vote in person. Simply attending the AGM, however, will not revoke your proxy or change your voting instructions; you must vote by ballot at the AGM to change your vote.

If you are a beneficial owner of shares held in street name and you have instructed your bank, broker or other nominee to vote your shares, you may revoke your proxy at any time, before it is exercised, by:

•	following the requirements of your bank, broker or nominee through which your shares are registered; or

•	voting in person at the AGM by obtaining a legal proxy from your bank, broker or nominee and submitting the legal proxy with your ballot.

6.	How does discretionary voting authority apply?

If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Ray Silcock and Todd Kingma to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the AGM. In that event, your proxy will be voted consistent with the Board’s voting recommendations and FOR or AGAINST any other properly raised matters at the discretion of Ray Silcock and Todd Kingma.

7.	What constitutes a quorum?

According to our Memorandum and Articles of Association, one or more persons present at the meeting in person and holding or representing by proxy more than 50% of the total issued shares constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, vote by telephone or Internet, or attend the AGM in person. Abstentions and broker non-votes are counted as “shares present” at the AGM for purposes of determining whether a quorum is present at the meeting.

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Questions and Answers and Voting Information

8.	What are broker non-votes?

A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will not have discretionary authority to vote on any matter at the AGM other than Proposals 2, 5 and 6 and will be considered “broker non-votes” having no effect on the relevant resolution.

9.	What is the required vote?

To pass an ordinary resolution, a simple majority of the votes cast in person or by proxy must be in favor of the resolution, while 75% of the votes cast is required for a special resolution to pass.

Proposals 1-5 are ordinary resolutions requiring a simple majority of votes cast. Proposal 6 is a special resolution requiring 75% of votes cast to pass. Abstentions and broker non-votes will have no impact on the outcome of any proposal.

10.	How do I submit a shareholder proposal or director nomination for the next AGM?

If you want to submit a proposal for inclusion in our proxy statement for the 2023 AGM or nominate an individual for election as a director at the 2023 AGM, you should carefully review the relevant provisions of the Company’s Memorandum and Articles of Association. You must submit your proposal no later than November 24, 2022. Your nomination or proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (the “SEC”) and the Memorandum and Articles of Association of the Company. If you want to submit a nomination or proposal to be raised at the 2023 AGM but not included in the proxy statement, we must receive your written proposal on or after February 5, 2023, but on or before February 25, 2023. If you submit your proposal after the deadline, then SEC rules permit the individuals named in the proxies solicited by Perrigo’s Board of Directors for that meeting to vote on that proposal at their discretion, but they are not required to do so.

To properly bring a proposal (other than the nomination of a director) before an annual general meeting, the advance notice provisions of our Articles of Association require that your notice of the proposal must include in summary: (1) your name and address and the name and address of the beneficial owner of the shares, if any; (2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date) or the business proposed to be brought before the meeting; (4) a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal; (6) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations; and (7) a brief description of the business you propose to be brought before the meeting, the reasons for conducting that business at the meeting, and any material interest that you or any beneficial owner has in that business. You should send any proposal to our Company Secretary at Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

With respect to director nominations, the advance notice provisions of our Articles of Association require that your notice of nomination must include: (1) your name and address and the name and address of the beneficial owner of the shares, if any; (2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be

93  2022 Proxy Statement

Questions and Answers and Voting Information

supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date); (4) a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal; (6) the name, age and home and business addresses of the nominee; (7) the principal occupation or employment of the nominee; (8) the number of Perrigo ordinary shares that the nominee beneficially owns; (9) a statement that the nominee is willing to be nominated and serve as a director; (10) an undertaking to provide any other information required to determine the eligibility of the nominee to serve as an independent director or that could be material to shareholders’ understanding of his or her independence; and (11) any other information regarding you, any beneficial owner or the nominee that would be required under the SEC’s proxy rules and regulations had our Board of Directors nominated the individual. You should send your proposed nomination to our Company Secretary at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

11.	How do I use proxy access to nominate a director candidate for the next AGM?

Any shareholder or group of up to 20 shareholders meeting our continuous ownership requirement of 3% or more of our ordinary shares for at least 3 years who wishes to nominate a candidate or candidates for election in connection with our 2023 AGM and require us to include such nominees in our proxy statement and form of proxy must submit their nomination and request so it is received by us on or after October 25, 2022, but on or before November 24, 2022. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of the Board. Loaned shares recallable on five U.S. business days’ notice count as owned for purposes of meeting the continuous ownership requirement, but each shareholder in the requesting group must have full voting and investment rights as well as economic interest in their shares at the time of nomination, record date and meeting date. Two or more investment funds that are under common management and investment control will count as one shareholder for purposes of determining the size of the group. All proxy access nominations must meet the requirements of the Company’s Memorandum and Articles of Association. You should send your nomination and request to our Company Secretary at Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

12.	What are the Irish Statutory Financial Statements?

The Irish Statutory Financial Statements are the financial statements required to be prepared in accordance with the Irish Companies Act 2014 and cover the results of operations and financial position of the Company for the fiscal year ended December 31, 2021. Our Irish statutory financial statements, including the reports of the auditor and the directors thereon, will be considered at the AGM and we are mailing those accounts to shareholders of record. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and deliver those accounts to shareholders of record in connection with our AGM. However, as shareholder approval of those financial statements is not required, it will not be sought at the AGM. We will mail without charge, upon written request, a copy of the Irish statutory financial statements to beneficial owners and shareholders of record of our shares. Requests should be sent to: Perrigo Company plc, Attention: Company Secretary, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or by email at GeneralMeeting@perrigo.com.

13.	What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should complete and return each proxy card you receive to guarantee that all of your shares are voted.

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Questions and Answers and Voting Information

14.	Who pays to prepare, mail and solicit the proxies?

Perrigo pays all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We do not compensate our directors, officers and employees for mailing proxy materials or soliciting proxies in person, by telephone or otherwise.

15.	Can I access these proxy materials on the Internet?

Yes. Our Proxy Statement, Annual Report on Form 10-K, Irish Statutory Financial Statements and a link to the means to vote by Internet are available at www.proxydocs.com/PRGO.

95  2022 Proxy Statement

EXHIBIT A

EXHIBIT A

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company’s ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company’s prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

We previously had an RX segment which was comprised of our prescription pharmaceuticals business in the U.S. and other pharmaceuticals and diagnostic business in Israel, which have been divested. Following the divestiture, there were no substantial assets or operations left in this segment. The Rx segment was reported as Discontinued Operations in 2021, and as such has been eliminated from continuing operations for all periods presented.

1 2022 Proxy Statement

EXHIBIT A

PERRIGO COMPANY PLC RECONCILIATION OF NON-GAAP MEASURES

Table I

(in millions)

(unaudited)

	Twelve Months Ended December 31, 2021
Consolidated Continuing Operations	Net Sales	Operating Income
Reported	$4,138.7	$410.4
As a % of reported net sales		9.9%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		$213.2
Acquisition and integration-related charges and contingent consideration adjustments		16.3
Restructuring charges and other termination benefits		16.9
Unusual litigation		(365.2)
Separation and reorganization expense		2.1
Impairment charges		173.1
Indirect RX business support costs*		12.2
Actual to plan constant currency adjustments	(34.9)	(7.5)

Adjusted	$4,103.8	$471.5

	Twelve Months Ended December 31, 2021
Consumer Self-Care Americas	Net Sales	Operating Income
Reported	$2,693.1	$206.5
As a % of reported net sales		7.7%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		$51.0
Impairment charges		162.2
Restructuring charges and other termination benefits		8.0
Indirect RX business support costs*		2.7
Acquisition and integration-related charges and contingent consideration adjustments		3.1
Actual to plan constant currency adjustments	(4.3)	(1.8)

Adjusted	$2,688.8	$431.7

* Includes certain costs which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

2

EXHIBIT A

	Twelve Months Ended December 31, 2021
Consumer Self-Care International	Net Sales	Operating Income
Reported	$1,445.6	$36.1
As a % of reported net sales		2.5%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		$162.2
Impairment charges		10.9
Restructuring charges and other termination benefits		6.1
Unusual litigation		(2.9)
Actual to plan constant currency adjustments	(30.5)	(5.7)

Adjusted	$1,415.1	$206.7

3  2022 Proxy Statement

AMENDMENT NO. 1

TO THE

PERRIGO COMPANY PLC

2019 LONG-TERM INCENTIVE PLAN

WHEREAS, Perrigo Company plc (the “Company”) sponsors the Perrigo Company plc 2019 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to reflect an increase in the number of shares that may be issued under the Plan and make certain other clarifying changes.

NOW, THEREFORE, by virtue and in exercise of the amending authority reserved by the Plan sponsor pursuant to Section 15(a) of the Plan, effective as of the dates set forth below, the Plan be, and it hereby is, amended as follows:

1.	Effective as of the date hereof, Section 2(hh) of the Plan (definition of “Restricted Share”) is amended by adding the following sentence to the end thereof:

For the avoidance of doubt, any dividends with respect to Restricted Shares shall be payable only if and to the extent the underlying Restricted Shares become vested.

2.

Effective as of the date hereof and subject to approval of the share increase by the shareholders of Perrigo Company plc, Section 4(b) of the Plan is amended by revising the first sentence thereof to read as follows:

The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(f) of the Plan, is (i) 4,471,878, plus (ii) the number of Shares that remained available for issuance under the Plan as of the date that the share increase was approved by Perrigo’s shareholders (including Shares underlying outstanding awards under the Plan, the 2013 Plan and the Prior Stock Plans that are forfeited, terminated, expire unexercised or are otherwise settled without the delivery of Shares on and after the date that the share increase was approved by Perrigo’s shareholders).

*        *        *

IN WITNESS WHEREOF, Perrigo Company plc has caused this Amendment No. 1 to be executed by its duly authorized officer this 16th day of February, 2022.

PERRIGO COMPANY PLC

By:	/s/ Todd W. Kingma
Title:	Executive Vice President, General Counsel and Secretary

PERRIGO COMPANY PLC

2019 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE AND HISTORY. Perrigo Company, a Michigan corporation, sponsored the Perrigo Company 2008 Long-Term Incentive Plan (the “2008 Plan”) to encourage employees, directors and other persons providing significant services to Perrigo Company and its subsidiaries and/or Affiliates to acquire a proprietary interest in the growth and performance of Perrigo Company, to generate an increased incentive to contribute to its future success and prosperity, thus enhancing the value of Perrigo Company for the benefit of share owners, and to enhance the ability of Perrigo Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of Perrigo Company depends. Perrigo Company amended and restated the 2008 Plan and renamed the 2008 Plan the Perrigo Company 2013 Long-Term Incentive Plan (the “2013 Plan”) which was approved by the Perrigo Company shareholders on November 18, 2013. Effective December 18, 2013, Perrigo Company became a wholly-owned subsidiary of Perrigo Company plc, a public limited company headquartered in Ireland, and Perrigo Company plc assumed sponsorship of the 2013 Plan. Perrigo Company plc has amended and restated the 2013 Plan, as set forth herein, and has renamed the 2013 Plan the Perrigo Company plc 2019 Long-Term Incentive Plan (the “2019 Plan” or the “Plan”).

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Performance Share, Performance Unit, Restricted Share Unit, or any other right, interest, or option relating to Shares or other securities of Perrigo granted pursuant to the provisions of the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both Perrigo and the Participant.

(d) “Beneficiary” means the person or persons to whom an Award is transferred by his or her will or by the laws of descent and distribution of the state in which the Participant resided at the time of his or her death.

(e) “Board” means the Board of Directors of Perrigo Company plc.

(f) “Cause” means any of the following events, as determined by the Committee:

(1) The commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws;

(2) A breach of any material duty or obligation imposed upon the Participant by the Company;

(3) Divulging the Company’s confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company is a party;

(4) Engaging or assisting others to engage in business in competition with the Company;

(5) Refusal to follow a lawful order of the Participant’s superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Participant; or

(6) Other conduct by the Participant which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause

(g) “CEO” means the Chief Executive Officer of Perrigo.

(h) A “Change in Control” means the occurrence of any of the following:

(1) Any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions) (other than (A) Perrigo, (B) any employee benefit plan of the Company or any Trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any person who, on the Effective Date of the Plan, is an Affiliate of Perrigo and owning in excess of ten percent (10%) of the outstanding Shares of Perrigo and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and associates, and other than in a merger or consolidation of the type referred to in subsection (h)(2) below, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%) or more of the Shares then outstanding;

(2) The consummation of a merger, consolidation or similar transaction involving Perrigo and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of Perrigo immediately prior to such consummation do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act or comparable successor rules), directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or

(3) The Continuing Directors no longer constitute a majority of the Board.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j) “Committee” means the Remuneration Committee of the Board, which shall consist of not fewer than three directors, taking into consideration for each such director (i) the rules under Section 16(b) of the Exchange Act regarding “non-employee directors,” (ii) to the extent the administration of an Award relates to a Grandfathered Award, the requirements of Section 162(m) of the Code regarding “outside directors,” and (iii) the rules regarding “independent directors” of the securities exchange on which the Shares are listed, or any successor definition to any of the foregoing. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee’s authority has been delegated pursuant to Section 3(a) or Section 3(b) of the Plan.

(k) “Company” means Perrigo Company plc, its subsidiaries and/or Affiliates.

(l) “Continuing Director” means any person who was a member of the Board on the Effective Date of the Plan, and any new director thereafter elected by the shareholders or appointed by the Board, provided such new director’s election or nomination for election by the Perrigo shareholders was approved by a majority of directors who were either directors on the Effective Date or whose election or nomination for election was previously so approved.

(m) “Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code as in effect immediately prior to enactment of P.L. 115-97.

(n) “Disability” means (i) with respect to an Employee, disability as defined under the Company’s long term disability insurance plan under which such Employee is then covered; (ii) with respect to any Participant who is not covered under a Company long-term disability plan, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion.

(o) “Dividend Equivalent” means a credit made to the bookkeeping account maintained by the Committee on behalf of a Participant, in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant, as described in Section 11 hereof.

(p) “Effective Date” has the meaning set forth in Section 17 hereof.

(q) “Employee” means any employee of the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(s) “Fair Market Value” means (i) with respect to a Share, the last reported sale price of a Share on the date of determination, or on the most recent date on which the Share is traded prior to that date, as reported on the securities exchange on which the Shares are listed, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(t) “Grandfathered Award” means an Award granted to a Covered Employee prior to November 2, 2017, which is (i) intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code as in effect immediately prior to enactment of P.L. 115-97 and (ii) not modified in any material respect on or after November 2, 2017, within the meaning of Section 13601(e)(2) of P.L. 115-97, as may be amended from time to time (including any rules and regulations promulgated thereunder).

(u) “Incentive Stock Option” means an Option that, at the time such Option is granted under Section 6 hereof, qualifies as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto. Only Employees may be awarded Incentive Stock Options.

(v) “Involuntary Termination for Economic Reasons” means that the Participant’s Termination Date occurs due to involuntary termination of employment by the Company by reason of a corporate restructuring, a disposition or acquisition of a business or facility, or a downsizing or layoff, as determined by the CEO, in his sole discretion, or by the Committee in the case of a Participant subject to Section 16 of the Exchange Act.

(w) “Nonstatutory Stock Option” means an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

(x) “Option” means an Award of an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Original Effective Date” means October 28, 2003.

(z) “Participant” means an Employee who has been granted an Award under the Plan.

(aa) “Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

(bb) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which the performance goals specified by the Committee with respect to such Award are to be measured.

(cc) “Performance Share” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(dd) “Performance Unit” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ee) “Perrigo” means Perrigo Company plc and any successor thereto.

(ff) “Person” means any individual, corporation, partnership, association, joint-stock company, Company, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

(gg) “Prior Stock Plans” means (i) the Perrigo Company Employee Stock Option Plan, (ii) the Perrigo Company Non-Qualified Stock Option Plan for Directors, (iii) the Perrigo Company Restricted Stock Plan for Directors, and (iv) the Perrigo Company Restricted Stock Plan for Directors II.

(hh) “Restricted Share” means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ii) “Restricted Share Award” means an award of Restricted Shares under Section 8 hereof.

(jj) “Restricted Share Unit” or “RSU” means restricted share units which entitle the Participant to receive Shares or the value thereof which is determined in whole or in part, or is otherwise based, on Shares pursuant to Section 10 hereof.

(kk) “Retirement” means a Participant’s Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with ten or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company as an Employee or an anniversary of such date.

(ll) “Shares” means ordinary shares, nominal value €0.001 per share, of Perrigo and such other securities of Perrigo as the Committee may from time to time determine.

(mm) “Short-Term Deferral Period” means, with respect to an amount payable pursuant to an Award, the period ending no later than the 15th day of the third month following the later of (i) the end of the Participant’s taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (ii) the end of Perrigo’s fiscal year in which the amount is no longer subject to a substantial risk of forfeiture. A Participant shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.

(nn) “Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(oo) “Ten Percent Shareholder” means a person who owns (after taking into account the attribution rules of Section 424(b) of the Code or any successor provision thereto) more than 10% of the combined voting power of all classes of shares beneficial interest of the Company.

(pp) “Termination Date” means the date that a Participant ceases to be an Employee and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have a Termination Date if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

SECTION 3. ADMINISTRATION.

(a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may be granted; (ii) determine the type or types of Awards to be granted to Participants; (iii) determine the number of Shares to be covered by each Award granted hereunder and the term of each such Award; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including approval of any form of Award Agreement), which terms and conditions may provide for the forfeiture of Awards, the repayment of cash or Shares or other amounts received with respect to an Award and/or the repayment of any gains or profits on a Participant’s sale of Shares acquired under an Award under specified circumstances; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended; (viii)interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ix) establish, amend and rescind rules and regulations relating to the Plan, (x) establish, amend and rescind rules and regulations relating to the Plan (including the adoption of any sub-plan under the Plan) for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign laws; (xi) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, and shareholder, and any Employee of the Company. Perrigo has adopted sub-plans governing awards taxable in the State of Israel and the Republic of Ireland, which sub-plans are attached hereto as Appendix A and Appendix B. Perrigo has also adopted Appendix C as a sub-plan governing Awards to non-employee directors and consultants.

(b) DELEGATION. The CEO has the authority to grant Awards to Participants, other than Participants who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards (including approval of any form of Award Agreement), subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate. Such delegation of authority includes, but is not limited to, the authority to determine (i) the type or types of Awards to be granted, (ii) the number of Shares to be covered by each such Award, (iii) the expiration date of each such Award, (iv) the period during which an Option shall be exercisable which may be determined at or subsequent to grant, (v) the restriction period applicable to Restricted Share Awards and to RSUs, (vi) the performance criteria and performance period applicable to Performance Awards, (vii) the terms and conditions relating to the effect of a Participant’s Termination Date, and (viii) the effect of a Change in Control on such Awards.

(c) AWARD AGREEMENTS

(1) MINIMUM VESTING. No Award granted under the Plan may vest, in whole or in part, prior to the one-year anniversary of the date of grant of the Award. Notwithstanding the foregoing, a Participant’s

Award Agreement may provide for accelerated vesting if the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, upon a Change in Control, or upon the Participant’s termination without “cause” (as defined in the applicable Award Agreement) or separation for “good reason” (as defined in the applicable Award Agreement) within a specified period following a Change in Control. The forgoing one-year minimum vesting period shall not apply to any Award granted in substitution for an Award pursuant to Section 4(f) that does not reduce the vesting period of the Award being substituted.

(2) VESTING DURING DISABILITY. Unless the Committee determines otherwise, the vesting of Awards granted hereunder shall continue during any period of short-term disability. A Participant who is absent from work due to a long-term disability shall continue to vest until the earlier of (i) the six month anniversary of the commencement of the Participant’s long-term disability, or (ii) the Participant’s Termination Date.

(3) PAYMENT FOR AWARDS. Except as otherwise required in any Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(4) ACCEPTANCE OF AWARD. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to Perrigo, and otherwise complied with the then applicable terms and conditions.

SECTION 4. DURATION OF, AND SHARES SUBJECT TO PLAN.

(a) TERM. The Plan shall remain in effect until terminated by the Board, provided, however, that no Award may be granted under the Plan more than 10 years after the Effective Date, but any Award theretofore granted may extend beyond that date.

(b) SHARES SUBJECT TO THE PLAN. The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(f) of the Plan, is (i) 5,400,000, plus (ii) the number of Shares that remained available for issuance under the 2013 Plan as of the Effective Date (including Shares underlying outstanding awards under the 2013 Plan and Prior Stock Plans that are forfeited, terminated, expire unexercised or are otherwise settled without the delivery of Shares on and after the Effective Date). No further awards shall be made under the Prior Stock Plans after the Original Effective Date.

(c) AWARD SHARE LIMITS. No individual Employee may be granted Awards in any one calendar year with respect to more than 400,000 Shares. The maximum amount payable in cash to a Covered Employee for any calendar year with respect to any Award subject to Section 14 shall be $6,000,000.

(d) COMPUTATION OF SHARES. For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the above limits the number of Shares subject to issuance upon the exercise or settlement of Awards as of the dates on which such Awards are granted. The Shares which were previously subject to Awards shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Further, any Shares which are used as full or partial payment to Perrigo by a Participant of the purchase price of Shares or the tax withholding requirement with respect to any Awards granted under the Plan shall again be available for Awards under the Plan. The number of Shares that are forfeited, expire unexercised or are otherwise settled without the delivery of Shares under the Prior Stock Plans on and after the Original Effective Date shall again be available for Awards under this Plan. If a Stock Appreciation Right is settled in Shares, Shares that are in excess of the net Shares delivered on exercise of such Stock Appreciation Right shall be added back to the number of Shares available for future Awards under the Plan.

(e) SOURCE OF SHARES. Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by Perrigo. No fractional shares shall be issued under the Plan. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated. In all cases the Committee shall require that the nominal value of each newly issued Share issued in satisfaction of an Award under the Plan (including any sub-plan) shall be paid up.

(f) CHANGES IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, the Committee shall make equitable adjustments and substitutions with respect to (i) the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, (ii) the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and (iii) the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company). The Committee shall have the sole discretion to determine the manner of such equitable adjustment or substitution, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee shall be eligible to be selected as a Participant. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that (i) such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option, and (ii) such purchase price for an Incentive Stock Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of the Share on the date of grant of the Option.

(b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that (i) no Option shall be exercisable after the expiration of 10 years from the date the Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

(c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

(d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee,

Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

(e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of Perrigo or of any parent or subsidiary corporation of Perrigo) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. An Incentive Stock Option must be exercised within three months following the Participant’s Termination Date, or within 12 months if such termination is by reason of death or Disability. If an Option intended to be an Incentive Stock Option fails to satisfy the requirements of Section 422 of the Code, such Option will automatically convert to a Nonstatutory Stock Option.

(f) REPRICING. Except in connection with a corporate transaction involving Perrigo (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without the approval of Perrigo’s shareholders.

SECTION 7. STOCK APPRECIATION RIGHTS.

(a) GRANT OF AWARDS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. Each Share subject to a Stock Appreciation Right shall have an exercise price of not less than Fair Market Value of a Share on the date of grant of the Stock Appreciation Right. The term of the Stock Appreciation Right shall be fixed by the Committee in its sole discretion, provided that no Stock Appreciation Right shall be exercisable after the expiration of 10 years from the date the Stock Appreciation Right is granted. The Committee, in its sole discretion, shall establish or impose such other terms and conditions with respect to Stock Appreciation Rights as it shall deem appropriate, which need not be the same with respect to each recipient.

(b) OPTIONS. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted, and may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the aggregate purchase price for the Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

SECTION 8. RESTRICTED SHARES.

(a) GRANT OF AWARDS. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient.

(b) REGISTRATION. Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(c) FORFEITURE. Except as set forth in Section 12 or otherwise determined by the Committee at the time of grant, upon a Participant’s Termination Date for any reason during the restriction period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by Perrigo; provided that the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Perrigo, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, except for Restricted Share Awards that are intended to comply with the performance-based compensation requirements of Section 14. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

SECTION 9. PERFORMANCE AWARDS.

(a) GRANT OF AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period, the length of the Performance Period, and the amount of the Award to be distributed shall be determined by the Committee upon the grant of each Performance Award. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine the Participants to whom and the time or times at which such Awards shall be made and all conditions of the Awards. The provisions of Performance Awards need not be the same with respect to each recipient.

(b) PAYMENT OF AWARDS. Following the end of each Performance Period, the Committee shall certify the extent to which the performance criteria and other conditions of the Award are achieved. Except as otherwise provided in the Plan, Performance Awards shall be settled following the Committee’s certification after the end of the relevant Performance Period, but in no event shall settlement occur later than the last day of the Short-Term Deferral Period applicable to the Award. Performance Awards may be paid in cash, Shares, other property or any combination of the foregoing, as determined in the sole discretion of the Committee at the time of payment.

SECTION 10. RESTRICTED SHARE UNIT AWARDS.

(a) GRANT OF AWARDS. Restricted Share Unit (“RSU”) Awards may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. At the time of grant of an RSU Award, the Committee shall determine the number of RSUs subject to the Award, when such RSUs shall vest, any conditions (such as continued employment) that must be met in order for the RSUs to vest at the end of the applicable restriction period, and any purchase price applicable to the Award. The Committee shall establish a bookkeeping account in the Participant’s name that reflects the number and type of RSUs standing to the credit of the Participant.

(b) PAYMENT OF AWARDS. Each RSU that vests entitles the Participant to one Share, cash equal to the Fair Market Value of a Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Except as otherwise provided in the Plan or in an Award Agreement, payment in Shares or cash (as applicable) shall be made upon the vesting of an RSU and in no event later than the last day of the Short-Term Deferral Period; provided, however, that a Change in Control (as defined in Section 2) shall not accelerate the payment date of an RSU that is subject to Section 409A of the Code unless such Change in Control is also a “change in control event” as defined in the regulations under Section 409A of the Code.

SECTION 11. DIVIDEND EQUIVALENTS

If the Committee so determines at the time of grant of an Award, Perrigo shall credit to a bookkeeping account maintained on behalf of such Participant an amount equal to the amount of the dividends the Participant would have received, if such Award held by the Participant on the record date for such dividend payment had been a Share. No interest or other earnings shall accrue on such bookkeeping account. Amounts attributable to such dividend equivalents shall be subject to the same terms and conditions as the Awards to which such dividend equivalents relate. Notwithstanding the foregoing, any dividend equivalents granted in connection with unvested Awards shall be payable only if and to the extent the underlying Awards become vested.

SECTION 12. EFFECT OF TERMINATION DATE

(a) AWARDS, GENERALLY. The Committee shall have the discretion to establish terms and conditions relating to the effect of the Participant’s Termination Date on Awards under the Plan.

(b) OPTIONS, STOCK APPRECIATION RIGHTS, AND RESTRICTED SHARES. Unless otherwise determined by the Committee with respect to an Award of Options, Stock Appreciation Rights or Restricted Shares as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to Options, Stock Appreciation Rights and Restricted Shares on a Participant’s Termination Date.

(1) DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, (i) the restriction period with respect to any Restricted Shares shall lapse, and (ii) the Participant’s outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant’s estate or Beneficiary in the case of death, or conservator of the Participant’s estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

(2) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights. Any Options, Stock Appreciation Rights or Restricted Shares that are not vested at such Termination Date, but are scheduled to vest during the 24-month period following the Termination Date, shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date. Any Options, Stock Appreciation Rights and Restricted Shares that are not scheduled to vest during such 24-month period will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(b)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(b)(2).

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (2), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 30 days after the date which is 24 months after the Participant’s Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.

(3) TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company (i) any Restricted Shares subject to a restriction period shall be forfeited, and (ii) the Participant’s right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

(4) OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(b), the Participant shall have the right to exercise his or her Options and Stock Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (4), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

(c) SERVICE-VESTING RSU AWARDS. Unless determined otherwise by the Committee with respect to a service-based vesting RSU Award, the following provisions shall apply.

(1) DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, a service-based vesting RSU shall immediately vest in full, provided that any such Disability is a disability as defined in Section 409A of the Code and the regulations thereunder. Payment of the Award due to death or Disability shall be made within the Short-Term Deferral Period. Subject to Section 16(f) regarding specified employees, payment of the Award due to Retirement shall be made within the 75-day period following the Participant’s separation from service (as defined in Section 409A); provided, however, that the Participant shall not have the right to designate the year of payment if such period spans two calendar years.

(2) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of an Involuntary Termination for Economic Reasons that constitutes a separation from service (as defined in Section 409A), (x) any Shares subject to a service-based vesting RSU Award that are scheduled to vest during the 24-month period following such Termination Date shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date, and (y) any Shares that are not scheduled to vest during such period shall be forfeited on the Termination Date. Subject to Section 16(f) regarding specified employees, the Participant shall receive payment with respect to such Award when the scheduled vesting date or dates occur. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(c)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(c)(2).

(3) TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company, the portion of any service-based vesting RSU Award that is not vested shall be forfeited at the time of such notice of termination. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

(4) OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(c), the portion of any service-based vesting RSU Award that is not vested at such Termination Date shall be forfeited on the Termination Date.

(d) PERFORMANCE-VESTING RSU AWARDS (“PSUs”). Unless otherwise determined by the Committee with respect to an RSU Award, the following provisions shall apply.

(1) DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, any Shares subject to the PSU Award shall vest or be forfeited depending on the attainment of performance goals. Subject to Section 16(f) regarding specified employees, the Participant shall receive payment with respect to such PSU Award in accordance with Section 9(b).

(2) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of an Involuntary Termination for Economic Reasons that constitutes a separation from service (as defined in Section 409A), (i) any Shares subject to the PSU Award for which the Performance Period is scheduled to end during the 24-month period following such Termination Date shall vest or be forfeited depending on the attainment of performance goals, and (ii) any Shares subject to the PSU Award for which the Performance Period is not scheduled to end during such 24-month period shall be forfeited on the Termination Date. Subject to Section 16(f) regarding specified employees, the Participant shall receive payment with respect to such PSU Award in accordance with Section 9(b). Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(d)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(d)(2).

(3) TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company, the portion of any PSU Award that is not vested shall be forfeited at the time of such notice of termination. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

(4) OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(d), the portion of any PSU Award that is not vested at such Termination Date shall be forfeited on the Termination Date.

SECTION 13. CHANGE IN CONTROL PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, unless otherwise determined by the Committee with respect to an Award as stipulated in the applicable Award Agreement, in the event of a Change in Control:

(a) If the Participant’s Termination Date occurs by reason of a termination without “cause” (as is defined in the applicable Award Agreement) or a separation for “good reason” (as defined in the applicable Award Agreement) on or after a Change in Control and prior to the two year anniversary of the Change in Control, the following shall apply to Awards held by Participants:

(1) Any Options and Stock Appreciation Rights outstanding as of such Termination Date, and which are not then exercisable and vested, shall become fully exercisable and vested.

(2) The restrictions and deferral limitations and other conditions applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable.

(3) All Performance Awards shall be considered to be earned and payable as if target performance had been obtained for the performance period. In addition, any deferral or other restriction applicable to the Performance Awards shall lapse and such Performance Awards shall be settled as soon as practicable after the Participant’s Termination Date.

(4) The restrictions and deferral limitations and other conditions applicable to any service-based vesting RSU Award shall lapse, and such RSU Awards shall become fully vested and shall be settled as soon as practicable after the Participant’s Termination Date.

(b) In addition to the foregoing, the Committee may take any one or more of the following actions with respect to any or all Awards that were granted on or after February 7, 2007, without the consent of any Participant:

(1) The Committee may require that Participants surrender outstanding Options and Stock Appreciation Rights in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the purchase price. Payment shall be made on such terms as the Committee determines.

(2) After giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate.

(3) The Committee may determine that any Awards that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(4) Any such surrender, termination or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

SECTION 14. GRANDFATHERED AWARDS

(a) Notwithstanding any other provision of this Plan, the provisions of this Section 14 shall apply to Grandfathered Awards.

(b) If an Award is subject to this Section 14, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: cash flow; cash flow from operations; net income, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; cost control; debt reduction; productivity; delivery performance; safety record; stock price; stock price appreciation; and total stockholder return, of Perrigo or the Affiliate or division of Perrigo for or within which the Participant is primarily employed. Such performance goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the times period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder as in effect immediately prior to enactment of P.L. 115-97.

(c) Notwithstanding any provision of this Plan other than Section 13, with respect to any Award that is subject to this Section 14, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 14 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) of the Code as in effect immediately prior to enactment of P.L. 115-97.

SECTION 15. AMENDMENT AND TERMINATION.

(a) The Board may amend, alter or discontinue the Plan at any time; provided, however, no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee’s or Participant’s consent; provided, further that, any amendment that would (i) except as is provided in Section 4(f) of the Plan, increase the total number of shares reserved for the purpose of the Plan, (ii) change the employees or class of employees eligible to participate in the Plan, (iii) change the minimum exercise price for any Option or Stock Appreciation Right below the minimum price set forth in Section 6(a) and Section 7 of the Plan, as applicable, or (iv) materially (within the meaning of rules of the securities exchange on which the Shares are then listed) change the terms of the Plan, shall not be effective without the approval of Perrigo’s shareholders.

(b) The Committee may amend the terms of any Award theretofore granted; provided, that no such amendment shall impair the rights of any Participant without his or her consent. In addition, the CEO may amend the terms of any Award theretofore granted to a Participant who is not subject to Section 16 of the Exchange Act; provided, that no such amendment shall impair the rights of any Participant without his or her consent.

(c) Except as provided in Section 14 (regarding Grandfathered Awards), the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of non-Performance Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

SECTION 16. GENERAL PROVISIONS.

(a) TRANSFERS OF AWARDS. Unless otherwise determined by the Committee (or the CEO, as applicable) with respect to an Award other than an Incentive Stock Option, no Award, and no Shares subject to Awards granted under the Plan which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, if so determined by the Committee (or the CEO, as applicable), a Participant may, in the manner established by the Committee (or the CEO), designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Unless otherwise determined by the Committee (or the CEO, as applicable), each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to such rules as the Committee may establish, a Nonstatutory Stock Option may be transferred by a Participant during his or her lifetime to a trust, partnership or other entity established for the benefit of the Participant and his or her immediate family which, for purposes of the Plan, shall mean those persons who, at the time of such transfer, would be entitled to inherit part or all of the estate of the Participant under the laws of intestate succession then in effect in the state in which the Participant resides if the Participant had died on such transfer date without a will.

(b) NO RIGHT TO BE GRANTED AWARDS. No Employee or Participant shall have any claim to be granted any Award under the Plan nor to remain in the employment or service of the Company and there is no obligation for uniformity of treatment of Employees or Participants under the Plan. The Committee may, in its sole discretion, condition eligibility for an Award on the execution of a noncompete or similar-type agreement.

(c) SHARE CERTIFICATES. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) DEFERRAL OF AWARDS. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, any dividends or dividend equivalents shall be payable only if and to the extent the underlying Awards become vested.

(e) DELIVERY AND EXECUTION OF ELECTRONIC DOCUMENTS. To the extent permitted by applicable law, Perrigo may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, but not limited to, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that Perrigo is required to deliver to its shareholders (including, but not limited to, annual reports and proxy statements), and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in the manner prescribed by the Committee.

(f) SECTION 409A SPECIFIED EMPLOYEES AND SEPARATE PAYMENTS. Notwithstanding any other provision of the Plan, if and to the extent any portion of any payment of an Award that is subject to Section 409A is payable upon the Participant’s separation from service (as defined in Section 409A) and the Participant is a specified employee (as defined in Section 409A) as determined by Perrigo in accordance with its procedures, such portion of the payment shall be delayed to the first business day following the six-month anniversary of such separation from service. Each amount payable under an Award that is subject to Section 409A is hereby designated a separate payment for purposes of Section 409A.

(g) WITHHOLDING TAXES. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of any withholding taxes due in respect of an Award or payment hereunder, including withholding from other compensation payable to the Participant by the Company, and shall take all actions as it determines are necessary to satisfy all obligations for the payment of applicable withholding taxes, including, without limitation, any Federal Insurance Contributions Act (“FICA”) taxes due on the vesting of an Award. The Committee shall be authorized to establish procedures for Participants to elect to satisfy such withholding tax obligations by (i) the delivery of, or directing the Company to retain, Shares, or (ii) tendering payment to the Company in the form of a personal check, a bank order, a money order, or such other form of cash payment as may be approved by the Committee. In no event may the number of Shares withheld exceed the number necessary to satisfy the maximum Federal, state and local income and employment tax withholding requirements.

(h) NO IMPACT ON ADOPTION OF OTHER COMPENSATION PROGRAMS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i) GOVERNING LAW. The Plan and Awards granted under the Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Michigan (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder. With respect to Awards granted to Participants who are foreign nationals or who are employed outside the United States, the Plan and any rules and regulations relating to the Plan shall be governed by the applicable Code provisions to the maximum extent possible and otherwise by the laws of the State of Michigan (without reference to principles of conflicts of laws) and, to the extent that applicable foreign law differs from the Code and Michigan law, in accordance with applicable foreign law.

If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(j) FORFEITURE OF AWARDS. If Perrigo, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if a Participant’s incentive or equity-based compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines the Participant either knowingly engaged in or failed to prevent the misconduct, or the Participant’s actions or inactions with respect to the misconduct and restatement constituted gross negligence, the Participant shall (i) be required to reimburse Perrigo for any gain associated with any Option or Stock Appreciation Right exercised during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement (the “12-Month Window”), (ii) be required to reimburse Perrigo the amount of any payment (whether payment is made in cash, Shares or other property, and including any payment with respect to dividends and/or dividend equivalents) relating to any RSUs, PSUs, Restricted Shares and/or Performance Shares earned, accrued or settled during the 12-Month Window, and (iii) all outstanding Awards that have not yet been settled or exercised shall be immediately forfeited. In addition, Shares acquired under the Plan (including Shares acquired through the exercise of Options and/or Stock Appreciation Rights), and any gains or profits on the sale of such Shares, shall be subject to any “clawback” or recoupment policy later adopted by Perrigo.

SECTION 17. EFFECTIVE DATE OF PLAN. This amendment and restatement of the Plan shall be effective on the date that it is approved by Perrigo’s shareholders (the “Effective Date”).

APPENDIX A

2019 LONG-TERM INCENTIVE PLAN

SUB-PLAN GOVERNING AWARDS TAXABLE IN THE STATE OF ISRAEL

1.	GENERAL

1.1.

This Appendix A (the “Appendix”) shall apply only to the grant of Awards to participants who are residents of the state of Israel for Israeli income tax purposes. The provisions specified hereunder shall form an integral part of the Perrigo Company plc 2019 Long-Term Incentive Plan (hereinafter: the “Plan”).

1.2.	This Appendix shall comply with Amendment no. 132 of the Israeli Tax Ordinance, which is effective with respect to Awards granted as of January 1, 2003.

1.3.

This Appendix is to be read as a continuation of the Plan and only modifies grants made to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.4.

The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.5.	Awards granted to non-employee directors and consultants under this Appendix shall also be subject to the “Consultant and NED Sub-Plan” (Appendix C to the Plan).

1.6.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1.	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2.

“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant, or supervised by a Trustee in accordance with the instructions set forth by the ITA.

2.3.	“Award” means a Restricted Share Unit, a Restricted Share, a Performance Share, a Performance Unit, a Stock Appreciation Right, and/or an Option granted to Israeli Participants.

2.4.

“Capital Gain Award” or “CGA” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.5.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.6.

“Employee” means a person who is employed by Perrigo or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

2.7.	“ITA” means the Israeli Tax Authorities.

2.8.	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.9.

“Ordinary Income Award” or “OIA” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.10.	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.

2.11.	“3(i) Award” means any Award granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.12.	“Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.13.	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.14.	“Section 3(i)” means section 3(i) of the Ordinance.

2.15.	“Trustee” means any individual appointed by Perrigo to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.16.	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF AWARDS

3.1.

The persons eligible for participation in the Plan as Participants under this Appendix shall include any Employees and/or Non-Employees; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees may only be granted 3(i) Awards. Each Award Agreement shall state, inter alia, the type of Award granted (whether a CGA, an OIA, Unapproved 102 Award or a 3(i) Award).

3.2.	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

3.3.	The grant of Approved 102 Awards shall be made under this Appendix.

3.4.	Approved 102 Awards may either be classified as CGAs or OIAs.

3.5.

Non Approved 102 Awards may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

3.6.	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below.

3.7.	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Award shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1.

Approved 102 Awards which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Participants, or shall be supervised by the Trustee in accordance with the instructions set forth by the ITA, for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102

Awards may be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

4.2.

Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon the grant or the exercise of Approved 102 Awards prior to the full payment of the Participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any Shares allocated or issued upon the grant and/or exercise of such Approved 102 Awards.

4.3.

With respect to any Approved 102 Awards, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Participant shall not sell or release from trust any Share received upon the grant and/or exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulations or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant only.

4.4.

Upon receipt of Approved 102 Award, the Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Share granted to him thereunder.

4.5.

In order to ensure the full payment of tax by an Israeli Participant the Company, at its own discretion may deposit the Unapproved 102 Award which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Unapproved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, with the Trustee which shall hold such Awards, for the benefit of the Participants for such period of time as determined by the Company.

5.	FAIR MARKET VALUE

Without derogating from Section 2(s) of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, as long as at the date of grant Perrigo’s shares are listed on any established stock exchange or a national market system, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of Perrigo’s shares on the thirty (30) trading days preceding the date of grant.

6.	EXERCISE OF OPTIONS OR SARs

Options or SARs shall be exercised by the Participant in accordance with the provisions of the Plan and section 4 above, and with regard to an Approved 102 Award, in accordance with the requirements of Section 102.

7.	VESTING OF AWARDS

Awards shall vest in accordance with the provisions of the Plan and section 4 above, and with regard to an Approved 102 Award, in accordance with the requirements of Section 102.

8.	SETTLEMENT OF 102 AWARDS

Notwithstanding anything to the contrary in the Plan, the settlement of 102 Awards shall be in Shares only.

9.	PERFORMANCE AWARDS

9.1.	Performance Awards granted to Israeli Participants under this Appendix, shall state specifically within the Award Agreement, the maximum amount of Shares to which the Participant may be entitled, subject to achieving the Maximum performance criteria (the “Maximum Amount”). Following the end of each Performance Period, the Committee shall certify the extent to which the performance criteria and other conditions of the Award are achieved, and the number of Shares which shall be delivered to the Participant accordingly.

9.2.

If the number of Shares delivered to the Participant following the achievement of the performance criteria is greater than the Maximum Amount, then such excess amount of Shares shall be treated as a new Award for all intents and purposes, including for the purpose of Sections 4 and 5 of this Appendix.

10.	[RESERVED]

11.	DIVIDEND EQUIVALENTS

As long as 102 Awards are held or supervised by the Trustee, any Dividend Equivalent distributed to the Participant shall be deposited with the Trustee and shall be subject to the terms and conditions of Section 102.

12.	ASSIGNABILITY AND SALE OF AWARDS

All rights of the Participant over the Awards or the Shares issued thereunder are personal, cannot be transferred, assigned, pledged, mortgaged, or given as collateral and no right with respect to them may be given to any third party whatsoever, other than by will or laws of descent and distribution, unless and until actual payment of all taxes required to be paid upon such transfer, assignment, pledge or mortgage has been made to the tax assessor, and the tax assessor confirmed that all taxes required to be paid upon such transfer, assignment, pledge or mortgage have been paid.

13.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

13.1.

With regards to Approved 102 Awards, the provisions of the Plan and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102, the Tax Assessing Officer’s permit, and other instructions set forth by the ITA from time to time. The said provisions, permit and instructions shall be deemed an integral part of the Plan and of the Appendix and of the Award Agreement.

13.2.

Any provision of Section 102, the said permit, and/or the said instructions which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Award Agreement, shall be considered binding upon the Company and the Participants.

14.	DIVIDEND

Subject to Perrigo’s incorporation documents and the provisions of the Plan and the Award Agreement, with respect to all Restricted Shares and all Shares allocated or issued upon the exercise of Options (but excluding, for avoidance of any doubt, any Restricted Share Units, Performance Shares and unexercised Options) and held by the Participant or by the Trustee as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

15.	TAX CONSEQUENCES

15.1.	Any tax consequences arising from the grant of Awards, vesting of Awards or the exercise of any Option, or the disposal of the Shares covered thereby or from any other event or act (of the

Company, the Trustee and/or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or the Trustee and hold them harmless against and from any and all liability for all such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

15.2.	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Participant until all required payments have been fully made.

15.3.

With respect to Unapproved 102 Awards, if the Participant ceases to be employed by the Company, the Participant shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

16.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

APPENDIX B

2019 LONG-TERM INCENTIVE PLAN

SUB-PLAN GOVERNING AWARDS TAXABLE IN THE REPUBLIC OF IRELAND

1	GENERAL

1.1

This Appendix B establishes a sub-plan (the “Irish Sub-Plan”) to the 2019 Long-Term Incentive Plan (the “Plan”) for purposes of employees and directors who are either resident in the Republic of Ireland for tax purposes or who are subject to Irish taxation in relation to their Awards under the Plan and who are granted Restricted Shares that are intended to meet the requirements of a Clog Scheme under Irish tax law.

1.2	All terms that are not otherwise defined herein shall have the same meaning as set forth in the Plan.

2	TERMS OF IRISH SUB-PLAN

2.1	The following definitions shall be inserted into Section 2:

“Restricted Share Trust” means the trust established by Perrigo;

“Retention Period” in connection with any of a Participant’s Restricted Shares means the period beginning on the date an award of Restricted Shares is made and ending on the 30th day after the fifth anniversary of that date, or such other period (between one year and five years plus 30 days) as the Committee may from time to time determine with respect to an allocation of Restricted Shares provided always that such period shall be set out in the Award Agreement relating to such Restricted Shares;

2.2	The definition of Award Agreement in Section 2 shall be deleted and replaced with the following:

“Award Agreement” means a written agreement, contract or other instrument in such form as may from time to time be settled by the Committee which is entered into by Perrigo and a Participant setting out specific contractual terms restricting the Participant’s ability to deal with or realise value in the Restricted Shares during the designated Retention Period and signed by both Perrigo and the Participant;

2.3	The definition of Restricted Share in Section 2 shall be deleted and replaced with the following:

“Restricted Share” means an Award of Restricted Shares under this Irish Sub-Plan, or (where the context so requires) any other Award under the Plan (including any sub-plan) whereby the Shares subject to that Award to which a Participant becomes entitled at grant, vesting, exercise or settlement (as the case may be) are designated as Restricted Shares for a Retention Period under this Irish Sub-Plan within the meaning of Section 128D(3)(a) of the Irish Taxes Consolidation Act 1997, such shares also being forfeitable shares in accordance with Section 8(c) as amended under this Irish Sub-Plan.

2.4	Section 5 shall be deleted and replaced with the following:

SECTION 5. ELIGIBILITY. Any Employee or director of the Company shall be eligible to be selected as a Participant under the Irish Sub-Plan.

2.5	Section 8 shall be deleted and replaced with the following:

SECTION 8. RESTRICTED SHARES.

(a) GRANT OF AWARDS. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in connection with the vesting, exercise or settlement (as the case may be) of other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient. Restricted Share Awards may be subject to performance criteria in relation to any performance period as the Committee may determine when the Restricted Share Award is granted.

(b) REGISTRATION. Any Restricted Shares issued or awarded hereunder shall be held in the Restricted Share Trust for the duration of the Retention Period and subject to the provisions of the trust deed and Section 128D of the Taxes Consolidation Act 1997.

(c) FORFEITURE. Except as set forth in Section 12 (as amended by the Irish Sub-Plan) or otherwise determined by the Committee at the time of grant, upon a Participant’s Termination Date for any reason during the Retention Period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by Perrigo whereupon as a result of the forfeiture the Participant will cease to have any beneficial interest in the Restricted Shares so forfeited and will not be entitled to receive, directly or indirectly, consideration in money or money’s worth in respect of the forfeited shares in excess if the consideration given by the Participant for the acquisition of the Restricted Shares. If as a result of any forfeiture of Shares under this Section 8(c) the Participant obtains a refund of any taxes paid in respect of the award of Restricted Shares, the Participant shall be obliged to return such refund to Perrigo immediately upon receipt, unless the Committee determines otherwise in its absolute discretion.

(d) PERFORMANCE CRITERIA. The Committee shall specify in the Award Agreement the extent to which forfeiture applies to a Restricted Share Award at the end of the applicable Retention Period as a result of performance criteria not being achieved, or partially being achieved, in relation to the applicable performance period.

2.6	Section 12(b) shall be deleted and replaced with the following:

(b) OPTIONS AND STOCK APPRECIATION RIGHTS. Unless otherwise determined by the Committee with respect to an Award of Options and Stock Appreciation Rights as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to Options and Stock Appreciation Rights on a Participant’s Termination Date.

(1) DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement the Participant’s outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant’s estate or Beneficiary in the case of death, or conservator of the Participant’s estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

(2) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights. Any Options or Stock Appreciation Rights that are not vested at such Termination Date, but are scheduled to vest during the 24-month period following the Termination Date, shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date. Any Options or Stock Appreciation Rights that are not scheduled to vest during such 24-month period will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(b)(2) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(b)(2).

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (2), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 30 days after the date which is 24 months after the Participant’s Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.

(3) TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company the Participant’s right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

(4) OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(b), the Participant shall have the right to exercise his or her Options and Stock Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (4), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

2.7	A new Section 12(e) shall be inserted as follows:

(e) RESTRICTED SHARES. Unless otherwise determined by the Committee with respect to an Award of service-based vesting Restricted Shares as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to service-based vesting Restricted Shares on a Participant’s Termination Date.

(1) DEATH. If the Participant’s Termination Date occurs due to the Participant’s death prior to the end of the Retention Period applicable to his Restricted Shares, the Retention Period with respect to those Restricted Shares shall lapse.

(2) DISABILITY; RETIREMENT. If the Participant’s Termination Date occurs by reason of Disability or Retirement the Participant may continue to hold those Restricted Shares for the remainder of the Retention Period.

(3) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons within 24 months of the end of the Retention Period applicable to his Restricted Shares, the Participant may continue to hold those Restricted Shares for the remainder of the Retention Period. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons more than 24 months before the end of the Retention Period applicable to his Restricted Shares those Restricted Shares will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(e)(3) and in Section 13(a), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(e)(3).

(4) TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company the Participant’s Restricted Shares will be forfeited. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

(5) OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(d), the Participant’s Restricted Shares will be forfeited on the Termination Date unless the Committee determines that the Participant may continue to hold his Restricted Shares for the remainder of the Retention Period applicable to those Restricted Shares.

APPENDIX C

2019 LONG-TERM INCENTIVE PLAN

CONSULTANT AND NON-EMPLOYEE DIRECTOR SUB-PLAN

1	GENERAL

1.1

This Appendix C establishes a sub-plan (the “Consultant and NED Sub-Plan”) to the 2019 Long-Term Incentive Plan (the “Plan”) for awards granted to non-employee directors and consultants. In order to reflect that Awards granted under the Plan are granted under an “employees’ share scheme” as defined under Irish tax law, (a) references to directors and consultants have been removed from the Plan, and (b) this Appendix C establishes a sub-plan for the purpose of granting Awards to Consultants and Non-Employee Directors (as defined below) of Perrigo Company plc and its Affiliates.

1.2	All terms that are not otherwise defined herein shall have the same meaning as set forth in the Plan.

2	Terms of Consultant and NED Sub-Plan

2.1

This Consultant and NED Sub-Plan is hereby established as a sub-plan to the Plan. The provisions of the Plan shall apply in their entirety to awards made under this Consultant and NED Sub-Plan save and except only as set out in Rules 2.2 to 2.6 below.

2.2	Definitions

2.2.1	The following definitions shall be inserted for the purposes of the Consultant and NED Sub-Plan:

“Consultant” means a consultant, adviser or other person retained by the Company to render significant services to the Company.

“Non-Employee Director” means a director of the Company who is not an active employee of the Company.

2.2.2	The following terms as defined in the Plan shall be deleted and replaced with the following for the purposes of the Consultant and NED Sub-Plan:

“Participant” means any person who is a Consultant or Non-Employee Director.

“Retirement” means a Participant’s Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with ten or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company as a Non-Employee Director or Consultant, or an anniversary of such date.

“Termination Date” means the date that a Participant both ceases to be a Non-Employee Director or Consultant and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board.

2.3	Section 3(a) of the Plan is amended by the addition of the following sentence at the end of that clause:

Decisions of the Committee in respect of the Consultant and NED Sub-Plan shall be final, conclusive and binding upon all persons including the Company, any Participant, and shareholder and any Consultant and Non-Employee Director.

2.4	Section 4(c) of the Plan is amended so that the first sentence reads as follows:

No individual Consultant may be granted Awards in any one calendar year with respect to more than 400,000 Shares, and no individual Non-Employee Director may be granted Awards in any one calendar year with respect to more than 25,000 Shares.

2.5	Section 5 of the Plan is amended by replacing it with the following:

SECTION 5. ELIGIBILITY. Any Non-Employee Director or Consultant shall be eligible to be selected as a Participant. Awards may be granted Non-Employee Directors or Consultants of the Company or Affiliates who are foreign nationals or who are resident or taxable on the Award outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

2.6	Section 6(d) of the Plan is amended by the addition of the following sentence at the end of that clause:

Payment of the option price of any Option granted to a Consultant or Non-Employee Director shall be settled only in accordance with a method that is in compliance with applicable Irish company law.

2.7	Section 16(b) of the Plan is amended by deleting the words “Employee or” and “Employees or” from the first sentence.

2.8	Section 16(g) of the Plan is amended by the addition of the following sentence at the end of that clause:

Withholding taxes applicable to any Awards to a Consultant or Non-Employee Director shall be settled only in accordance with a method that is in compliance with applicable Irish company law.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/PRGO
● Cast your vote online
● Have your Proxy Card ready
● Follow the simple instructions to record your vote

PHONE Call 1-866-859-2051
● Use any touch-tone telephone
● Have your Proxy Card ready
● Follow the simple recorded instructions

MAIL
● Mark, sign and date your Proxy Card
● Fold and return your Proxy Card in the postage-paid envelope provided

Perrigo Company plc

Annual Meeting of Shareholders

For Shareholders of record as of March 07, 2022

TIME:         Friday, May 6, 2022 10:00 AM, Irish Time/5:00 AM, Eastern Time

PLACE:     Annual General Meeting to be held at The Westin Dublin, College Green, Westmoreland Street, Dublin 2, Ireland, Guinea and Florin Room - please visit www.proxydocs.com/PRGO for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned, revoking any proxy or voting instructions previously given, appoints Raymond P. Silcock and Todd W. Kingma (the “Named Proxies”), and each of them, as attorneys and proxies with full power of substitution and authorizes them to represent and vote as indicated on the reverse side of this card, with all powers which the undersigned would possess if personally present, all the ordinary shares of Perrigo Company plc held of record by the undersigned on March 7, 2022, at the Annual General Meeting of Shareholders to be held at 10:00 a.m. Irish Time/5:00 a.m. U.S. Eastern Time on May 6, 2022, at The Westin Dublin, College Green, Westmoreland Street, Dublin 2, Ireland, Guinea and Florin Room (with details available at www.proxydocs.com/PRGO) or any adjournment therof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each director nominee named in Proposal 1, and “FOR” Proposals 2 through 6. If you vote by Internet or telephone, please do not send your proxy by mail.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Perrigo Company plc

Annual Meeting of Shareholders

Please make your marks like this:	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR each director nominee named in PROPOSAL 1, and “FOR” on PROPOSALS 2 THROUGH 6

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of directors to hold office until the 2023 Annual General Meeting of Shareholders
		FOR	AGAINST	ABSTAIN
	1.01 Bradley A. Alford	☐	☐	☐	FOR

	1.02 Orlando D. Ashford	☐	☐	☐	FOR

	1.03 Katherine C. Doyle	☐	☐	☐	FOR

	1.04 Adriana Karaboutis	☐	☐	☐	FOR

	1.05 Murray S. Kessler	☐	☐	☐	FOR

	1.06 Jeffrey B. Kindler	☐	☐	☐	FOR

	1.07 Erica L. Mann	☐	☐	☐	FOR

	1.08 Donal O’Connor	☐	☐	☐	FOR

	1.09 Geoffrey M. Parker	☐	☐	☐	FOR

	1.10 Theodore R. Samuels	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor	☐	☐	☐	FOR

3.	Advisory vote on executive compensation	☐	☐	☐	FOR

4.	Amend the Company’s Long-Term Incentive Plan	☐	☐	☐	FOR

5.	Renew the Board’s authority to issue shares under Irish law	☐	☐	☐	FOR

6.	Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	☐	☐	☐	FOR

If you plan to attend the meeting, please follow the instructions in the Proxy Statement at

www.proxydocs.com/PRGO.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date

Signature (if held jointly)	Date